Exhibit 4.3
                                                                     -----------

                                CREDIT AGREEMENT


                                      among


                              QUEST CHEROKEE, LLC,
                                  as Borrower,


           The Financial Institutions Listed on Schedule 1.1-A Hereto,
                                    as Banks,


                                       and


                                  BANK ONE, NA,
                             as Administrative Agent


                                  $200,000,000


                                   dated as of

                                December 22, 2003




                         BANC ONE CAPITAL MARKETS, INC.,
                      as Sole Lead Arranger and Bookrunner

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------


Article I terms defined........................................................1
   Section 1.1   Definitions...................................................1
   Section 1.2   Accounting Terms and Determinations..........................28
   Section 1.3   Petroleum Terms..............................................28
   Section 1.4   Money........................................................28

Article II THE CREDIT.........................................................28
   Section 2.1   Commitments..................................................28
   Section 2.2   Method of Borrowing..........................................32
   Section 2.3   Method of Requesting Letters of Credit.......................33
   Section 2.4   Notes........................................................33
   Section 2.5   Interest Rates; Payments.....................................34
   Section 2.6   Mandatory Prepayments........................................35
   Section 2.7   Voluntary Prepayments........................................35
   Section 2.8   Voluntary Reduction of Commitments...........................35
   Section 2.9   Termination of Commitments; Final Maturity
                 of Revolving Loan............................................36
   Section 2.10  Application of Payments......................................36
   Section 2.11  Commitment Fee...............................................36
   Section 2.12  Agency and other Fees........................................36

Article III GENERAL PROVISIONS......... ......................................36
   Section 3.1   Delivery and Endorsement of Notes............................36
   Section 3.2   General Provisions as to Payments............................37

Article IV BORROWING BASE.....................................................38
   Section 4.1   Reserve Report; Proposed Borrowing Base......................38
   Section 4.2   Scheduled Redeterminations of the Borrowing Base;
                 Procedures and Standards.....................................38
   Section 4.3   Special Redeterminations.....................................39
   Section 4.4   Devon Redeterminations.......................................39
   Section 4.5   Title Review Adjustment......................................40
   Section 4.6   Borrowing Base Deficiency....................................40
   Section 4.7   Initial Borrowing Base.......................................41

Article V COLLATERAL AND GUARANTEES...........................................41
   Section 5.1   Security.....................................................41
   Section 5.2   Guarantees...................................................42

Article VI CONDITIONS PRECEDENT...............................................42
   Section 6.1   Conditions to Initial Borrowing and Participation
                 in Letter of Credit Exposure.................................42
   Section 6.2   Conditions to Each Borrowing and each Letter of Credit.......47
   Section 6.3   Post-Closing Deliveries......................................47
   Section 6.4   Materiality of Conditions....................................47

Article VII REPRESENTATIONS AND WARRANTIES....................................48
   Section 7.1   Corporate Existence and Power................................48
   Section 7.2   Credit Party and Governmental Authorization; Contravention...48

   Section 7.3   Binding Effect...............................................48
   Section 7.4   Financial Information........................................49
   Section 7.5   Litigation...................................................49
   Section 7.6   ERISA........................................................49
   Section 7.7   Taxes and Filing of Tax Returns..............................50
   Section 7.8   Ownership of Properties Generally............................50
   Section 7.9   Mineral Interests............................................50
   Section 7.10  Licenses, Permits, Etc.......................................51
   Section 7.11  Compliance with Law..........................................51
   Section 7.12  Full Disclosure..............................................51
   Section 7.13  Organizational Structure; Nature of Business.................51
   Section 7.14  Environmental Matters........................................52
   Section 7.15  Burdensome Obligations.......................................52
   Section 7.16  Fiscal Year..................................................53
   Section 7.17  No Default...................................................53
   Section 7.18  Government Regulation........................................53
   Section 7.19  Insider......................................................53
   Section 7.20  Gas Balancing Agreements and Advance Payment Contracts.......53
   Section 7.21  Closing Documents............................................53

Article VIII AFFIRMATIVE COVENANTS...........................................53
   Section 8.1   Information..................................................54
   Section 8.2   Business of Credit Parties...................................56
   Section 8.3   Maintenance of Existence.....................................56
   Section 8.4   Title Data...................................................56
   Section 8.5   Right of Inspection..........................................56
   Section 8.6   Maintenance of Insurance.....................................57
   Section 8.7   Payment of Taxes and Claims..................................57
   Section 8.8   Compliance with Laws and Documents...........................57
   Section 8.9   Operation of Properties and Equipment........................57
   Section 8.10  Environmental Law Compliance.................................58
   Section 8.11  ERISA Reporting Requirements.................................58
   Section 8.12  Additional Documents.........................................59
   Section 8.13  Environmental Review.........................................59
   Section 8.14  Maintenance of Hedge Transactions............................59

Article IX NEGATIVE COVENANTS................................................60
   Section 9.1   Incurrence of Debt...........................................60
   Section 9.2   Restricted Payments..........................................60
   Section 9.3   Negative Pledge..............................................61
   Section 9.4   Consolidations and Mergers...................................61
   Section 9.5   Asset Dispositions...........................................61
   Section 9.6   Amendments to Organizational and Other Documents.............62
   Section 9.7   Use of  Proceeds.............................................62
   Section 9.8   Investments..................................................62
   Section 9.9   Transactions with Affiliates.................................63
   Section 9.10  ERISA........................................................63
   Section 9.11  Hedge Transactions...........................................63

   Section 9.12  Fiscal Year..................................................63
   Section 9.13  Change in Business...........................................64
   Section 9.14  Obligations of Unrestricted Subsidiaries.....................64
   Section 9.15  Subordinate Debt.............................................64

Article X FINANCIAL COVENANTS................................................64
   Section 10.1  Current Ratio of Borrower....................................64
   Section 10.2  Consolidated Senior Debt to Consolidated EBITDA..............64
   Section 10.3  Consolidated Total Debt to Consolidated EBITDA...............64
   Section 10.4  Consolidated EBITDA to Consolidated Net Interest Expense.....65

Article XI DEFAULTS...........................................................65
   Section 11.1  Events of Default............................................65

Article XII AGENTS............................................................67
   Section 12.1  Appointment; Nature of Relationship..........................67
   Section 12.2  Powers.......................................................67
   Section 12.3  General Immunity.............................................68
   Section 12.4  No Responsibility for Loans, Recitals, etc...................68
   Section 12.5  Action on Instructions of Banks..............................68
   Section 12.6  Employment of Agents and Counsel.............................68
   Section 12.7  Reliance on Documents; Counsel...............................68
   Section 12.8  Administrative Agent's Reimbursement and Indemnification.....69
   Section 12.9  Notice of Default............................................69
   Section 12.10 Rights as a Bank.............................................69
   Section 12.11 Bank Credit Decision.........................................69
   Section 12.12 Successor Administrative Agent...............................70
   Section 12.13 Delegation to Affiliates.....................................71
   Section 12.14 Execution of Collateral Documents............................71
   Section 12.15 Collateral Releases..........................................71

Article XIII CHANGE IN CIRCUMSTANCES..........................................71
   Section 13.1  Increased Cost and Reduced Return............................71
   Section 13.2  Limitation on Type of Loans..................................73
   Section 13.3  Illegality...................................................73
   Section 13.4  Treatment of Affected Loans..................................73
   Section 13.5  Compensation.................................................74
   Section 13.6  Taxes........................................................74
   Section 13.7  Discretion of Banks as to Manner of Funding..................76

Article XIV MISCELLANEOUS.....................................................76
   Section 14.1  Notices......................................................76
   Section 14.2  No Waivers...................................................77
   Section 14.3  Expenses; Indemnification....................................77
   Section 14.4  Right of Set-off; Adjustments................................78
   Section 14.5  Amendments and Waivers.......................................78
   Section 14.6  Survival.....................................................79
   Section 14.7  Limitation on Interest.......................................79
   Section 14.8  Invalid Provisions...........................................79

   Section 14.9  Waiver of Consumer Credit Laws...............................80
   Section 14.10 Assignments and Participations...............................80
   Section 14.11 TEXAS LAW....................................................83
   Section 14.12 Consent to Jurisdiction Waiver of Immunities.................83
   Section 14.13 Counterparts; Effectiveness..................................84
   Section 14.14 No Third Party Beneficiaries.................................84
   Section 14.15 COMPLETE AGREEMENT...........................................84
   Section 14.16 WAIVER OF JURY TRIAL.........................................84
   Section 14.17 USA PATRIOT ACT NOTIFICATION.................................84
   Section 14.18 Confidentiality..............................................85

                                    EXHIBITS
                                    --------

EXHIBIT A  FORM OF FACILITY GUARANTY
EXHIBIT B  FORM OF PROMISSORY NOTE
EXHIBIT C  FORM OF EQUITYHOLDERS PLEDGE AGREEMENT
EXHIBIT D  FORM OF BORROWER PLEDGE AGREEMENT
EXHIBIT E  FORM OF SUBSIDIARY PLEDGE AGREEMENT
EXHIBIT F  FORM OF REQUEST FOR BORROWING
EXHIBIT G  FORM OF REQUEST FOR LETTER OF CREDIT
EXHIBIT H  FORM OF NOTICE OF CONTINUATION OR CONVERSION
EXHIBIT I  FORM OF CERTIFICATE OF FINANCIAL OFFICER
EXHIBIT J  FORM OF CERTIFICATE OF OWNERSHIP INTERESTS
EXHIBIT K  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT L  FORM OF CERTIFICATE OF EFFECTIVENESS
EXHIBIT M  FORM OF SUBORDINATE NOTE

                                    SCHEDULES
                                    ---------

SCHEDULE 1.1-A  FINANCIAL INSTITUTIONS
SCHEDULE 1.1-B  EXISTING LETTERS OF CREDIT
SCHEDULE 1.1-C  EXISTING HEDGE AGREEMENTS
SCHEDULE 1.1-D  DEVON CONSENT PROPERTIES
SCHEDULE 7.5    LITIGATION
SCHEDULE 7.10   LICENSES, PERMITS, ETC.
SCHEDULE 7.13   JURISDICTIONS, ETC.
SCHEDULE 7.14   ENVIRONMENTAL DISCLOSURE
SCHEDULE 9.1    EXISTING DEBT

                              LIST OF DEFINED TERMS
                              ---------------------

                                                                        Page No.
                                                                        --------
Adjusted Eurodollar Rate.......................................................1
Administrative Agent...........................................................1
Advance Payment................................................................1
Advance Payment Contract.......................................................1
Affected Bank.................................................................72
Affiliate......................................................................2
Agent..........................................................................2
Agents.........................................................................2
Agreement......................................................................2
Annualized Consolidated EBITDA.................................................2
Applicable Environmental Law...................................................2
Applicable Lending Office......................................................3
Applicable Margin..............................................................3
Approved Counterparty..........................................................3
Approved Fund..................................................................3
Approved Petroleum Engineer....................................................3
Assignment and Acceptance Agreement............................................4
Authorized Officer.............................................................4
Availability...................................................................4
Bank...........................................................................4
Bank One.......................................................................4
Banks..........................................................................4
Base Rate......................................................................4
Base Rate Borrowing............................................................4
Base Rate Loan.................................................................4
Bluestem.......................................................................4
BOCM...........................................................................4
Bookrunner.....................................................................4
Borrower.......................................................................4
Borrower Pledge Agreement......................................................4
Borrowing......................................................................4
Borrowing Base.................................................................4
Borrowing Base Deficiency......................................................5
Borrowing Base Increase Certificate............................................5
Borrowing Base Properties......................................................5
Borrowing Date.................................................................5
Certificate of Effectiveness...................................................5
Certificate of Ownership Interests.............................................5
Change of Control..............................................................5
Cherokee Partners..............................................................6
Closing Date...................................................................6
Closing Documents..............................................................6
Closing Transactions...........................................................6
Code...........................................................................7
Collateral Agent...............................................................7
Commitment.....................................................................7
Commitment Fee Percentage......................................................7
Commitment Percentage..........................................................8

Consolidated Current Assets....................................................8
Consolidated Current Liabilities...............................................8
Consolidated EBITDA............................................................8
Consolidated Net Income........................................................9
Consolidated Net Interest Expense..............................................9
Consolidated Senior Debt.......................................................9
Consolidated Subsidiaries......................................................9
Consolidated Subsidiary........................................................9
Consolidated Total Debt........................................................9
Consolidated Total Debt to EBITDA Ratio........................................9
Continuation...................................................................9
Continue.......................................................................9
Continued......................................................................9
Contributed Properties.........................................................9
Contribution Documents.........................................................9
control........................................................................2
controlled by..................................................................2
Conversion....................................................................10
Convert.......................................................................10
Converted.....................................................................10
Credit Parties................................................................10
Credit Party..................................................................10
Current Financials............................................................10
Debt..........................................................................10
Default.......................................................................10
Default Rate..................................................................10
Devon.........................................................................11
Devon Acquisition.............................................................11
Devon Acquisition Agreement...................................................11
Devon Acquisition Agreement Assignment........................................11
Devon Acquisition Documents...................................................11
Devon Consent Properties Acquisition..........................................11
Devon Consent Property Transaction............................................11
Devon Hold Back Assignments...................................................11
Devon Holdback Agreement......................................................11
Devon Properties..............................................................11
Devon Redetermination.........................................................12
Devon Redetermination Date....................................................12
Devon Reserve Report..........................................................12
Distribution..................................................................12
Domestic Business Day.........................................................12
Domestic Lending Office.......................................................12
Environmental Complaint.......................................................12
Equity........................................................................12
Equity Investment.............................................................12
Equity Investment Documents...................................................13
Equity Purchase Agreement.....................................................13
Equityholders Pledge Agreement................................................13
ERISA.........................................................................13
ERISA Affiliate...............................................................13
Eurodollar Borrowing...........................................................4

Eurodollar Business Day.......................................................13
Eurodollar Lending Office.....................................................13
Eurodollar Loans..............................................................13
Eurodollar Rate...............................................................13
Event of Default..............................................................65
Events of Default.........................................................13, 65
Exchange Act..................................................................14
Exhibit.......................................................................14
Existing Credit Agreements....................................................14
Existing Letters of Credit....................................................14
Existing Mortgages............................................................14
Existing Reserve Report.......................................................14
Facility Guaranty.............................................................14
Federal Funds Rate............................................................14
Financial Officer.............................................................14
Fiscal Quarter................................................................15
Fiscal Year...................................................................15
Fund..........................................................................15
GAAP..........................................................................15
Gas Balancing Agreement.......................................................15
Governmental Authority........................................................15
Guarantee.....................................................................15
Hazardous Discharge...........................................................15
Hazardous Substance...........................................................15
Hedge Agreements..............................................................15
Hedge Transaction.............................................................16
Holder........................................................................16
Holders.......................................................................16
Hydrocarbons..................................................................16
Immaterial Title Deficiencies.................................................16
Indirect Restricted Subsidiary............................................16, 27
Initial Borrowing Base........................................................16
Initial Title Required Reserve Value..........................................16
Intercreditor Agreement.......................................................16
Interest Period...............................................................16
Investment....................................................................17
Investor......................................................................17
Investors.....................................................................17
J-W Gas.......................................................................17
Laws..........................................................................17
Lending Office................................................................17
Letter of Credit Exposure.....................................................17
Letter of Credit Fee..........................................................17
Letter of Credit Fronting Fee.................................................18
Letter of Credit Issuer...................................................18, 28
Letters of Credit.............................................................18
Lien..........................................................................18
Loan Papers...................................................................18
March Operating Statement.....................................................55
Margin Regulations............................................................18
Margin Stock..................................................................18

Material Adverse Change.......................................................18
Material Adverse Effect.......................................................18
Material Agreement............................................................18
Material Gas Imbalance........................................................19
Maximum Lawful Rate...........................................................19
measurement period............................................................60
Mineral Interests.............................................................19
Mortgages.....................................................................19
Note..........................................................................19
Notes.........................................................................19
Notice of Continuation or Conversion......................................20, 34
Obligations...................................................................20
Oil & Gas Hedge Transaction...................................................20
Operating Agreement...........................................................20
Outstanding Credit............................................................20
Participant...................................................................20
Participants..................................................................81
PBGC..........................................................................20
Permitted Contributed Property Defects........................................20
Permitted Devon Title Defects.................................................20
Permitted Encumbrances........................................................20
Permitted Investments.........................................................21
Permitted Tax Distributions...................................................22
Person........................................................................22
Plan..........................................................................22
Pledge Agreement..............................................................22
Ponderosa.....................................................................22
Prime Rate....................................................................22
Proved Mineral Interests......................................................22
Proved Nonproducing Mineral Interests.........................................22
Proved Producing Mineral Interests............................................23
Proved Undeveloped Mineral Interests..........................................23
PSI...........................................................................23
Purchasers................................................................23, 81
QES...........................................................................23
QES Management Agreement......................................................23
QES Payments..................................................................23
QRC...........................................................................23
Quarterly Date................................................................23
Quest Group...................................................................23
Quest Oil & Gas...............................................................23
RCRA..........................................................................52
Recognized Value..............................................................23
Redetermination...............................................................23
Redetermination Date..........................................................24
Register..................................................................24, 83
Regulation A..................................................................24
Regulation D..................................................................24
Regulation U..................................................................24
Request for Borrowing.........................................................24
Request for Letter of Credit..................................................24

Required Banks................................................................24
Required Reserve Value........................................................24
Reserve Report................................................................24
Reserve Requirement...........................................................24
Restricted Payment............................................................25
Restricted Subsidiary.........................................................25
Revolving Loan................................................................25
Rolling Period................................................................25
Schedule......................................................................25
Scheduled Redetermination.....................................................25
Section.......................................................................26
Senior Term Agent.............................................................26
Senior Term Credit Agreement..................................................26
Senior Term Credit Documents..................................................26
Senior Term Debt..............................................................26
Senior Term Lender............................................................26
Sole Lead Arranger............................................................26
Special Redetermination.......................................................26
STP Cherokee..................................................................26
Subordinate Debt..............................................................26
Subordinate Debt Documents....................................................26
Subordinate Note..............................................................26
Subordinate Note Purchase Agreement...........................................27
Subsidiary....................................................................27
Subsidiary Pledge Agreement...................................................27
Tax...........................................................................27
Taxes.........................................................................27
Termination Date..............................................................27
TGGS..........................................................................27
Title Approved Properties.....................................................27
Total Commitment..............................................................27
Transferee....................................................................83
Type..........................................................................27
under common control with......................................................2
Unrestricted Subsidiary.......................................................28

                                CREDIT AGREEMENT
                                ----------------

     THIS CREDIT AGREEMENT (this "Agreement") is entered into as of the 22nd day of December, 2003, among QUEST CHEROKEE, LLC, a Delaware limited liability company ("Borrower"), BANK ONE, NA, with its main office in Chicago, Illinois, as Administrative Agent ("Administrative Agent") and the financial institutions listed on Schedule 1.1-A hereto as Banks (individually a "Bank" and collectively "Banks").

                              W I T N E S S E T H:

     WHEREAS, QRC (as hereinafter defined) and Borrower have requested that Banks provide Borrower with a revolving credit facility, and Banks are willing to provide such facility on the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, pursuant to Article XII of this Agreement, Bank One, NA has been appointed Administrative Agent for Banks hereunder; and

     WHEREAS, pursuant to certain separate agreements among Bank One, NA, Banc One Capital Markets, Inc. ("BOCM") and QRC, BOCM has been appointed Sole Lead Arranger and Bookrunner for the credit facility provided herein.

     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Administrative Agent and Banks agree as follows:

                                    Article I
                                  TERMS DEFINED
                                  -------------

     Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

     "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

     "Administrative   Agent"   means  Bank  One,   NA,  in  its   capacity   as
Administrative Agent for Banks hereunder or any permitted successor thereto in such capacity.

     "Advance Payment Contract" means any contract whereby any Credit Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an "Advance Payment") to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Mineral Interests owned by any Credit Party and which Advance Payment is, or is to be, paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard "take or pay" provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

     "Affiliate" means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to any Credit Party, means, any director, executive officer, general partner or manager of such Credit Party and any Person who holds ten percent (10%) or more of the voting stock, partnership interests, membership interests or other ownership interests of such Credit Party. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, membership interests or partnership interests, or by contract or otherwise.

     "Agent" means Administrative Agent, Sole Lead Arranger, Bookrunner or any other agent appointed hereunder from time to time, and "Agents" means Administrative Agent, Sole Lead Arranger, Bookrunner and any other agent appointed hereunder from time to time, collectively.

     "Agreement" means this Credit Agreement as the same may hereafter be modified, amended, supplemented or restated from time to time.

     "Annualized Consolidated EBITDA" means, for purposes of calculating the financial ratios set forth in Section 10.2, Section 10.3 and Section 10.4 for each Rolling Period ending on or prior to November 30, 2004, Borrower's actual Consolidated EBITDA for such Rolling Period multiplied by the factor determined for such Rolling Period in accordance with the table below:


                 Rolling Period Ending          Factor

                 May 31, 2004                    2.4
                 August 31, 2004                 1.5
                 November 30, 2004               1.09


     "Applicable Environmental Law" means any federal, state or local law, common law, ordinance, regulation or policy, as well as order, decree, permit, judgment or injunction issued, promulgated, approved, or entered thereunder, relating to the environment, health and safety, or Hazardous Substances (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under, or about any real property owned, leased or operated at any time by any Credit Party or any real property owned, leased or operated by any other party including, without limitation, soil, groundwater, and indoor and ambient air conditions.

     "Applicable Lending Office" means, for each Bank and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or an affiliate of such Bank) as such Bank may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof as the office by which Loans of such Type are to be made and maintained.

     "Applicable Margin" means, as applicable:

     (a) on any date prior to the repayment in full of the Senior Term Debt and the termination of the Senior Term Credit Agreement, with respect to each Type of Loan, an amount determined by reference to the ratio of Outstanding Credit to the Borrowing Base on such date in accordance with the table below:

     Ratio of Outstanding              Applicable              Applicable
        Credit to                     Margin for              Margin for
       Borrowing Base               Eurodollar Loans        Base Rate Loans

           > .90 to 1                     3.500%                2.250%
           -

      > .75 to 1 and < .90 to 1           3.250%                2.000%
      -

      > .50 to 1 and < .75 to 1          3.000%                 1.750%
      -

           < .50 to 1                    2.750%                 1.500%


     (b) on any date after the repayment in full of the Senior Term Debt and the termination of the Senior Term Credit Agreement, with respect to each Type of Loan, an amount determined by reference to the ratio of Outstanding Credit to the Borrowing Base on such date in accordance with the table below:


     Ratio of Outstanding              Applicable              Applicable
        Credit to                     Margin for              Margin for
       Borrowing Base               Eurodollar Loans        Base Rate Loans

           > .90 to 1                     2.500%                1.250%
           -

      > .75 to 1 and < .90 to 1           2.250%                1.000%
      -

      > .50 to 1 and < .75 to 1           2.000%                0.750%
      -

           < .50 to 1                     1.750%                0.500%


     "Approved Counterparty" means, at any time and from time to time, (i) any Person engaged in the business of writing hedges for commodity, interest rate or currency risk that is acceptable to Administrative Agent and has, at the time Borrower enters into a Hedge Agreement with such Person, a credit rating of BBB or better from Standard & Poor's Corporation, and (ii) Administrative Agent, any Bank, or any Affiliate of Administrative Agent or any Bank.

     "Approved Fund" means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank, or (c) an entity that administers or manages a Bank.

     "Approved  Petroleum  Engineer"  means any  reputable  firm of  independent
petroleum   engineers   as  shall  be  selected  by  Borrower  and  approved  by
Administrative Agent, such approval not to be unreasonably withheld.

     "Assignment  and  Acceptance  Agreement" has the meaning given such term in
Section 14.10(c)(i).

     "Authorized Officer" means, as to any Person, its Chief Executive Officer, its President, its Chief Financial Officer, its Chief Accounting Officer, any of its Directors, any of its Managers (in the case of a limited liability company), any of its Vice Presidents, its Treasurer or its corporate Secretary.

     "Availability" means, as of any date, the remainder of (a) the Borrowing Base in effect on such date, minus (b) the Outstanding Credit on such date.

     "Bank" means any financial institution reflected on Schedule 1.1-A hereto as having a Commitment and its successors and permitted assignees, and "Banks" means all Banks.

     "Bank One" means Bank One, NA, a national banking association, with its main office in Chicago, Illinois, in its capacity as a Bank.

     "Base Rate"  means,  for any day, the rate per annum equal to the higher of
(a) the Federal  Funds Rate for such day plus  one-half of one percent (.5%) and
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective automatically and without notice to Borrower or any Bank on the effective date of such change in the Prime Rate or Federal Funds Rate.

     "Base Rate Loan" means the portion of the principal of the Revolving Loan bearing interest with reference to the Base Rate.

     "Bluestem" means Bluestem Pipeline, LLC, a Delaware limited liability company, which is a wholly owned Subsidiary of Borrower.

     "BOCM" means Banc One Capital Markets, Inc.

     "Bookrunner" means BOCM, in its capacity as sole bookrunner for the credit facility hereunder or any successor thereto.

     "Borrower" means Quest Cherokee, LLC, a Delaware limited liability company.

     "Borrower Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit D attached hereto (with applicable conforming changes) to be executed by Borrower pursuant to which Borrower shall pledge to Collateral Agent, for the ratable benefit of Banks and Senior Term Lenders, all of the issued and outstanding Equity owned by Borrower of each Subsidiary of Borrower described therein to secure the Obligations.

     "Borrowing" means any disbursement to Borrower under, or to satisfy the obligations of any Credit Party under, any of the Loan Papers. Any Borrowing which will constitute a part of the Base Rate Loan is referred to herein as a "Base Rate Borrowing," and any Borrowing which will constitute a Eurodollar Loan, is referred to herein as a "Eurodollar Borrowing."

      "Borrowing Base" has the meaning set forth in Section 4.1 hereof.

     "Borrowing Base Deficiency" means, as of any date, the amount, if any, by which the Outstanding Credit on such date exceeds the Borrowing Base in effect on such date; provided, that, for purposes of determining the existence and amount of any Borrowing Base Deficiency, Letter of Credit Exposure will not be deemed to be outstanding to the extent it is secured by cash in the manner contemplated by Section 2.1(b).

     "Borrowing Base Increase Certificate" means a certificate of an Authorized Officer of Borrower, in form and substance acceptable to Administrative Agent and each Bank, notifying Administrative Agent and each Bank that Borrower requests an increase in the Borrowing Base pursuant to Section 4.4(b) hereof in connection with a Devon Consent Property Transaction, and which shall, among other things, certify as to (i) the description of the Devon Consent Properties that are the subject of such Devon Consent Property Transaction, (ii) the aggregate value of the Devon Consent Properties that are the subject of such Devon Consent Property Transaction, utilizing the allocated values for each such applicable Devon Consent Property set forth on Schedule 1.1-D attached hereto,
(iii) the aggregate amount of increases to the Borrowing Base previously made pursuant to Section 4.4(b) hereof, and (iv) the effective date of such Devon Consent Property Transaction, which date must be at least three (3) Domestic Business Days after receipt by Administrative Agent and each Bank of such Borrowing Base Increase Certificate.

     "Borrowing Base Properties" means all Mineral Interests evaluated by Banks for purposes of establishing the Borrowing Base. The Borrowing Base Properties on the Closing Date are described in the legal descriptions of Mineral Interests attached to the Certificate of Ownership Interests, and constitute all of the Contributed Properties, the Devon Properties and the other Mineral Interests described in the Existing Reserve Report and the Devon Reserve Report.

     "Borrowing Date" means the Eurodollar Business Day or the Domestic Business Day, as the case may be, upon which the proceeds of any Borrowing are made available to Borrower or to satisfy any obligation of any Credit Party.

     "Certificate of Effectiveness" means a Certificate of Effectiveness in the form of Exhibit L attached hereto to be executed by Borrower and Administrative Agent upon the satisfaction of each of the conditions precedent contained in
Section 6.1 hereof.

     "Certificate of Ownership Interests" means a Certificate of Ownership Interests in the form of Exhibit J attached hereto to be executed and delivered by an Authorized Officer of Borrower pursuant to Section 6.1(a)(xv) hereof.

     "Change of Control" means the occurrence of any of the following, whether voluntary or involuntary, including by operation of law: (a) any Credit Party (other than Borrower) shall cease to be a wholly-owned Subsidiary of Borrower,
(b) for the period from the Closing Date until December 22, 2006, Cherokee Partners shall cease, for any reason, to own one-hundred percent (100%) of the Class A membership interests in Borrower, (c) the Quest Group shall cease, for any reason, to own one-hundred percent (100%) of the issued and outstanding membership or other Equity interests (other than the Class A membership interests described in clause (b) above) in Borrower, or (d) Jerry Cash shall cease for any reason to be an executive officer of Borrower; provided, that, with respect to this clause (d), it shall not be a "Change of Control" hereunder if Borrower appoints a successor reasonably acceptable to Administrative Agent within sixty (60) days thereafter.

     "Cherokee Partners" means Cherokee Energy Partners LLC, a Delaware limited liability company, and a wholly owned subsidiary of ArcLight Energy Partners Fund I, L.P.

     "Closing Date" means the date upon which all of the conditions precedent set forth in Section 6.1 have been satisfied, and Borrower and Administrative Agent have executed and delivered the Certificate of Effectiveness; provided, that, in no event shall such date be later than December 31, 2003.

     "Closing Documents" means the Devon Acquisition Documents, the Senior Term Credit Documents, the Equity Investment Documents, the Subordinate Debt Documents, the Contribution Documents, the QES Management Agreement and all other material documents, instruments and agreements executed or delivered by any Credit Party in connection with, or otherwise pertaining to, the Closing Transactions.

     "Closing Transactions" means the transactions to occur on the Closing Date, including, without limitation: (a) the completion of the Devon Acquisition pursuant to the terms of the Devon Acquisition Documents, (b) the consummation and closing of the conveyance and contribution by QRC and certain other members of the Quest Group to Borrower of the Contributed Properties pursuant to the terms of the Contribution Documents, (c) the completion of the Equity Investment pursuant to the terms of the Equity Investment Documents, (d) the execution and delivery of the Subordinate Debt Documents, and the closing and consummation of the transactions contemplated thereby pursuant to the terms thereof, and the receipt by Borrower of not less than $51,000,000, net of commitment fees and expenses deducted from the proceeds of the issuance of the Subordinate Note, and the application of such proceeds to finance in part the Devon Acquisition and the costs and expenses associated therewith and with the Subordinate Debt, (e) the execution and delivery of the Senior Term Credit Documents, and the closing and consummation of the transactions contemplated thereby pursuant to the terms thereof, and the receipt by Borrower of not less than $35,000,000 from the issuance of the senior term "Notes" under and as defined in the Senior Term Credit Agreement, and the application of such proceeds to finance in part the Devon Acquisition and the costs and expenses associated therewith and with the Senior Term Debt, (f) the assignment to, and assumption by, Borrower of all Hedge Agreements entered into by Devon and members of the Quest Group with Bank One (or its affiliates) prior to the date hereof, pursuant to that certain Assignment Agreement, dated of even date herewith, by and among Devon, as Assignor thereunder, Borrower, as Assignee thereunder, and Bank One, as Remaining Party thereunder, (g) the repayment in full by Borrower of all obligations, Debt and liabilities accrued and outstanding under the Existing Credit Agreements as of the Closing Date, including, without limitation, (i) the entire outstanding principal balance of the loans and advances made thereunder,
(ii) all accrued but unpaid interest, and (iii) all accrued but unpaid commitment and other fees, (h) the cancellation of all letters of credit, if any, outstanding under the Existing Credit Agreements, (i) the termination (or assignment and assumption of the Hedge Agreements listed and described on Part A of Schedule 1.1-C hereof, pursuant to an agreement in form and substance satisfactory to Bank One), of all Hedge Agreements entered into by QRC pursuant to the terms of the Existing Credit

Agreements, (j) the termination and release of the Existing Mortgages and all other Liens securing the obligations, Debt and liabilities of any Credit Party under the Existing Credit Agreements (including, without limitation, the delivery of UCC-3 releases with respect to all uniform commercial code filings made under or pursuant to the Existing Credit Agreements), and the delivery to QRC of all original certificates and stock powers pledged and delivered by QRC and the other members of the Quest Group pursuant to the terms of the Existing Credit Agreements as security for QRC's obligations thereunder, (k) the release of all Guarantees of the obligations, Debt and liabilities of any Credit Party under the Existing Credit Agreements, (l) the termination of the Existing Credit Agreements, and the delivery to QRC of each original promissory note issued under the Existing Credit Agreements marked "Terminated and Paid in Full," (m) the termination, or assignment and assumption (pursuant to an agreement in form and substance satisfactory to Bank One), of the Hedge Agreements listed and described on Part B of Schedule 1.1-C, (n) the cancellation (or replacement with Letters of Credit issued hereunder) of the letters of credit listed and described on Part A of Schedule 1.1-B, which letters of credit secure the Hedge Agreements described in clause (m) preceding, and (o) the payment of all fees and expenses of Administrative Agent in connection with the credit facilities provided herein.

     "Code" means the Internal Revenue Code of 1986, as amended.

      "Collateral Agent" means Bank One, NA, a national banking association, with its main office in Chicago, Illinois, in its capacity as collateral agent under the Intercreditor Agreement, and any successor collateral agent appointed pursuant to the terms of such Intercreditor Agreement.

     "Commitment" means, with respect to any Bank, the commitment of such Bank to lend its Commitment Percentage of the Total Commitment to Borrower pursuant to Section 2.1 hereof, as such Commitment may be terminated or reduced from time to time in accordance with the provisions hereof. On the Closing Date, the amount of each Bank's Commitment is the amount set forth opposite such Bank's name on Schedule 1.1-A hereto; provided, that after giving effect to any Assignment and Acceptance Agreement, the Commitment of each Bank shall be the amount set forth in the Register maintained by Administrative Agent pursuant to
Section 14.10(c)(iv) hereof.

     "Commitment Fee Percentage" means, as applicable:

     (a) on any date prior to the repayment in full of the Senior Term Debt and the termination of the Senior Term Credit Agreement, the percentage determined by reference to the ratio of Outstanding Credit to the Borrowing Base on such date in accordance with the table below:

             Ratio of Outstanding Credit to         Commitment Fee
                    Borrowing Base                    Percentage

                       > .90 to 1                       0.500%
                       -

               > .75 to 1 and < .90 to 1                0.500%
               -

               > .50 to 1 and < .75 to 1                0.500%
               -

                       < .50 to 1                       0.500%

     (b) on any date after the repayment in full of the Senior Term Debt and the termination of the Senior Term Credit Agreement, the percentage determined by reference to the ratio of Outstanding Credit to the Borrowing Base on such date in accordance with the table below:

             Ratio of Outstanding Credit to         Commitment Fee
                    Borrowing Base                    Percentage

                       > .90 to 1                       0.500%
                       -

               > .75 to 1 and < .90 to 1                0.500%
               -

               > .50 to 1 and < .75 to 1                0.500%
               -

                       < .50 to 1                       0.375%


     "Commitment Percentage" means, with respect to each Bank, the Commitment Percentage for such Bank set forth on Schedule 1.1-A hereto; provided, that after giving effect to any Assignment and Acceptance Agreement, the Commitment Percentage of each Bank shall be the amount set forth in the Register maintained by Administrative Agent pursuant to Section 14.10(c)(iv) hereof.

     "Consolidated Current Assets" means, for any Person at any time, the current assets of such Person and its Consolidated Subsidiaries at such time, plus, in the case of Borrower, the Availability at such time. For purposes of this definition, any non-cash gains on any Hedge Agreement resulting from the requirements of SFAS 133 for any period of determination shall be excluded from the determination of current assets of such Person and its Consolidated Subsidiaries.

     "Consolidated Current Liabilities" means, for any Person at any time, the current liabilities of such Person and its Consolidated Subsidiaries at such time, but, in the case of Borrower, excluding the current portion (if any) of the outstanding principal balance of the Revolving Loan. For purposes of this definition, any non-cash losses or charges on any Hedge Agreement resulting from the requirements of SFAS 133 for any period of determination shall be excluded from the determination of current liabilities of such Person and its Consolidated Subsidiaries.

     "Consolidated EBITDA" means, for any Person for any period without duplication: (a) Consolidated Net Income of such Person for such period; plus, to the extent deducted in the calculation of Consolidated Net Income, (b) the sum of (i) income or franchise Taxes paid or accrued; (ii) Consolidated Net Interest Expense and interest accrued on the Subordinate Debt; (iii) amortization, depletion and depreciation expense; (iv) any non-cash losses or charges on any Hedge Agreement resulting from the requirements of SFAS 133 for that period; and (v) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); less, to the extent included in the calculation of Consolidated Net Income, (c) the sum of (i) the income of any Person (other than wholly-owned Subsidiaries of such Person) unless such income is received by such Person in a cash distribution; (ii) gains or losses from sales or other dispositions of assets (other than Hydrocarbons produced in the normal course of business); (iii) any non-cash gains on any Hedge Agreement resulting from the requirements of SFAS 133 for that period; and (iv) extraordinary or non-recurring gains or non-recurring losses.

Notwithstanding anything to the contrary contained herein, all calculations of Consolidated EBITDA shall be for any applicable period of determination during which Borrower has consummated an acquisition or disposition (to the extent permitted hereunder) of properties or assets, calculated and determined on a pro forma basis (such calculation to be acceptable to, and approved by, Administrative Agent) as if such acquisition or disposition was consummated on the first day of such applicable period.

     "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period.

     "Consolidated Net Interest Expense" means, for any Person for any period, the remainder of the following for such Person and its Consolidated Subsidiaries for such period: (a) interest expense, minus (b) interest income.

     "Consolidated Senior Debt" means, for any Person for any period, all Debt of such Person and its Consolidated Subsidiaries determined on a consolidated basis for such period, other than the (i) Senior Term Debt, (ii) Subordinate Debt, and (iii) Debt existing on the Closing Date and described on Schedule 9.1 attached hereto (but not any increases in the amount of such Debt).

     "Consolidated Subsidiary" or "Consolidated Subsidiaries" means, for any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements.

     "Consolidated Total Debt" means, for any Person for any period, all Debt of such Person and its Consolidated Subsidiaries determined on a consolidated basis for such period, excluding Subordinate Debt.

     "Consolidated Total Debt to EBITDA Ratio" means and refers to the financial ratio described and set forth in Section 10.3 hereof.

      "Continue," "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.5 hereof and/or Article XIII hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

     "Contributed Properties" means, collectively, all oil and gas properties and related assets contributed and conveyed to Borrower by certain members of the Quest Group on or prior to the Closing Date, which properties and assets are described on Annex I of Exhibit A to the Certificate of Ownership Interests.

     "Contribution Agreement" means that certain Contribution, Conveyance, Assignment and Assumption Agreement, dated of even date herewith, by and among Borrower, Bluestem and each member of the Quest Group (other than QRC).

     "Contribution Documents" means, collectively, the Contribution Agreement and such other agreements, assignments, deeds, conveyances, certificates and other documents and instruments, in form and substance satisfactory to Administrative Agent, executed and/or delivered by, between and among certain members of the Quest Group, Borrower, and Bluestem pursuant to which certain members of the Quest Group contribute and convey to Borrower the Contributed Properties.

     "Convert," "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.5 and/or Article XIII hereof of all or a portion of one Type of Revolving Loan into another Type of Revolving Loan.

     "Credit  Parties"  means,   collectively,   Borrower  and  each  Restricted
Subsidiary, and "Credit Party" means any one of the foregoing.

     "Current Financials" means (a) the annual audited consolidated balance sheet of QRC and the related consolidated statements of operations and cash flows for the Fiscal Year ended May 31, 2003, and (b) the quarterly unaudited consolidated balance sheet of QRC for the Fiscal Quarter ended August 31, 2003, and the related unaudited consolidated statements of operations and cash flows for the portion of QRC's Fiscal Year ended August 31, 2003.

     "Debt" means, for any Person at any time, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other indebtedness (including capitalized lease obligations, other than usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued other than accounts payable incurred in the ordinary course of business and in accordance with customary trade terms and which are not more than one hundred twenty (120) days pays the invoice date, (d) all Guarantees by such Person of Debt of another Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f) any amount owed by such Person representing the deferred purchase price of property or services other than accounts payable incurred in the ordinary course of business and in accordance with customary trade terms and which are not more than one hundred twenty (120) days past the invoice date, and
(g) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in (a) through (f) preceding.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Default Rate" means, in respect of any principal of the Revolving Loan or any other amount payable by Borrower under any Loan Paper which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of (i) two percent (2%), plus (ii) the Applicable Margin, plus (iii) the Base Rate as in effect from time to time (provided, that if such amount in default is principal of a Eurodollar Borrowing and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, the sum of (a) two percent (2%), plus (b) the Applicable Margin, plus (c) the Eurodollar Rate for such Borrowing for such Interest Period as provided in Section 2.5 hereof, and thereafter, the rate provided for above in this definition).

     "Devon" means Devon Energy Production Company, L.P., an Oklahoma limited partnership.

     "Devon Acquisition" means the purchase by Borrower of the Devon Properties pursuant to the Devon Acquisition Agreement.

     "Devon Acquisition Agreement" means that certain Purchase and Sale Agreement dated as of December 10, 2003, by and between Devon and TGGS, as seller thereunder, and QRC, as buyer thereunder. The rights of QRC under such Purchase and Sale Agreement have been assigned to Borrower pursuant to the Devon Acquisition Agreement Assignment.

     "Devon Acquisition Agreement Assignment" means that certain Assignment dated as of December 22, 2003, by and between QRC, as assignor, and Borrower, as assignee (and acknowledged, and consented to, by Devon and TGGS), pursuant to which (a) the rights of QRC under the Devon Acquisition Agreement have been assigned to Borrower, and (b) Devon and TGGS consent to the assignment by Borrower to Collateral Agent of all of Borrower's rights and interests under the Devon Acquisition Agreement.

     "Devon Acquisition Documents" means the Devon Acquisition Agreement, the Devon Acquisition Agreement Assignment, the Devon Hold Back Agreement, the Devon Hold Back Assignments and all assignments, deeds, conveyances, certificates and other documents and instruments now or hereafter executed and delivered by, between or among QRC, Borrower, Devon, TGGS and/or any of their affiliates pursuant to the Devon Acquisition Agreement or in connection with the Devon Acquisition.

     "Devon Consent Properties" means the Devon Properties described on Schedule 1.1-D hereto for which consents from third parties required by the Devon Acquisition have not been obtained. For purposes of such unobtained consents, Devon and Borrower have allocated to each Devon Consent Property the portion of the Sale Price (as defined in the Devon Acquisition Agreement) set forth for such property on Schedule 1.1-D hereto.

      "Devon Consent Property Transaction" means, with respect to any Devon Consent Property, the funding and payment of the applicable Funding Request Amount (as defined in the Devon Hold Back Agreement) pursuant to the terms of the Devon Hold Back Agreement.

     "Devon Hold Back Agreement" means that certain Holdback Agreement, dated as of December 22, 2003, executed by and between Devon and Borrower, pursuant to which, among other things, the parties agree that a portion of the Sale Price (as defined in the Devon Acquisition Agreement) shall be withheld from delivery to Devon until such time, if ever, as Borrower consummates a Devon Consent Property Transaction.

     "Devon Hold Back Assignments" means the "Holdback Assignments" and, as applicable, the "Follow-Up Assignments," as each such term is defined in the Devon Hold Back Agreement.

     "Devon Properties" means, collectively, the "Properties" as such term is defined in the Devon Acquisition Agreement.

     "Devon Redetermination" means any Redetermination of the Borrowing Base pursuant to Section 4.4(a). Notwithstanding anything to the contrary contained herein, no Devon Redetermination shall be deemed or construed to be a Special Redetermination.

     "Devon Redetermination Date" means any date on which either (a) Borrower reassigns any Borrowing Base Property (or any interest therein) to Devon or TGGS pursuant to the terms of Section 13 of the Devon Acquisition Agreement, or (b) the Sale Price (as defined in the Devon Acquisition Agreement) is adjusted downward in accordance with Section 13 of the Devon Acquisition Agreement.

     "Devon Reserve Report" mean the engineering and economic analysis of the Devon Properties prepared as of September 1, 2003 by Cawley, Gillespie & Associates.

     "Distribution" by any Person, means (a) with respect to any stock issued by such Person or any partnership, joint venture, limited liability company, membership or other Equity interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock or partnership, joint venture, limited liability company, membership or other Equity interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any stock, partnership, joint venture, limited liability company, membership or other Equity interest of any Person, and (c) any other payment by such Person with respect to such stock, partnership, joint venture, limited liability company, membership or other Equity interest of such Person.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which national banks in Chicago, Illinois or Dallas, Texas, are authorized by Law to close.

      "Domestic Lending Office" means, as to each Bank, (a) its office located at its address identified on Schedule 1.1-A hereto as its Domestic Lending Office, (b) its office located at its address identified on the Register as its Domestic Lending Office, or (c) such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to Borrower and Administrative Agent.

     "Environmental Complaint" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state or municipal authority or any other party against any Credit Party involving (a) a Hazardous Discharge from, onto or migrating from or to any real property owned, leased or operated at any time by any Credit Party, (b) a Hazardous Discharge caused, in whole or in part, by any Credit Party or by any Person acting on behalf of or at the instruction of any Credit Party, or (c) any violation of any Applicable Environmental Law by any Credit Party.

     "Equity" means shares of capital stock or a partnership, profits, capital, member or other equity interest, or options, warrants or any other rights to substitute for or otherwise acquire the capital stock or a partnership, profits, capital, member or other equity interest of any Person.

     "Equity Investment" means the contribution to the Equity of Borrower by Cherokee Partners in accordance with, and pursuant to, the Equity Investment Document.

     "Equity Investment Documents" means the Operating Agreement, the Equity Purchase Agreement and all other material documents, instruments and agreements executed and/or delivered by Borrower, Cherokee Partners or the Quest Group in connection with, or otherwise pertaining to, the Equity Investment.

     "Equityholders Pledge Agreement" means one or more Pledge Agreements substantially in the form of Exhibit C attached hereto (with applicable conforming changes) to be executed by Cherokee Partners and each member of the Quest Group (other than QRC) pursuant to which such Person shall pledge to Collateral Agent, for the ratable benefit of Banks and Senior Term Lenders, all of the issued and outstanding Equity owned by such Person of Borrower and each Subsidiary of such Person described therein to secure the Obligations.

     "Equity Purchase Agreement" means that certain Membership Interest Purchase Agreement, dated as of the date hereof, by and among Borrower, each member of the Quest Group (other than Parent) and Cherokee Partners.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any corporation or trade or business under common control with any Credit Party as determined under section 4001(a)(14) of ERISA.

      "Eurodollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in the applicable Eurodollar interbank market.

     "Eurodollar Lending Office" means, as to each Bank, (a) its office, branch or affiliate located at its address identified on Schedule 1.1-A hereto as its Eurodollar Lending Office, (b) its office, branch or affiliate located at its address identified on the Register as its Eurodollar Lending Office, or (c) such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower and Administrative Agent.

     "Eurodollar Loans" means Revolving Loans that bear interest at rates based upon the Adjusted Eurodollar Rate.

     "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the applicable British Bankers' Association LIBOR rate for deposits in Dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; provided, that, if no such British Bankers' Association LIBOR rate is available to Administrative Agent, the applicable Eurodollar Rate for the relevant Interest Period shall instead be the rate determined by Administrative Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period, in the appropriate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

     "Events of Default" has the meaning set forth in Section 11.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exhibit" refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

     "Existing Credit Agreements" means, collectively, that certain (i) Credit Agreement dated as of November 7, 2002, by and among Wells Fargo Bank, N.A. (successor-in-interest to Wells Fargo Bank Texas, N.A.), as administrative agent, the lenders a party thereto, QRC, as borrower thereunder, and Quest Oil & Gas, Ponderosa and STP Cherokee, as guarantors thereunder, and (ii) Credit Agreement dated as of November 7, 2002, by and among Wells Fargo Energy Capital, Inc., QRC, as borrower thereunder, and Quest Oil & Gas, Ponderosa and STP Cherokee, as guarantors thereunder, as each may have been amended or modified prior to the date hereof.

     "Existing Letters of Credit" means the letters of credit issued by Bank One for the account of Borrower and outstanding on the date hereof, including the letters of credit, if any, described on Part B of Schedule 1.1-B hereof.

     "Existing Mortgages" means the mortgages, deeds of trust, security agreements, assignments, pledges and other documents, instruments and agreements, which establish Liens on certain of the members of the Quest Group's Mineral Interests to secure QRC's obligations under the Existing Credit Agreements.

     "Existing Reserve Report" means an engineering and economic analysis of the Contributed Properties prepared as of July 1, 2003 by Cawley, Gillespie & Associates.

     "Facility Guaranty" means a Guaranty substantially in the form of Exhibit A attached hereto to be executed by each Restricted Subsidiary of Borrower in favor of Banks, pursuant to which such Restricted Subsidiary of Borrower guarantees payment and performance in full of the Obligations.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (a) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if such rate is not so published on such next succeeding Domestic Business Day, the Federal Funds Rate for any day shall be the average rate charged to Administrative Agent on such day on such transactions received by Administrative Agent from three Federal Funds brokers of recognized standing.

     "Financial Officer" of any Person means its Chief Financial Officer; provided, that if no Person serves in such capacity, "Financial Officer" shall mean the highest ranking executive officer of such Person with responsibility for accounting, financial reporting, cash management and similar functions.

     "Fiscal Quarter" means the three (3) month periods ending on August 31, November 30, February 28 (or 29, as applicable) and May 31 of each Fiscal Year.

     "Fiscal Year" means a twelve (12) month period ending May 31.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means those generally accepted accounting principles as in effect in the United States from time to time.

     "Gas Balancing Agreement" means any agreement or arrangement whereby any Credit Party, or any other party having an interest in any Hydrocarbons to be produced from Mineral Interests in which any Credit Party owns an interest, has a right to take more than its proportionate share of production therefrom.

     "Governmental Authority" means any court or governmental department, commission, board, bureau, agency, or instrumentality of any nation or of any province, state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Discharge" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Substance from or onto any real property owned, leased or operated at any time by any Credit Party or any real property owned, leased or operated by any other party.

     "Hazardous Substance" means any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Applicable Environmental Law or which is otherwise regulated by any Applicable Environmental Law or is required to be investigated and/or remediated by or pursuant to any Applicable Environmental Law.

     "Hedge  Agreements"  means,   collectively,   any  agreement,   instrument,
arrangement or schedule or supplement thereto evidencing any Hedge Transaction.

     "Hedge Transaction" means any commodity, interest rate, currency or other swap, option, collar, futures contract or other contract pursuant to which a Person hedges risks related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions. Hedge Transactions expressly includes Oil and Gas Hedge Transactions.

     "Holder" means Cherokee Partners and any other holder of the Subordinate Debt, and "Holders" means Cherokee Partners and all such holders, collectively.

     "Hydrocarbons" means oil, gas, coalbed methane gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores, or substances of value, and the products and proceeds therefrom, including, without limitation, all gas resulting from the in-situ combustion of coal or lignite.

     "Immaterial Title Deficiencies" means, with respect to Borrowing Base Properties, defects or clouds on title, discrepancies in reported net revenue and working interest ownership percentages and other Liens, defects, discrepancies and similar matters which do not, individually or in the aggregate, affect Borrowing Base Properties with a Recognized Value greater than four percent (4%) of the Recognized Value of all of such Borrowing Base Properties.

     "Indirect Restricted Subsidiary" has the meaning given such term in the definition of "Subsidiary Pledge Agreement."

     "Initial Borrowing Base" means a Borrowing Base in the amount of $57,000,000, which shall be in effect during the period commencing on the Closing Date and continuing until the first Redetermination after the Closing Date.

     "Initial Title Required Reserve Value" means Proved Mineral Interests that have a Recognized Value of not less than fifty percent (50%) of the Recognized Value of all Proved Mineral Interests held by Borrower and its Subsidiaries.

     "Intercreditor Agreement" means that certain Collateral Agency and Intercreditor Agreement, dated of even date herewith, among Administrative Agent, Banks, Senior Term Agent, Senior Term Lenders, Collateral Agent, Borrower and Bluestem, as the same may be amended, modified, supplemented or restated from time to time.

     "Interest Period" means, with respect to each Eurodollar Borrowing and each Continuation of Eurodollar Loans and each Conversion of all or part of the Base Rate Loan to Eurodollar Loans, the period commencing on the date of such Borrowing, Continuation or Conversion and ending one (1), two (2), three (3) and, if available to all Banks, six (6) months thereafter, as Borrower may elect in the applicable Request for Borrowing or Notice of Continuation or Conversion; provided, that:

          (a) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

          (b) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Eurodollar Business Day of a calendar month;

          (c) if any Interest Period includes a date on which any payment of principal of the Eurodollar Loans which are the subject of such Borrowing, Continuation or Conversion is required to be made hereunder, but does not end on such date, then (i) the principal amount of such Eurodollar Loans required to be repaid on such date shall have an Interest Period ending on such date, and (ii) the remainder of each such Eurodollar Loans shall have an Interest Period determined as set forth above;

          (d) no Interest Period shall extend past the Termination Date; and

          (e) during the first sixty (60) days after the Closing Date, all Interest Periods shall be one (1) month in duration.

     "Investment" means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in or purchase of the stock or other securities of, or interests in, any other Person; provided, that, "Investment" shall not include current customer and trade accounts which are payable in accordance with customary trade terms.

     "Investor" means each of Cherokee Partners and each member of the Quest Group (other than QRC), and "Investors" means Cherokee Partners and each member of the Quest Group (other than QRC), collectively.

     "J-WGas" means J-W Gas Gathering, L.L.C., a Kansas limited liability company, which is a wholly owned Subsidiary of PSI.

     "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality or Governmental Authority.

     "Lending Office" means, as to any Bank, its Domestic Lending Office or its Eurodollar Lending Office, as the context may require.

     "Letter of Credit Exposure" of any Bank means such Bank's aggregate participation in the unfunded portion and the funded but unreimbursed portion of Letters of Credit outstanding at any time, minus any cash securing such Letters of Credit pursuant to, and in accordance with, Section 2.1(b).

     "Letter of Credit Fee" means, with respect to any Letter of Credit issued hereunder, a fee in an amount equal to the greater of (a) $500, or (b) a percentage of the stated amount of such

Letter of Credit (calculated on a per annum basis based on the stated term of such Letter of Credit) equal to the Applicable Margin then in effect for Eurodollar Loans; provided, that, at any time while an Event of Default has occurred and is continuing, the percentage referenced in clause (b) hereof shall be two percent (2%) per annum in excess of the rate otherwise payable under this Agreement on each such Letter of Credit.

     "Letter of Credit Fronting Fee" means, with respect to any Letter of Credit issued hereunder, a fee equal to one eighth of one percent (.125%) per annum of the stated amount of such Letter of Credit.

     "Letter of Credit Issuer" has the meaning set forth in Section 2.1(b).

     "Letters of Credit" means letters of credit issued for the account of Borrower pursuant to Section 2.1(b), and shall include the Existing Letters of Credit.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, financing statement or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Credit Parties shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan Papers" means this Agreement, the Notes, each Facility Guaranty which may now or hereafter be executed, each Pledge Agreement which may now or hereafter be executed, all Mortgages now or at any time hereafter delivered pursuant to Section 5.1, the Intercreditor Agreement, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

     "March 2004 Operating Statement" has the meaning given such term in Section 8.1(j) hereof.

     "Margin Regulations" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Margin Stock" means "margin stock" as defined in Regulation U.

     "Material Adverse Change" means any circumstance or event that has or would reasonably be expected to have a Material Adverse Effect.

     "Material Adverse Effect" means a material adverse effect on (a) the assets, liabilities, financial condition, results of operations or prospects of Borrower, individually, or the Credit Parties taken as a whole, (b) the right or ability of any Credit Party to fully, completely and timely perform its obligations under the Loan Papers, or (c) the validity or enforceability of any Loan Paper against any Credit Party which is a party thereto, or the rights or remedies of Administrative Agent, Collateral Agent or Banks thereunder.

     "Material Agreement" means any material written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which is not cancelable by such Person upon notice of sixty (60) days or less without liability for further payment other than nominal penalty.

     "Material Gas Imbalance" means, with respect to all Gas Balancing Agreements to which any Credit Party is a party or by which any Mineral Interest owned by any Credit Party is bound, a net gas imbalance to any Credit Party in excess of $500,000.

     "Maximum Lawful Rate" means, for each Bank, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the Revolving Loan owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable Laws after taking into account, to the extent required by applicable Laws, any and all relevant payments or charges under the Loan Papers. To the extent the Laws of the State of Texas are applicable for purposes of determining the "Maximum Lawful Rate," such term shall mean the "indicated rate ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code, as amended, substituted for or restated, or, if permitted by applicable Law and effective upon the giving of the notices required by such Chapter 303 (or effective upon any other date otherwise specified by applicable Law), the "quarterly ceiling" or "annualized ceiling" from time to time in effect under such Chapter 303, whichever Administrative Agent (with the approval of Required Banks) shall elect to substitute for the "indicated rate ceiling," and vice versa, each such substitution to have the effect provided in such Chapter 303, and Administrative Agent (with the approval of Required Banks) shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with such Chapter 303.

     "Mineral Interests" means rights, estates, titles, and interests in and to oil and gas leases and any oil and gas interests, royalty and overriding royalty interest, production payment, net profits interests, oil and gas fee interests, and other rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of Laws, which now or hereafter include all or any part of the foregoing.

     "Mortgages" means all mortgages, deeds of trust, amendments to mortgages, security agreements, assignments of production, pledge agreements, collateral mortgages, collateral chattel mortgages, collateral assignments, financing statements and other documents, instruments and agreements evidencing, creating, perfecting or otherwise establishing the Liens required by Section 5.1 hereof. All Mortgages shall be in form and substance satisfactory to Administrative Agent in its sole discretion.

     "Note" means a promissory note of Borrower payable to the order of a Bank, in substantially the form of Exhibit B hereto, in the amount of such Bank's Commitment, evidencing the obligation of Borrower to repay to such Bank its Commitment Percentage of the Revolving Loan, together with all modifications, extensions, renewals, and rearrangements thereof, and "Notes" means all of such Notes collectively.

     "Notice of Continuation or Conversion" has the meaning set forth in Section 2.5(c).

     "Obligations" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of each Credit Party to Administrative Agent or to any Bank or any Affiliate of any Bank arising pursuant to the Loan Papers or pursuant to any Hedge Agreement or Hedge Transaction entered into with any Bank or any Affiliate of any Bank, and all interest accrued thereon and costs, expenses, and reasonable attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

     "Oil & Gas Hedge Transaction" means a Hedge Transaction pursuant to which any Person hedges the price to be received by it for future production of Hydrocarbons.

     "Operating Agreement" means that certain Amended and Restated Limited Liability Company Agreement of Quest Cherokee, LLC, dated as of December 22, 2003, by and among the members of the Quest Group (other than QRC) and Cherokee Partners, as the same may be amended or modified (to the extent permitted hereunder), which agreement amended and restated in its entirety that certain Operating Agreement for Quest Cherokee, LLC, dated as of December 12, 2003, by and among the members of the Quest Group (other than QRC) and Borrower.

     "Outstanding Credit" means, on any date, the sum of (a) the aggregate outstanding Letter of Credit Exposure on such date including the Letter of Credit Exposure attributable to Letters of Credit to be issued on such date, plus (b) the aggregate outstanding principal balance of the Revolving Loan on such date, including the amount of any Borrowing to be made on such date.

     "Participant" has the meaning given such term in Section 14.10(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Contributed Property Defects" means, collectively, "Defects" as defined in the Operating Agreement and with respect to which Cherokee Partners has notified Borrower in accordance with Section 5.10(c) of such Operating Agreement.

      "Permitted Devon Title Defects" means, collectively, "Defects" as defined in the Devon Acquisition Agreement with respect to which Borrower has the right to (i) reassign Devon Properties (or any interest therein) to Devon or TGGS pursuant to Section 13 of the Devon Acquisition Agreement, or (ii) obtain a Sale Price (as defined in the Devon Acquisition Agreement) adjustment in accordance with Section 13 of the Devon Acquisition Agreement.

     "Permitted Encumbrances" means with respect to any asset:

          (a) Liens securing the Obligations;

               (b) minor defects in title which have no material adverse effect on the value or the operation of the subject property, and for the purposes of this Agreement, a minor defect in title shall include, but not be limited to, easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of any Credit Party that are customarily granted in the oil and gas industry;

               (c) inchoate statutory or operators' Liens securing obligations for labor, services, materials and supplies furnished to Mineral Interests which are not delinquent (except to the extent permitted by Section 8.7);

               (d) mechanic's, materialmen's, warehouseman's, journeyman's and carrier's Liens and other similar Liens arising by operation of Law in the ordinary course of business which are not delinquent (except to the extent permitted by Section 8.7);

               (e) Liens for Taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action, as permitted by Section 8.7;

               (f) lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Reserve Report including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

               (g) Liens, charges and encumbrances upon Borrower's assets, other than Proved Mineral Interests, which in the aggregate, do not have a value in excess of $500,000;

               (h) Liens granted to Collateral Agent to secure the Senior Term Debt as provided in, and subject to, the terms of the Intercreditor Agreement;

               (i) Liens securing Debt incurred to finance the acquisition of the assets which are the subject of such Liens (to the extent permitted by Section 9.1 hereof); and

               (j) until May 31, 2004, (i) Permitted  Devon Title  Defects,  and
          (ii) Permitted Contributed Property Defects.

     "Permitted Investments" means (a) readily marketable direct obligations of the United States of America (or investments in mutual funds or similar funds which invest solely in such obligations), (b) fully insured time deposits and certificates of deposit with maturities of one year or less of any commercial bank operating in the United States having capital and surplus in excess of $100,000,000, (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and Poor's Corporation or Moody's Investors Service, (d) mutual funds either (i) rated AA or higher by Standard & Poor's Corporation, or (ii) investing only in assets listed in clauses (a) through (c) above, (e) Investments by any Credit Party in Borrower or in a Subsidiary of Borrower that has provided a Facility Guaranty and the Equity of which has been pledged to Administrative Agent pursuant to a Pledge Agreement, (f) Investments in Hedge Agreements with an Approved Counterparty, (g) Investments with Persons not an Affiliate of a Credit Party that are (i) customary in the oil and gas business, (ii) made in the ordinary course of such Credit Party's business, and (iii) made in the form of, or pursuant to, operating agreements, farm-in agreements, farm-out agreements, development agreements, unitization agreements, joint bidding agreements, services contracts and other similar agreements which a reasonable and prudent oil and gas industry owner or operator would find acceptable, (h) operating bank accounts in the ordinary course of a Credit Party's business, and (i) other Investments; provided, that, the aggregate amount of all other Investments made pursuant to this clause (i) outstanding at any time shall not exceed $1,000,000 (measured on a cost basis).

     "Permitted Tax Distributions" means, for any applicable tax year of Borrower, quarterly tax distributions, to be designated as such, within twenty
(20) days of each quarterly estimated payment date for individuals, or shortly thereafter if computations are not complete at or near the quarterly estimated payments dates, to the Investors in an amount equal to the aggregate federal, state and local income tax liability then due and owing with respect to the net income of Borrower for such tax year (calculated using the highest federal, state and local effective marginal income tax rates applicable to an individual) taking into account losses of Borrower from prior periods.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a Government Authority.

     "Plan" means an employee benefit plan within the meaning of section 3(3) of ERISA, and any other similar plan, policy or arrangement, including an employment contract, whether formal or informal and whether legally binding or not, under which any Credit Party or an ERISA Affiliate of a Credit Party has any current or future obligation or liability or under which any present or former employee of any Credit Party or an ERISA Affiliate of a Credit Party, or such present or former employee's dependents or beneficiaries, has any current or future right to benefits resulting from the present or former employee's employment relationship with any Credit Party or an ERISA Affiliate of a Credit Party.

     "Pledge Agreement" means any Equityholders Pledge Agreement, Borrower Pledge Agreement or Subsidiary Pledge Agreement, and "Pledge Agreements" means all of such Pledge Agreements.

     "Ponderosa"   means  Ponderosa  Gas  Pipeline   Company,   Inc.,  a  Kansas
corporation, which is a wholly owned Subsidiary of QRC.

     "Prime Rate" means the per annum rate of interest established from time to time by Administrative Agent as its prime rate, which rate may not be the lowest rate of interest charged by Administrative Agent to its customers.

     "Proved Mineral Interests" means, collectively, Proved Producing Mineral Interests, Proved Nonproducing Mineral Interests, and Proved Undeveloped Mineral Interests.

     "Proved Nonproducing Mineral Interests" means all Mineral Interests which constitute proved developed nonproducing reserves.

     "Proved Producing Mineral Interests" means all Mineral Interests which constitute proved developed producing reserves.

     "Proved Undeveloped Mineral Interests" means all Mineral Interests which constitute proved undeveloped reserves.

     "PSI" means Producers Service Incorporated, a Kansas corporation, which is a wholly owned Subsidiary of Ponderosa.

     "Purchasers" has the meaning given such term in Section 14.10(c).

     "QES" means Quest Energy Service, Inc., a Kansas corporation, which is a wholly owned Subsidiary of QRC.

     "QES Management Agreement" means that certain Operating and Management Agreement dated as of December 22, 2003, by and between Borrower and QES, pursuant to which QES agreed to perform certain general and administrative services necessary for the operation of Borrower.

     "QES Payments" means payments by Borrower to QES pursuant to the QES Management Agreement to pay or reimburse QES for general and administrative services provided thereunder; provided, that, in no event will QES Payments for any Fiscal Year exceed, in the aggregate, the sum of (i) $3,500,000, plus (ii) QES's actual costs associated with field and shop employees and their first line supervisors that perform services under the QES Management Agreement, to the extent such costs are accounted for as lease operating expenses.

     "QRC" means Quest Resource Corporation, a Nevada corporation.

     "Quest Group" means, collectively, QRC, Ponderosa, PSI, Quest Oil & Gas, QES, STP Cherokee, J-W Gas and their respective Subsidiaries other than Borrower and Bluestem.

     "Quest Oil & Gas" means Quest Oil & Gas Corporation, a Kansas corporation, which is a wholly owned Subsidiary of QRC.

     "Quarterly Date" means the last day of each March, June, September and December.

     "Recognized Value" means, with respect to Mineral Interests, the portion of the Borrowing Base which Bank One attributes to such Mineral Interests for purposes of the most recent redetermination of the Borrowing Base pursuant to
Article IV hereof (or for purposes of determining the initial Borrowing Base in the event no such redetermination has occurred), based upon the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from such Mineral Interests.

     "Redetermination" means any Scheduled Redetermination, Special Redetermination, Devon Redetermination or other redetermination of the Borrowing Base pursuant to Section 4.4(b) or Section 4.5. Notwithstanding anything to the contrary contained herein, no redetermination of the Borrowing Base pursuant to
Section 4.4(b) or Section 4.5 shall be deemed to be a Special Redetermination hereunder.

     "Redetermination Date" means (a) with respect to any Scheduled Redetermination, (i) July 1, 2004, and (ii) each October 1 and April 1 of each year, commencing October 1, 2004, (b) with respect to any Special Redetermination, the first day of the first month which is not less than twenty
(20) Domestic Business Days following the date of a request for a Special Redetermination, (c) with respect to any Devon Redetermination, each Devon Redetermination Date, (d) with respect to any redetermination of the Borrowing Base pursuant to Section 4.4(b), the date of the consummation of each Devon Consent Property Transaction as set forth in each applicable Borrowing Base Increase Certificate, and (e) with respect to any redetermination of the Borrowing Base pursuant to Section 4.5, May 31, 2004 (or as of a date shortly thereafter to be designated by Administrative Agent in a notice to Borrower). The Closing Date shall also constitute a Redetermination Date for purposes of this Agreement.

     "Register" has the meaning given such term in Section 14.10(c)(iv).

     "Regulation A" means Regulation A of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, as in effect from time to time.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, as in effect from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, as in effect from time to time.

     "Request for Borrowing" has the meaning set forth in Section 2.2(a).

     "Request for Letter of Credit" has the meaning set forth in Section 2.3(a).

     "Required Banks" means Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the Total Commitment.

     "Required Reserve Value" means Proved Mineral Interests that have a Recognized Value of not less than eighty-percent (80%) of the Recognized Value of all Proved Mineral Interests held by Borrower and its Subsidiaries.

     "Reserve Report" means an unsuperseded engineering analysis of the Mineral Interests owned by Borrower, in form and substance reasonably acceptable to Administrative Agent, prepared in accordance with customary and prudent practices in the petroleum engineering industry and Financial Accounting Standards Board Statement 69. Each Reserve Report required to be delivered by August 31 of each year pursuant to Section 4.1 shall be prepared by the Approved Petroleum Engineer. Each other Reserve Report shall be prepared at Borrower's option by either (i) the Approved Petroleum Engineer, or (ii) Borrower's in-house staff. Notwithstanding the foregoing, in connection with any Special Redetermination requested by Borrower, the Reserve Report shall be in form and scope reasonably acceptable to Required Banks. Until superseded, the Existing Reserve Report and the Devon Reserve Report shall be considered the Reserve Report.

     "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to
(i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Restricted Payment" means, with respect to any Person, (a) any Distribution by such Person, (b) any capital contribution, loan, advance, or payment by any Credit Party to QRC, any other member of the Quest Group or any Unrestricted Subsidiary, (c) the issuance of a Guarantee by any Credit Party with respect to any Debt or other obligation of QRC, any other member of the Quest Group or any Unrestricted Subsidiary, (d) the retirement, redemption, defeasance, repurchase or prepayment prior to scheduled maturity by such Person or any Affiliate of such Person of any Debt of such Person, or (e) the retirement, redemption, defeasance, repurchase or payment by Borrower or any affiliate of Borrower of any part of the principal of, or interest on, the Subordinate Debt at any time prior to the termination of all Commitments and the payment and performance in full of the Obligations and the Senior Term Debt.

     "Restricted Subsidiary" means, as of the date hereof, Bluestem, and also means any Subsidiary of Borrower which Borrower hereafter designates as a "Restricted Subsidiary;" provided, that no Subsidiary of Borrower will be a Restricted Subsidiary unless (a) one hundred percent (100%) of its issued and outstanding Equity has been pledged to Administrative Agent to secure the Obligations pursuant to a Pledge Agreement, and (b) it has executed a Facility Guaranty.

     "Revolving Loan" means the revolving credit loan in an amount outstanding at any time not to exceed the amount of the Total Commitment then in effect less the amount of the Letter Credit Exposure then outstanding to be made by Banks to Borrower in accordance with Section 2.1 hereof. The Revolving Loan may be comprised of the Base Rate Loan and one or more Eurodollar Loans as Borrower may select in a Request for Borrowing or a Notice of Continuation or Conversion.

     "Rolling Period" means (a) for (i) the five (5) month period ending on May 31, 2004, (ii) the eight (8) month period ending on August 31, 2004, and (iii) the eleven (11) month period ending on November 30, 2004, the period commencing on January 1, 2004 and ending on the last day of such applicable period, and (b) thereafter, any period of four (4) consecutive Fiscal Quarters.

     "Schedule" means a "schedule" attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.

     "Scheduled Redetermination" means any Redetermination of the Borrowing Base pursuant to Section 4.2 and shall include, without limitation, the initial Scheduled Redetermination to occur on July 1, 2004.

     "Section" refers to a "section" or "subsection" of this Agreement unless specifically indicated otherwise.

     "Senior Term Agent" means Bank One, NA, in its capacity as administrative agent for Senior Term Lenders under the Senior Term Credit Agreement or any permitted successor thereto in such capacity.

     "Senior Term Credit Agreement" means that certain Senior Term Second Lien Secured Credit Agreement, dated of even date herewith, by and among Borrower, Bluestem, as a subsidiary guarantor, Senior Term Agent and Senior Term Lenders, as modified, amended, supplemented or restated from time to time to the extent permitted hereunder.

     "Senior Term Credit Documents" means, collectively, the Senior Term Credit Agreement, and any other agreements, documents, instruments or certificates executed and delivered from time to time in connection therewith.

     "Senior Term Debt" means the Debt evidenced by the Senior Term Credit Documents.

     "Senior Term Lender" means any Person from time to time that is a party to the Senior Term Credit Agreement as a "Lender" (as therein defined).

     "Sole Lead Arranger" means BOCM, in its capacity as sole lead arranger for the credit facility hereunder or any successor thereto.

     "Special Redetermination" means any Redetermination of the Borrowing Base pursuant to Section 4.3.

     "STP Cherokee" means STP Cherokee, Inc., an Oklahoma corporation, which is a wholly owned Subsidiary of QRC.

     "Subordinate Debt" means any and all Debt of Borrower owing under the Subordinate Debt Documents and evidenced by the Subordinate Note, including all renewals and extensions thereof to the extent permitted hereunder, which Debt shall be on terms and conditions acceptable to Administrative Agent and Banks in their sole discretion; provided, that, the principal amount of the Subordinate Debt shall not, at any time, exceed $51,000,000 (plus the amount of any interest paid in kind which may be added to the principal of such Debt).

     "Subordinate Debt Documents" means, collectively, the Subordinate Note Purchase Agreement, the Subordinate Note and all other agreements, promissory notes or other instruments evidencing the Subordinate Debt, which Subordinate Debt Documents shall, in all respects, be in form and substance acceptable to Administrative Agent and each Bank in their sole discretion.

     "Subordinate Note" means one or more Junior Subordinated Promissory Notes in the form of Exhibit M attached hereto to be executed by Borrower and payable to the order of the Holders, in an original aggregate principal amount of $51,000,000.

     "Subordinate Note Purchase Agreement" means that certain Note Purchase Agreement, dated of even date herewith, by and among Borrower and the Holders.

     "Subsidiary" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term "Subsidiary" shall include Subsidiaries of Subsidiaries (and so on).

     "Subsidiary Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit E attached hereto (with applicable conforming changes) to be executed by each existing and/or future Restricted Subsidiary of Borrower to the extent such Restricted Subsidiary owns any outstanding Equity of any other Restricted Subsidiary of Borrower (for purposes of this definition and Section 5.1(d) hereof, such Subsidiary is referred to herein and therein as an "Indirect Restricted Subsidiary"), pursuant to which such Restricted Subsidiary shall pledge to Collateral Agent, for the ratable benefit of Banks and Senior Term Lenders, all of the issued and outstanding Equity owned by such Restricted Subsidiary of each Indirect Restricted Subsidiary described therein to secure the Obligations.

     "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, capital transaction taxes, foreign exchange taxes or other charges, or other charges of any nature whatsoever, from time to time or at any time imposed by Law or any Governmental Authority. "Tax" means any one of the foregoing.

     "Termination Date" means December 22, 2006.

     "TGGS" means Tall Grass Gas Services, LLC, an Oklahoma limited liability company.

     "Title Approved Properties" means such of the Borrowing Base Properties with respect to which Administrative Agent and its counsel shall have received either (i) title opinions issued by a firm or firms acceptable to Administrative Agent, in form and substance satisfactory to Administrative Agent and its counsel, or (ii) other evidence of title acceptable to Administrative Agent and its counsel, reflecting that Borrower owns net revenue interests and working interests in the Borrowing Base Properties covered by such title opinions (or such other acceptable evidence of title) which are not less than the net revenue interests and not greater than the working interests for such Borrowing Base Properties reflected in the Devon Reserve Report and Existing Reserve Report, as applicable, free and clear of all Liens other than Permitted Encumbrances.

     "Total Commitment" means the Commitments of all Banks in an initial aggregate amount of $200,000,000 as such amount shall be reduced from time to time pursuant to Section 2.8 and Section 2.9.

     "Transferee" has the meaning given such term in Section 14.10(d).

     "Type" means, with reference to a Revolving Loan, the characterization of such Revolving Loan as the Base Rate Loan or a Eurodollar Loan based on the method by which the accrual of interest on such Revolving Loan is calculated.

     "Unrestricted Subsidiary" means, as of the date hereof, each member of the Quest Group (other than QRC), and also means any Subsidiary of Borrower which is not a Restricted Subsidiary.

     Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be expressed in U.S. dollars and shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of Borrower and its Consolidated Subsidiaries delivered to Banks except for changes concurred in by Borrower's independent certified public accountants and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to Banks pursuant to Section 8.1(a) or Section 8.1(b); provided, that, unless Required Banks shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained in Article X are computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

     Section 1.3 Petroleum Terms. As used herein, the terms "proved reserves," "proved developed reserves," "proved developed producing reserves," "proved developed nonproducing reserves," and "proved undeveloped reserves" have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

     Section 1.4 Money. Unless expressly stipulated otherwise, all references herein to "dollars," "money," "funds," "payments," "prepayments" or similar financial or monetary terms, are references to currency of the United States of America.

                                   Article II
                                   THE CREDIT
                                   ----------

     Section 2.1 Commitments.

     (a) Each Bank severally agrees,  subject to Section 2.1(c), Section 6.1 and
Section 6.2 and the other terms and conditions set forth in this Agreement, to lend to Borrower from time to time prior to the Termination Date amounts requested by Borrower not to exceed in the aggregate at any one time outstanding, the amount of such Bank's Commitment reduced by an amount equal to such Bank's Letter of Credit Exposure. Each Borrowing shall be (i) in an aggregate principal amount of $1,000,000 or any larger integral multiple of $100,000 (except that any Base Rate Borrowing may be in an amount equal to the Availability at such time), and (ii) made from the Banks ratably in accordance with their respective Commitment Percentages. Subject to the foregoing limitations and the other provisions of this Agreement, prior to the Termination Date Borrower may borrow under this Section 2.1(a), repay amounts borrowed and request new Borrowings to be made under this Section 2.1(a).

     (b) Administrative Agent, or such Bank designated by Administrative Agent which (without obligation to do so) consents to the same ("Letter of Credit Issuer") will, from time to time prior to the date which is five (5) Domestic Business Days prior to the Termination

Date, upon request by Borrower, issue Letters of Credit for the account of Borrower or any Restricted Subsidiary designated by Borrower, so long as (i) the sum of (A) the total Letter of Credit Exposure then existing, and (B) the amount of the requested Letter of Credit does not exceed $5,000,000, and (ii) Borrower would be entitled to a Borrowing under Section 2.1(a) and Section 2.1(c) in the amount of the requested Letter of Credit. Not less than three (3) Domestic Business Days prior to the requested date of issuance of any such Letter of Credit, Borrower (and any Restricted Subsidiary for whose account such Letter of Credit is being issued) shall execute and deliver to Letter of Credit Issuer, Letter of Credit Issuer's customary letter of credit application. Each Letter of Credit shall be in the minimum amount of $10,000 and shall be in form and substance acceptable to Letter of Credit Issuer. No Letter of Credit shall have an expiration date later than the earlier of (A) one (1) year after the Termination Date, or (B) one (1) year from the date of issuance (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension). Upon the date of issuance of a Letter of Credit, and, with respect to the Existing Letters of Credit, on the Closing Date, Letter of Credit Issuer shall be deemed to have sold to each other Bank, and each other Bank shall be deemed to have unconditionally and irrevocably purchased from Letter of Credit Issuer, a non recourse participation in the related Letter of Credit and Letter of Credit Exposure equal to such Bank's Commitment Percentage of such Letter of Credit and Letter of Credit Exposure. Upon request of any Bank, but not less often than quarterly, Administrative Agent shall provide notice to each Bank by telephone, teletransmission or telex setting forth each Letter of Credit issued and outstanding pursuant to the terms hereof and specifying the beneficiary and expiration date of each such Letter of Credit, each Bank's percentage of each such Letter of Credit and the actual dollar amount of each Bank's participation held by Letter of Credit Issuer thereof for such Bank's account and risk. At the time of issuance of each Letter of Credit, Borrower shall pay to Administrative Agent in respect of such Letter of Credit (1) the applicable Letter of Credit Fee, and (2) the applicable Letter of Credit Fronting Fee. Administrative Agent shall distribute the Letter of Credit Fee payable upon the issuance of each Letter of Credit to Banks in accordance with their respective Commitment Percentages, and Administrative Agent shall distribute the Letter of Credit Fronting Fee to Letter of Credit Issuer for its own account. Any (y) material amendment or modification, or (z) renewal or extension of any Letter of Credit shall be deemed to be the issuance of a new Letter of Credit for purposes of this Section 2.1(b). Notwithstanding anything to the contrary contained herein, Borrower shall pay to Administrative Agent in connection with the issuance of each Letter of Credit and/or any amendment or modification of any nature to any existing Letter of Credit, Administrative Agent's usual and customary fees for the issuance of, amendments or modifications to, and processing of, Letters of Credit. In the event of any conflict between the terms of the above referenced letter of credit application and the terms of this Agreement or any of the other Loan Papers, the terms of said Loan Papers shall be controlling.

     Immediately upon the occurrence of an Event of Default and the acceleration of the Obligations hereunder, and also on the date which is five (5) Domestic Business Days prior to the Termination Date, Borrower shall deposit with Administrative Agent cash in such amounts as Administrative Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure of all Banks; provided, that, in the case of any of the Events of Default specified in Section 11.1(g) or Section 11.1(h), an amount equal to the aggregate existing Letter of Credit Exposure of all Banks shall be due and payable without any notice to Borrower or any other act by Administrative Agent or any Bank. Any amounts so deposited shall be held by

Administrative Agent for the ratable benefit of all Banks as security for the outstanding Letter of Credit Exposure and the other Obligations, and Borrower will, in connection therewith, execute and deliver (and cause each other Credit Party to execute and deliver) such security agreements in form and substance satisfactory to Administrative Agent which Administrative Agent may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Administrative Agent shall apply such cash to satisfy such drafts or demands unless other mutually satisfactory arrangements for payment thereof have previously been made with Borrower. When all Letters of Credit have expired and the Obligations have been repaid in full (and no Bank has any obligation to lend or issue Letters of Credit hereunder) or such Event of Default has been cured to the satisfaction of Required Banks, Administrative Agent shall release to Borrower any remaining cash deposited under this Section 2.1(b). Whenever Borrower is required to make deposits under this Section 2.1(b) and fails to do so on the day such deposit is due, Administrative Agent or any Bank may, without notice to Borrower, make such deposit (whether by application of proceeds of any collateral for the Obligations, by transfers from other accounts maintained with any Bank or otherwise) using any funds then available to any Bank of any Credit Party, any guarantor or any other party liable for repayment of the Obligations.

     Notwithstanding anything to the contrary contained herein, Borrower hereby agrees to reimburse each Letter of Credit Issuer immediately upon demand by such Letter of Credit Issuer, and in immediately available funds, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it. Payment shall be made by Borrower with interest on the amount so paid or disbursed by Letter of Credit Issuer from and including the date payment is made under any Letter of Credit to but excluding the date of payment (to the extent paid on or prior to 12:00 noon, Chicago, Illinois time, on such date, but including the date of such payment to the extent paid after 12:00 noon, Chicago, Illinois time, on such date), at the lesser of (i) the Maximum Lawful Rate, or
(ii) the Default Rate. The obligations of Borrower under this paragraph will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by Borrower.

     Borrower shall be obligated to reimburse Letter of Credit Issuer upon demand for all amounts paid under Letters of Credit as set forth in the immediately preceding paragraph hereof. Provided no Default has occurred and is continuing, and Borrower would otherwise be entitled to a Borrowing under
Section 2.1(a), such reimbursement may come from such a Borrowing. If Borrower for any reason fails to reimburse Letter of Credit Issuer in full upon demand, Banks shall reimburse Letter of Credit Issuer in accordance with each Banks' Commitment Percentage for amounts due and unpaid from Borrower as set forth hereinbelow; provided, however, that no such reimbursement made by Banks shall discharge Borrower's obligations to reimburse Letter of Credit Issuer. All reimbursement amounts payable by any Bank under this Section 2.1(b) shall include interest thereon at the Federal Funds Rate, from the date of the payment of such amounts by Letter of Credit Issuer to the date of reimbursement by such Bank. No Bank shall be liable for the performance or nonperformance of the obligations of any other Bank under this paragraph. The reimbursement obligations of Banks under this paragraph shall continue after the Termination Date and shall survive termination of this Agreement and the other Loan Papers.

     Borrower shall indemnify and hold Administrative Agent, Letter of Credit Issuer and each Bank, and their respective officers, directors, representatives and employees harmless from loss for any claim, demand or liability which may be asserted against any or such indemnified party in connection with actions taken under Letters of Credit or in connection therewith (including losses resulting from the negligence of any or such indemnified party), and shall pay each indemnified party for reasonable fees of attorneys and legal costs paid or incurred by each indemnified party in connection with any matter related to Letters of Credit, except for losses and liabilities incurred as a direct result of the gross negligence or willful misconduct of such indemnified party, IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT EACH INDEMNIFIED PARTY SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS OWN ORDINARY NEGLIGENCE. If Borrower for any reason fails to indemnify or pay such indemnified party as set forth herein in full, Banks shall indemnify and pay such indemnified party upon demand, in accordance with each Bank's Commitment Percentage of such amounts due and unpaid from Borrower; provided, however, that, no such payment made by Banks shall discharge Borrower's obligation to indemnify or pay such indemnified party in accordance with the terms hereof. The provisions of this paragraph shall survive the termination of this Agreement.

     Neither Administrative Agent nor any other Letter of Credit Issuer makes any representation or warranty, nor assumes any responsibility with respect to the validity, legality, sufficiency or enforceability of any letter of credit application executed and delivered in connection with any Letter of Credit issued hereunder or any document relative thereto or to the collectibility thereunder. Neither Administrative Agent nor any other Letter of Credit Issuer assumes any responsibility for the financial condition of Borrower or for the performance of any obligation of Borrower. Administrative Agent and each other Letter of Credit Issuer may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any letter of credit application. FURTHERMORE, EXCEPT AS SET FORTH HEREIN, NEITHER ADMINISTRATIVE AGENT NOR ANY OTHER LETTER OF CREDIT ISSUER SHALL BE UNDER ANY LIABILITY TO ANY BANK, WITH RESPECT TO ANYTHING ADMINISTRATIVE AGENT OR ANY SUCH LETTER OF CREDIT ISSUER MAY DO OR REFRAIN FROM DOING IN THE EXERCISE OF ITS JUDGMENT, THE SOLE LIABILITY AND RESPONSIBILITY OF ADMINISTRATIVE AGENT AND SUCH LETTER OF CREDIT ISSUER BEING TO HANDLE EACH BANK'S SHARE ON AS FAVORABLE A BASIS AS ADMINISTRATIVE AGENT OR SUCH LETTER OF CREDIT ISSUER HANDLES ITS OWN SHARE. NEITHER ADMINISTRATIVE AGENT NOR ANY OTHER LETTER OF CREDIT ISSUER SHALL HAVE ANY DUTIES OR RESPONSIBILITIES EXCEPT THOSE EXPRESSLY SET FORTH HEREIN AND THOSE DUTIES AND LIABILITIES SHALL BE SUBJECT TO THE LIMITATIONS AND QUALIFICATIONS SET FORTH HEREIN. FURTHERMORE, NEITHER ADMINISTRATIVE AGENT, ANY LETTER OF CREDIT ISSUER, NOR ANY OF THEIR
DIRECTORS, OFFICERS, OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED (WHETHER OR NOT SUCH ACTION TAKEN OR OMITTED IS EXPRESSLY SET FORTH HEREIN) UNDER OR IN CONNECTION HEREWITH OR UNDER ANY OTHER INSTRUMENT OR DOCUMENT IN CONNECTION HEREWITH, EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Neither Administrative Agent nor any other Letter of Credit Issuer shall incur any liability to any Bank, Borrower, or any Affiliate of any Bank or Borrower, in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Administrative Agent or such Letter of Credit Issuer to be genuine or authentic and to be signed by the proper party.

     (c) No Bank will be obligated to lend to Borrower hereunder or incur Letter of Credit Exposure, and Borrower shall not be entitled to borrow hereunder or obtain Letters of Credit hereunder, in an amount which would cause the Outstanding Credit to exceed the Borrowing Base then in effect. No Bank shall be obligated to fund Borrowings hereunder and Borrower shall not be entitled to Borrowings hereunder during the existence of a Borrowing Base Deficiency. Nothing in this Section 2.1(c) shall be deemed to limit any Bank's obligation to reimburse any Letter of Credit Issuer with respect to its participation in Letters of Credit as a result of the drawing under any Letter of Credit pursuant to Section 2.1(b).

     Section 2.2 Method of Borrowing.

     (a) In order to request any Borrowing under Section 2.1, Borrower shall hand deliver, telex or telecopy to Administrative Agent a duly completed Request for Borrowing (herein so called) prior to 11:00 a.m. (Chicago, Illinois time),
(i) on the Borrowing Date specified for a proposed Base Rate Borrowing, and (ii) at least three (3) Eurodollar Business Days before the Borrowing Date of a proposed Eurodollar Borrowing (which, in respect of the initial Borrowing, may be given at least three (3) Eurodollar Business Days prior to the Closing Date). Each such Request for Borrowing shall be substantially in the form of Exhibit F attached hereto, and shall specify:

          (A) the Borrowing Date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

          (B) the aggregate amount of such Borrowing;

          (C) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

          (D) in the case of a Eurodollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) Upon receipt of a Request for Borrowing, Administrative Agent shall promptly notify each Bank of the contents thereof and the amount of the Borrowing to be loaned by such Bank pursuant thereto, and such Request for Borrowing shall not thereafter be revocable by Borrower.

     (c) Not later than 12:00 noon (Chicago, Illinois time) on the date of each Borrowing, each Bank shall make available its Commitment Percentage of such Borrowing, in Federal or other funds immediately available in Chicago, Illinois to Administrative Agent at its address set forth on Schedule 1.1-A hereto. Unless Administrative Agent determines that any applicable condition specified in Section 6.2 has not been satisfied, Administrative Agent will make the funds so received from Banks available to Borrower at Administrative Agent's aforesaid address.

     (d) Unless Borrower or a Bank, as the case may be, notifies Administrative Agent prior to the date on which it is scheduled to make payment to Administrative Agent of (i) in the case of a Bank, the proceeds of a Revolving Loan or (ii) in the case of Borrower, a payment of principal, interest or fees to Administrative Agent for the account of Banks, that it does not intend to make such payment, Administrative Agent may assume that such payment has been made. Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or Borrower, as the case may be, has not in fact made such payment to Administrative Agent, the recipient of such payment shall, on demand by Administrative Agent, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Bank, the Federal Funds Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Revolving Loan or (y) in the case of payment by Borrower, the interest rate applicable to the relevant Revolving Loan.

     Section 2.3 Method of Requesting Letters of Credit.

     (a) In order to request any Letter of Credit hereunder, Borrower shall hand deliver, telex or telecopy to Administrative Agent a duly completed Request for Letter of Credit (herein so called) prior to 12:00 noon (Chicago, Illinois time) at least three (3) Domestic Business Days before the date specified for issuance of such Letter of Credit. Each Request for Letter of Credit shall be substantially in the form of Exhibit G attached hereto, shall be accompanied by the applicable Letter of Credit Issuer's duly completed and executed letter of credit application and agreement and shall specify:

          (i) the requested date for issuance of such Letter of Credit;

          (ii) the terms of such requested Letter of Credit, including the name and address of the beneficiary, the stated amount, the expiration date and the conditions under which drafts under such Letter of Credit are to be available; and

          (iii) the purpose of such Letter of Credit.

     (b) Upon receipt of a Request for Letter of Credit, Administrative Agent shall promptly notify each Bank and the proposed Letter of Credit Issuer of the contents thereof, including the amount of the requested Letter of Credit, and such Request for Letter of Credit shall not thereafter be revocable by Borrower.

     (c) No later than 12:00 noon (Chicago, Illinois time) on the date each Letter of Credit is requested, unless Administrative Agent or the applicable Letter of Credit Issuer determines that any applicable condition precedent set forth in Section 6.2 hereof has not been satisfied, Administrative Agent or such other applicable Letter of Credit Issuer will issue and deliver such Letter of Credit pursuant to the instructions of Borrower.

     Section 2.4 Notes. Each Bank's Commitment Percentage of the Revolving Loan shall be evidenced by a single Note payable to the order of such Bank in an amount equal to such Bank's Commitment.

     Section 2.5 Interest Rates; Payments.

     (a) The principal amount of the Base Rate Loan outstanding from day to day shall bear interest at a rate per annum equal to the sum of (i) the Applicable Margin plus (ii) the applicable Base Rate in effect from day to day; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on the Base Rate Loan shall be payable as it accrues on the last day of each calendar month, commencing January 31, 2004, and on the Termination Date.

     (b) The principal amount of each Eurodollar Loan outstanding from day to day shall bear interest for the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Applicable Margin plus (ii) the applicable Adjusted Eurodollar Rate; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any portion of the principal of each Eurodollar Loan subject to an Interest Period of one (1), two (2) or three (3) months shall be payable on the last day of the Interest Period applicable thereto. Interest on any portion of the principal of each Eurodollar Loan subject to an Interest Period of six (6) months shall be payable on the last day of the Interest Period applicable thereto and on each Quarterly Date.

     (c) So long as no Default or Event of Default shall be continuing, subject to the provisions of this Section 2.5, Borrower shall have the option of having all or any portion of the principal outstanding under the Revolving Loan be a Base Rate Loan or one (1) or more Eurodollar Loans, which shall bear interest at rates determined by reference to the Base Rate and the Adjusted Eurodollar Rate, respectively. Prior to the termination of each Interest Period with respect to each Eurodollar Loan, Borrower shall give written notice (a "Notice of Continuation or Conversion") in the form of Exhibit H attached hereto to Administrative Agent of the Type of Loan which shall be applicable to the principal of such Eurodollar Loan upon the expiration of such Interest Period. Such Notice of Continuation or Conversion shall be given to Administrative Agent at least one (1) Domestic Business Day, in the case of a Base Rate Loan selection, and three (3) Eurodollar Business Days, in the case of a Eurodollar Loan selection, prior to the termination of the Interest Period then expiring. If Borrower shall specify a Eurodollar Loan, such Notice of Continuation or Conversion shall also specify the length of the succeeding Interest Period (subject to the provisions of the definition of such term) selected by Borrower. Each Notice of Continuation or Conversion shall be irrevocable and effective upon notification thereof to Administrative Agent. If the required Notice of Continuation or Conversion shall not have been timely received by Administrative Agent, Borrower shall be deemed to have elected that the principal of the Eurodollar Loan subject to the Interest Period then expiring be Converted to the Base Rate Loan upon the expiration of such Interest Period and Borrower will be deemed to have given Administrative Agent notice of such election. Subject to the limitations set forth in this Section 2.5(c) on the amount and number of Eurodollar Loans, Borrower shall have the right to Convert all or any part of the Base Rate Loan to a Eurodollar Loan by giving Administrative Agent a Notice of Continuation or Conversion of such election at least three (3) Eurodollar Business Days prior to the date on which Borrower elects to make such Conversion (a "Conversion Date"). The Conversion Date selected by Borrower shall be a Eurodollar Business Day. Notwithstanding anything in this Section 2.5 to the contrary, no portion of the principal of the Base Rate Loan may be Converted to a Eurodollar Loan and no Eurodollar Loan may be Continued as such when any Default or Event of Default has occurred and is continuing, but each such Eurodollar Loan shall be automatically Converted to the Base Rate Loan on the last day of each applicable Interest Period. Borrower shall not be permitted to have more than five (5) Eurodollar Loans in effect at any time.

     (d) Notwithstanding anything to the contrary set forth in Section 2.5(a) or
Section 2.5(b) above, after the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of the Revolving Loan, and to the extent permitted by Law, on the accrued but unpaid interest on the Revolving Loan from the period from and including the occurrence of such Event of Default to but excluding the date the same is remedied at a rate per annum equal to the lesser of (i) the Default Rate, and (ii) the Maximum Lawful Rate.

     (e) Administrative Agent shall determine each interest rate applicable to the Revolving Loan in accordance with the terms hereof. Administrative Agent shall promptly notify Borrower and Banks by telex, telecopy or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (f) Notwithstanding the foregoing, if at any time the rate of interest calculated with reference to the Base Rate or the Eurodollar Rate hereunder (the "contract rate") is limited to the Maximum Lawful Rate, any subsequent reductions in the contract rate shall not reduce the rate of interest on the Revolving Loan below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Note, the total amount of interest paid or accrued on such Note is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Borrower shall pay to the holder of such Note an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Note.

     (g) Interest payable hereunder on each Eurodollar Loan shall be computed based on the number of actual days elapsed assuming that each calendar year consisted of 360 days. Interest payable hereunder on the Base Rate Loan shall be computed based on the actual number of days elapsed assuming that each calendar year consisted of 365 days (or 366 days in a leap year).

     Section 2.6 Mandatory Prepayments. Upon the occurrence of any Borrowing Base Deficiency, Borrower shall make the mandatory prepayments of the Revolving Loan required by Section 4.6 hereof.

     Section 2.7 Voluntary Prepayments. Borrower may, subject to Section 13.5 and the other provisions of this Agreement, prepay the principal of the Revolving Loan in whole or in part. Any partial prepayment shall be in a minimum amount of $500,000 and shall be in an integral multiple of $100,000.

     Section 2.8 Voluntary Reduction of Commitments. Borrower may, by notice to Administrative Agent five (5) Domestic Business Days prior to the effective date of any such reduction, reduce the Total Commitment (and thereby reduce the Commitment of each Bank ratably) in amounts not less than $2,000,000 and in an amount which is an integral multiple of $1,000,000. On the effective date of any such reduction, Borrower shall, to the extent required as a result of such reduction, make a principal payment on the Revolving Loan in an amount sufficient to cause the principal balance of the Revolving Loan then outstanding to be equal to or less than the Total Commitment as thereby reduced. Notwithstanding the foregoing, Borrower shall not be permitted to voluntarily reduce the Total Commitment to an amount less than the aggregate Letter of Credit Exposure of all Banks.

     Section 2.9 Termination of Commitments; Final Maturity of Revolving Loan. The Total Commitment (and the Commitment of each Bank) shall terminate, and the entire outstanding principal balance of the Revolving Loan, all unpaid interest accrued thereon, all accrued but unpaid fees hereunder and all other outstanding Obligations shall be due and payable in full on the Termination Date.

     Section 2.10 Application of Payments. Each repayment pursuant to Section 2.6, Section 2.7, Section 2.8, Section 2.9 and Section 4.6 shall be made together with accrued interest on the amount repaid to the date of payment, and shall be applied in accordance with Section 3.2 and the other provisions of this Agreement.

     Section 2.11 Commitment Fee. On the Termination Date, on each Quarterly Date prior to the Termination Date, and, in the event the Commitments are terminated in their entirety prior to the Termination Date, on the date of such termination, Borrower shall pay to Administrative Agent, for the ratable benefit of each Bank based on each Bank's Commitment Percentage, a commitment fee equal to the Commitment Fee Percentage in effect from day to day (applied on a per annum basis and computed on the basis of actual days elapsed and as if each calendar year consisted of 365 days (or 366 days in a leap year)) of the average daily Availability for the Fiscal Quarter (or portion thereof) ending on the date such payment is due.

     Section 2.12 Agency and other Fees. Borrower shall, and shall cause QRC to, pay to Administrative Agent and its Affiliates such other fees and amounts as QRC and/or Borrower shall be required to pay to Administrative Agent and its Affiliates from time to time pursuant to any separate agreement between or among QRC, Borrower and Administrative Agent or such Affiliates. Such fees and other amounts shall be retained by Administrative Agent and its Affiliates, and no Bank (other than Bank One) shall have any interest therein. Administrative Agent may disburse any fees paid to Administrative Agent and its Affiliates pursuant to this Section 2.12 in any manner Administrative Agent desires in its sole discretion.

                                  Article III
                               GENERAL PROVISIONS
                               ------------------

     Section 3.1 Delivery and Endorsement of Notes. On the Closing Date, Administrative Agent shall deliver to each Bank the Note payable to such Bank. Each Bank may endorse (and prior to any transfer of its Note shall endorse) on the schedules attached and forming a part thereof appropriate notations to evidence the date and amount of its Commitment Percentage of each Borrowing, the Interest Period applicable thereto, and the date and amount of each payment of principal made by Borrower with respect thereto; provided that the failure by any Bank to so endorse its Note shall not affect the liability of Borrower for the repayment of all amounts outstanding under such Note together with interest thereon. Each Bank is hereby irrevocably authorized by Borrower to endorse its Note and to attach to and make a part of any such Note a continuation of any such schedule as required.

     Section 3.2 General Provisions as to Payments.

     (a) Borrower shall make each payment of principal of, and interest on, the Revolving Loan, and all fees payable hereunder shall be paid, not later than 12:00 noon (Chicago, Illinois time) on the date when due, in Federal or other funds immediately available in Chicago, Illinois, to Administrative Agent at its address set forth on Schedule 1.1-A hereto, without defense, set-off, deduction or counterclaim. Administrative Agent will promptly (and if such payment is received by Administrative Agent by 10:00 a.m. (Chicago, Illinois time), and otherwise if reasonably possible, on the same Domestic Business Day) distribute to each Bank its Commitment Percentage of each such payment received by Administrative Agent for the account of Banks. Whenever any payment of principal of, or interest on, the Base Rate Loan or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, any portion of any Eurodollar Loan shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day (subject to the provisions of the definition of Interest Period). If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time. Borrower hereby authorizes Administrative Agent to charge from time to time against Borrower's accounts with Administrative Agent any amount then due.

     (b) Prior to the occurrence of an Event of Default, all principal payments received by Banks with respect to the Revolving Loan shall be applied first to Eurodollar Loans outstanding with Interest Periods ending on or about the date of such payment, then to the Base Rate Loan, and then to Eurodollar Loans next maturing until such principal payment is fully applied.

     (c) After the occurrence and during the continuance of an Event of Default, all amounts collected or received by Administrative Agent or any Bank shall be applied first to the payment of all proper costs incurred by Administrative Agent in connection with the collection thereof (including reasonable expenses and disbursements of Administrative Agent), second to the payment of all proper costs incurred by Banks in connection with the collection thereof (including reasonable expenses and disbursements of Banks), third to the reimbursement of any advances made by Banks to effect performance of any unperformed covenants of any Credit Party under any of the Loan Papers, fourth to the payment of any unpaid fees required pursuant to Section 2.12, fifth to the payment of any unpaid fees required pursuant to Section 2.1(b) and Section 2.11, sixth, to the payment of all accrued but unpaid interest, seventh, to the payment to each Bank of its Commitment Percentage of the outstanding principal of the Revolving Loan and to satisfy all obligations and liabilities then due under Hedge Agreements, such payments to be made pro rata to each Bank owed such Obligations in proportion to all such payments owed to all Banks in respect of such Obligations, and eighth, to establish the deposits required in Section 2.1(b). All payments received by a Bank after the occurrence and during the continuance of an Event of Default for application to the principal of the Revolving Loan shall be applied by such Bank in the manner provided in Section 3.2(b).

                                   Article IV
                                 BORROWING BASE
                                 --------------

     Section 4.1 Reserve Report; Proposed Borrowing Base. The aggregate amount of credit available to Borrower under this Agreement shall be limited by a Borrowing Base (herein so called) which shall be determined by Banks at the times and in accordance with the standards and procedures set forth in this
Article IV. As soon as available and in any event by February 15 and August 31 of each year commencing August 31, 2004, Borrower shall deliver to Administrative Agent and each Bank a Reserve Report prepared as of the immediately preceding November 30 and May 31 respectively. Additionally, and with respect to the initial Scheduled Redetermination to occur on July 1, 2004 only, Borrower shall deliver to Administrative Agent and each Bank the March Operating Statement. Simultaneously with the delivery to Administrative Agent and each Bank of each Reserve Report, Borrower shall notify Administrative Agent and each Bank of the amount of the Borrowing Base which Borrower requests become effective on the next Redetermination Date (or such date promptly following such Redetermination Date as Required Banks shall elect).

     Section 4.2 Scheduled Redeterminations of the Borrowing Base; Procedures and Standards. Based in part on the Reserve Reports made available to Banks pursuant to Section 4.1, Banks shall redetermine the Borrowing Base on or prior to the next Redetermination Date (or such date promptly thereafter as reasonably possible based on the engineering and other information available to Banks). Any Borrowing Base which becomes effective as a result of any Redetermination of the Borrowing Base shall be subject to the following restrictions: (a) such
Borrowing Base shall not exceed the Borrowing Base requested by Borrower pursuant to Section 4.1 or Section 4.3 (as applicable), (b) such Borrowing Base shall not exceed the Total Commitment then in effect, (c) except in connection with a Borrowing Base increase pursuant to, and in compliance with, Section 4.4(b), to the extent such Borrowing Base represents an increase from the Borrowing Base in effect prior to such Redetermination, such Borrowing Base shall be  approved  by all Banks,  and (d) to the  extent  such  Borrowing  Base represents a decrease in the Borrowing Base in effect prior to such Redetermination, or a reaffirmation of such prior Borrowing Base, such Borrowing Base shall be approved by Required Banks. Each Redetermination shall be made by Banks in their sole discretion, but based on such Banks' customary procedures for evaluating oil and gas properties as such exist at the time of any such Redetermination. Without limiting such discretion, Borrower acknowledges and agrees that Banks (i) may make such assumptions regarding appropriate existing and projected pricing for Hydrocarbons as they deem appropriate in their sole discretion, (ii) may make such assumptions regarding projected rates and quantities of future production of Hydrocarbons from the Mineral Interests owned by Borrower as they deem appropriate in their sole discretion, (iii) may consider the projected cash requirements of the Credit Parties, (iv) are not required to (but may) consider any asset other than Proved Mineral Interests owned by Borrower which are subject to first and prior Liens in favor of Administrative Agent for the ratable benefit of Banks to the extent required by
Section 5.1 hereof, and (v) may make such other assumptions, considerations and exclusions as Banks deem appropriate in the exercise of their sole discretion, but based on such Banks' customary procedures for evaluating oil and gas properties as such exist at the time of any such Redetermination. It is further acknowledged and agreed that each Bank may consider such other credit factors as it deems appropriate in the exercise of its sole discretion and shall have no obligation in connection with any Redetermination to approve any increase from the Borrowing Base in effect prior to such Redetermination. Promptly following any Redetermination of the Borrowing Base, Administrative Agent shall notify Borrower of the amount of the Borrowing Base as redetermined, which Borrowing Base shall be effective as of the date specified in such notice, and shall remain in effect for all purposes of this Agreement until the next Redetermination.

     Section 4.3 Special Redeterminations.

(a) In addition to Scheduled Redeterminations, Devon Redeterminations and redeterminations of the Borrowing Base pursuant to Section 4.4(b) and Section 4.5, Borrower and Required Banks shall each be permitted to request a Special Redetermination of the Borrowing Base once in each Fiscal Year. Any request by Required Banks pursuant to this Section 4.3(a) shall be submitted to Administrative Agent and Borrower. Any request by Borrower pursuant to this
Section 4.3(a) shall be submitted to Administrative Agent and each Bank and at the time of such request Borrower shall (i) deliver to Administrative Agent and each Bank a Reserve Report, and (ii) also notify Administrative Agent and each Bank of the Borrowing Base requested by Borrower in connection with such Special Redetermination.

     (b) Any Special Redetermination shall be made by Banks in accordance with the procedures and standards set forth in Section 4.2; provided, that, no Reserve Report will be required to be delivered to Administrative Agent and Banks in connection with any Special Redetermination requested by Required Banks pursuant to Section 4.3(a) above.

     Section 4.4 Devon Redeterminations.

     (a) In addition to Scheduled Redeterminations, Special Redeterminations and redeterminations of the Borrowing Base pursuant to Section 4.4(b) and Section 4.5, Required Banks shall be permitted to make additional redeterminations of the Borrowing Base on each Devon Redetermination Date (or as of a date shortly thereafter to be designated by Administrative Agent in a notice to Borrower), pursuant to which Required Banks may reduce the Borrowing Base by such amount as Required Banks shall determine in their sole discretion, but based on such Banks' customary procedures for evaluating oil and gas properties as such exist at the time of any such Redetermination, as a result of the reassignment of any Borrowing Base Property (or any interest therein) to Devon or TGGS pursuant to
Section 13 of the Devon Acquisition Agreement, the existence of any uncured title, environmental or other defect (including, without limitation, any Permitted Devon Title Defect) with respect to the Devon Properties or (iii) a downward adjustment to the Sale Price (as defined in the Devon Acquisition Agreement) in accordance with Section 13 of the Devon Acquisition Agreement.

     (b) Provided no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom, and further provided Borrower has timely delivered to Administrative Agent and each Bank a properly completed Borrowing Base Increase Certificate, the Borrowing Base shall increase on the date of each Devon Consent Property Transaction by the amount set forth in such certificate; provided, that, (i) no increase shall be in an amount less than $5,000,000 or the remaining amount of the holdback under the Devon Hold Back Agreement, (ii) in no event shall the amount of increases to the Borrowing Base pursuant to this Section 4.4(b) exceed, in the aggregate, $13,000,000,
(iii) no redetermination of the Borrowing Base pursuant to this Section 4.4(b) shall occur after the earlier of (a) the date on which (1) all of the Devon Hold Back Assignments have been filed of record by Borrower (or Collateral Agent, at the request of Borrower) and/or (2) a determination is made by Devon and Borrower that applicable consents will not be obtained, and (b) May 1, 2004, and
(iv) Borrower shall have complied with the terms of Section 5.1(b) hereof. Promptly following any Redetermination of the Borrowing Base pursuant to this
Section 4.4(b), Administrative Agent shall notify Borrower and each Bank of the amount of the Borrowing Base as redetermined, which Borrowing Base shall be effective as of the date specified in such notice, and shall remain in effect for all purposes of this Agreement until the next Redetermination. Within three
(3) Domestic Business Days following the consummation of any Devon Consent Property Transaction, Administrative Agent shall, and is hereby authorized by Borrower to, at its election, either (1) deliver (or cause Collateral Agent to deliver) all applicable Devon Hold Back Assignments previously delivered to Collateral Agent pursuant to the terms of the Devon Hold Back Agreement to Borrower, or (2) deliver one such applicable Devon Hold Back Assignment to Borrower and cause one to be filed of record in the real property records of the appropriate county or counties.

     Section 4.5 Title Review Adjustment. In addition to Scheduled Redeterminations, Special Redeterminations, Devon Redeterminations and redeterminations of the Borrowing Base pursuant to Section 4.4(b), Required Banks shall be permitted to reduce the Borrowing Base on May 31, 2004 (or as of a date shortly thereafter to be designated by Administrative Agent in a notice to Borrower), (a) if, and only to the extent that, and by the amount that, the Recognized Value of the Title Approved Properties on such date is less than eighty percent (80%) of the Recognized Value of all Proved Mineral Interests held by Borrower and its Subsidiaries, or (b) as a result of the existence of any uncured title, environmental or other defect (including, without limitation, any Permitted Contributed Property Defect) with respect to the Contributed Property.

     Section 4.6 Borrowing Base Deficiency. If a Borrowing Base Deficiency exists at any time (other than in connection with a Devon Redetermination), Borrower shall, within ninety (90) days following the date such Borrowing Base Deficiency first occurs, at its option, either (a) make a prepayment of principal on the Revolving Loan in an amount sufficient to eliminate such Borrowing Base Deficiency, and, if such Borrowing Base Deficiency cannot be eliminated pursuant to this Section 4.6 by prepayment of the Revolving Loan in full (as a result of outstanding Letter of Credit Exposure), Borrower shall also deposit with Administrative Agent sufficient cash to be held by Administrative Agent to secure outstanding Letter of Credit Exposure in the manner contemplated by Section 2.1(b) as necessary to eliminate such Borrowing Base Deficiency, (b) submit additional oil and gas properties owned by Borrower for consideration in connection with a redetermination of the Borrowing Base which Administrative Agent and Required Banks deem sufficient in their sole discretion (but based on Administrative Agent's and each such Banks' customary procedures for evaluating oil and gas properties as such exist at such time) to eliminate such Borrowing Base Deficiency, or (c) eliminate such Borrowing Base Deficiency through a combination of prepayments on the Revolving Loan and submission of additional oil and gas properties for inclusion in the Borrowing Base as set forth in subclauses (a) and (b) above. Notwithstanding the foregoing, in the event a
Borrowing Base Deficiency exists after giving effect to any Devon Redetermination, Borrower shall eliminate such Borrowing Base Deficiency by making a single mandatory payment of principal on the Revolving Loan in an amount equal to the entire amount of such Borrowing Base Deficiency within two (2) Domestic Business Days following the date on which such Borrowing Base Deficiency is determined to exist.

     Section 4.7 Initial Borrowing Base. Notwithstanding anything to the contrary contained herein, the Borrowing Base in effect during the period commencing on the Closing Date and ending on the effective date of the first Redetermination after the Closing Date shall be the Initial Borrowing Base.

                                   Article V
                            COLLATERAL AND GUARANTEES
                            -------------------------

     Section 5.1 Security.

     (a) The Obligations shall be secured by first and prior Liens (subject only to Permitted Encumbrances) covering and encumbering (i) one hundred percent (100%) of all Borrowing Base Properties, and all of the issued and outstanding Equity owned by Cherokee Partners and each member of the Quest Group (other than
QRC), Borrower and each Restricted Subsidiary in Borrower and each such Restricted Subsidiary. On the Closing Date, Borrower shall deliver to Collateral Agent for the ratable benefit of each Bank and Senior Term Lender, the Mortgages in form and substance acceptable to Administrative Agent and duly executed by Borrower, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed, as applicable) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect first and prior Liens in all Borrowing Base Properties and other interests of each
Credit Party required by this Section 5.1(a). Borrower hereby authorizes Administrative Agent, and its agents, successors and assigns, to file any and all necessary financing statements under the Uniform Commercial Code, assignments or continuation statements as necessary from time to time (in Administrative Agent's discretion) to perfect (or continue perfection of) the Liens granted pursuant to the Loan Papers.

     (b) On or before each Redetermination Date after the Closing Date and at such other times as Administrative Agent or Required Banks shall request (including, without limitation, in connection with (i) any title and curative review and work performed after the Closing Date in connection with the Closing Transactions, or (ii) any Devon Consent Property Transaction after the Closing Date pursuant to the terms of the Devon Acquisition Documents), Borrower and each Restricted Subsidiary shall execute and deliver to Administrative Agent, for the ratable benefit of each Bank, Mortgages in form and substance acceptable to Administrative Agent and duly executed by Borrower and any such Restricted Subsidiary (as applicable) together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed, as applicable) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 5.1(a) preceding with respect to Borrowing Base Properties acquired by Borrower and each Restricted Subsidiary subsequent to the last date on which Borrower or any such Restricted Subsidiary was required to execute and deliver Mortgages pursuant to this Section 5.1(b), or which, for any other reason are not the subject of valid, enforceable, perfected first priority Liens (subject only to Permitted Encumbrances) in favor of Administrative Agent for the ratable benefit of Banks.

     (c) At any time Borrower or any of its Subsidiaries are required to execute and deliver Mortgages to Administrative Agent pursuant to this Section 5.1
(other than Mortgages to be delivered on the Closing Date, which shall only require evidence of title to verify Borrower's title to the Initial Title
Required Reserve Value of the Proved Producing Mineral Interests which are subject to such Mortgages to be delivered on the Closing Date), Borrower shall also deliver to Administrative Agent such opinions of counsel (including, if so requested, title opinions, and in each case addressed to Administrative Agent) and other evidence of title as Administrative Agent shall deem necessary or appropriate to verify (i) Borrower's or such Subsidiary's title to the Required Reserve Value of the Proved Producing Mineral Interests which are subject to such Mortgages, and (ii) the validity, perfection and priority of the Liens created by such Mortgages and such other matters regarding such Mortgages as Administrative Agent shall reasonably request.

     (d) To the extent required or contemplated by the terms of Section 5.1(a)(ii), Section 9.2 and the definition of "Permitted Investments," Borrower shall, and shall cause Cherokee Partners and each member of the Quest Group (other than QRC) or any Indirect Restricted Subsidiary (as applicable), to execute and deliver to Administrative Agent a Pledge Agreement, together with
(i) all certificates (or other evidence acceptable to Administrative Agent) evidencing the issued and outstanding Equity of Borrower and any such Restricted Subsidiary of every class owned by Cherokee Partners and each such member of the Quest Group (other than QRC), Borrower or such Indirect Restricted Subsidiary (as applicable) which shall be duly endorsed or accompanied by stock powers executed in blank (as applicable), and (ii) such UCC-1 financing statements as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 5.1(a)(ii) in the issued and outstanding Equity of Borrower and each such Restricted Subsidiary.

     Section 5.2 Guarantees. Payment and performance of the Obligations shall be fully guaranteed by each Restricted Subsidiary pursuant to a Facility Guaranty, and Borrower shall cause any such applicable Restricted Subsidiary to execute and deliver to Administrative Agent and Banks such Facility Guaranty.

                                   Article VI
                              CONDITIONS PRECEDENT
                              --------------------

     Section 6.1 Conditions to Initial Borrowing and Participation in Letter of Credit Exposure. The obligation of each Bank to loan its Commitment Percentage of the initial Borrowing hereunder and the obligation of Letter of Credit Issuer to issue any Letter of Credit issued hereunder is subject to the satisfaction of each of the following conditions:

     (a) Closing Deliveries. Administrative Agent shall have received each of the following documents, instruments and agreements, each of which shall be in form and substance and executed in such counterparts as shall be reasonably acceptable to Administrative Agent and each Bank and each of which shall, unless otherwise indicated, be dated the Closing Date:

          (i) a Note payable to the order of each Bank, each in the amount of such Bank's Commitment, duly executed by Borrower;

          (ii) the  Mortgages  to be executed on the  Closing  Date  pursuant to
     Section 5.1(a), duly executed and delivered by Borrower, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements, tax affidavits and applicable department of revenue documentation, creating first and prior Liens in all Borrowing Base Properties;

          (iii) an Equityholders Pledge Agreement duly executed and delivered by
     (1) Cherokee  Partners,  and (2) each member of the Quest Group (other than
     QRC), together with (A) all certificates (or other evidence acceptable to Administrative Agent) evidencing one hundred percent (100%) of the issued and outstanding Equity of Borrower of every class owned by each such Person, which certificates shall be duly endorsed or accompanied by appropriate stock powers (as applicable) executed in blank, and (B) such other agreements and writings, including, without limitation, UCC-1 financing statements as reasonably requested by Administrative Agent;

          (iv) the Borrower Pledge Agreement duly executed and delivered by Borrower, together with (A) all certificates (or other evidence acceptable to Administrative Agent) evidencing one hundred percent (100%) of the
     issued  and   outstanding   Equity  of  Bluestem  of  every  class,   which
     certificates shall be duly endorsed or accompanied by appropriate stock powers (as applicable) executed in blank, and (B) such other agreements and writings, including, without limitation, UCC-1 financing statements as reasonably requested by Administrative Agent;

          (v) a Facility Guaranty duly executed and delivered by Bluestem;

          (vi) such financing statements (including, without limitation, the financing statements referenced in subclauses (ii), (iii) and (iv) above) as Administrative Agent shall specify to fully evidence and perfect all Liens contemplated by the Loan Papers, all of which shall be filed of record in such jurisdictions as Administrative Agent shall require in its sole discretion;

          (vii) a copy of the articles or certificate of incorporation, articles or certificate of organization, certificate of limited partnership, or comparable charter documents, and all amendments thereto, of Cherokee Partners and each member of the Quest Group and each Credit Party accompanied by a certificate that such copy is true, correct and complete, and dated within ten (10) days of the Closing Date (or within such other period as acceptable to Administrative Agent), issued by the appropriate Governmental Authority of the jurisdiction of incorporation or organization of Cherokee Partners and each such member of the Quest Group and each such Credit Party, and accompanied by a certificate of the Secretary or comparable Authorized Officer of Cherokee Partners and each such member of the Quest Group and each such Credit Party that such copy is true, correct and complete on the Closing Date, as well as any other information required by Section 326 of the USA Patriot Act or necessary for

Administrative Agent or any Bank to verify the identity of Borrower as required by Section 326 of the USA Patriot Act;

          (viii) a copy of the Operating Agreement, bylaws, regulations, partnership agreement or comparable charter documents, and all amendments thereto, of Cherokee Partners and each member of the Quest Group and each Credit Party accompanied by a certificate of the Secretary or comparable Authorized Officer of Cherokee Partners and each member of the Quest Group and each such Credit Party that such copy is true, correct and complete as of Closing Date;

          (ix) certain certificates and other documents issued by the appropriate Governmental Authorities of such jurisdictions as Administrative Agent has requested relating to the existence of Cherokee Partners and each member of the Quest Group and each Credit Party and to the effect that Cherokee Partners and each such member of the Quest Group and each such Credit Party is in good standing with respect to the payment of franchise and similar Taxes and is duly qualified to transact business in such jurisdictions;

          (x) a certificate of incumbency of all officers of Cherokee Partners and each member of the Quest Group and each Credit Party who will be authorized to execute or attest to any Loan Paper, dated the Closing Date, executed by the Secretary or comparable Authorized Officer of Cherokee Partners and each such member of the Quest Group and each such Credit Party;

          (xi)  copies  of   resolutions   or  comparable   authorizations   and
     shareholder consents approving the Loan Papers and authorizing and consenting (as applicable) to the Closing Transactions and the transactions contemplated by this Agreement and the other Loan Papers, duly adopted by the Board of Directors (or comparable authority) and approved by the shareholders of Cherokee Partners and each member of the Quest Group and each Credit Party accompanied by certificates of the Secretary or comparable officer of Cherokee Partners and each such member of the Quest Group and each such Credit Party that such copies are true and correct copies of resolutions and shareholder consents duly adopted at a meeting of or (if permitted by applicable Law and, if required by such Law, by the bylaws or comparable charter documents of Cherokee Partners and each such member of the Quest Group and each such Credit Party, as applicable) by the unanimous written consent of the Board of Directors (or comparable authority) and the shareholders of Cherokee Partners and each such member of the Quest Group and each such Credit Party, as applicable, and that such resolutions and shareholder consents constitute all the resolutions and shareholder consents adopted and/or obtained with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date;

          (xii) an opinion of Stinson Morrison Hecker LLP, special counsel for the Credit Parties dated the Closing Date, favorably opining as to the enforceability of each of the Loan Papers (including, without limitation, the enforceability of the Mortgages in the State of Kansas) and otherwise in form and substance satisfactory to Administrative Agent and Banks;

          (xiii) an opinion of Mullins, Hirsch & Rischard, P.C., special counsel for Borrower in Oklahoma dated the Closing Date, favorably opining as to the enforceability of the Mortgages in such State, and otherwise in form and substance satisfactory to Administrative Agent and Banks;

          (xiv) a certificate signed by an Authorized Officer of Borrower stating that (a) the representations and warranties contained in this Agreement and the other Loan Papers are true and correct in all respects,
     (b) no Default or Event of Default has occurred and is continuing, and (c) all conditions set forth in this Section 6.1 and Section 6.2 have been satisfied;

          (xv) a Certificate of Ownership Interests signed by an Authorized Officer of Borrower in the form of Exhibit J attached hereto;

          (xvi) certificates from Borrower's insurance broker setting forth the insurance maintained by Borrower, stating that such insurance is in full force and effect;

          (xvii)a report or reports in form, scope and detail acceptable to Administrative Agent from environmental engineering firms acceptable to Administrative Agent setting forth the results of a review of each Credit Party's Mineral Interests and operations (after giving effect to the Closing Transactions), which report(s) shall not reflect the existence of facts or circumstances which would constitute a material violation of any Applicable Environmental Law or which are likely to result in a material liability to QRC, any other member of the Quest Group or any Credit Party;

          (xviii) a copy of (A) each Closing Document and all other material documents, instruments and agreements executed and/or delivered by any member of the Quest Group and/or any Credit Party in connection with the Closing Transactions, and (B) the QES Management Agreement, together with a certificate from an Authorized Officer of Borrower certifying that such copies are accurate and complete and represent the complete understanding and agreement of the parties with respect to the subject matter thereof; and

          (xix) executed originals (in recordable form) of all Devon Hold Back Assignments to be delivered to Collateral Agent pursuant to the terms of the Devon Hold Back Agreement.

     (b) Title Review. Administrative Agent or its counsel shall have completed a review of title to the Initial Title Required Reserve Value of all Borrowing Base Properties, and such review shall not have revealed any condition or circumstance which would reflect that the representations and warranties contained in Section 7.8 hereof are inaccurate in any material respect.

     (c) Closing Transactions. Subject only to the disbursement and application of the initial Borrowing, the Closing Transactions shall have occurred and been consummated on the terms set forth in the Closing Documents (or Administrative Agent shall be satisfied that such transactions will occur and be consummated simultaneously with the Closing Date).

     (d) No Material Adverse Change. In the sole discretion of each Bank, no Material Adverse Change shall have occurred since May 31, 2003.

     (e) No Legal Prohibition. The transactions contemplated by this Agreement shall be permitted by applicable Law and regulation and shall not subject any Agent or any Bank to any material adverse change in its assets, liabilities, financial condition, operations or prospects or subject any Credit Party to a Material Adverse Change.

     (f) No Litigation. No litigation, arbitration or similar proceeding shall be pending or, to the knowledge of Borrower, threatened which calls into question the validity or enforceability of this Agreement, the other Loan Papers, the Closing Transactions or the transactions contemplated hereby or thereby.

     (g) Closing and Other Fees. Borrower shall have paid (i) to Administrative Agent for the ratable benefit of each Bank, and shall have paid to Administrative Agent and its Affiliates (for their own account), the fees to be paid on the Closing Date pursuant to Section 2.12, and (ii) all fees, expenses and disbursements of counsel for Administrative Agent to the extent invoiced on or prior to the Closing Date, together with such additional amounts as shall constitute such counsel's reasonable estimate of expenses and disbursements to be incurred by such counsel in connection with the recording and filing of Mortgages and financing statements; provided, that, such estimate shall not thereafter preclude further settling of accounts between Borrower and Administrative Agent.

     (h) Organizational Structure. Each Bank shall be satisfied in its sole judgment with the organizational, capital, legal and management structure and tax liabilities of each Credit Party.

     (i) Hedge Transactions. Borrower shall have entered into, or been assigned by a member of the Quest Group or Devon, Hedge Transactions with Approved Counterparties, and on terms and conditions, acceptable to Required Banks, with respect to not less than eighty-five percent (85%) of Administrative Agent's forecasted production from Proved Producing Mineral Interests for a period of three (3) years, and which shall provide Borrower with a minimum NYMEX weighted average price of $4.70 per MMBTU, and which condition Administrative Agent acknowledges has been satisfied on or prior to the Closing Date.

     (j) Other Matters. All matters related to this Agreement, the other Loan Papers, the Credit Parties, the Closing Documents and the Closing Transactions shall be reasonably acceptable to each Bank in its sole discretion, and each Credit Party shall have delivered to Administrative Agent and each Bank such evidence as they shall request to substantiate any matters related to this Agreement, the other Loan Papers, the Credit Parties, the Closing Documents and the Closing Transactions as Administrative Agent or any Bank shall request.

     Upon satisfaction (or waiver in writing by Administrative Agent and each Bank) of each of the conditions set forth in this Section 6.1, Borrower and Administrative Agent shall execute the Certificate of Effectiveness. Each Bank hereby authorizes Administrative Agent to execute the Certificate of Effectiveness on its behalf and acknowledges and agrees that the execution of the Certificate of Effectiveness by Administrative Agent shall be binding on each such Bank.

     Section 6.2 Conditions to Each Borrowing and each Letter of Credit. The obligation of each Bank to loan its Commitment Percentage of each Borrowing and the obligation of any Letter of Credit Issuer to issue, extend, amend or renew any Letter of Credit on the date such Letter of Credit is to be issued, extended, amended or renewed is subject to the further satisfaction of the following conditions:

     (a) timely receipt by Administrative Agent of a Request for Borrowing or a Request for Letter of Credit (as applicable);

     (b) immediately before and after giving effect to such Borrowing or issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing and the funding of such Borrowing or the issuance of the requested Letter of Credit (as applicable) shall not cause a Default or Event of Default;

     (c) the representations and warranties of each Credit Party contained in this Agreement and the other Loan Papers shall be true and correct on and as of the date of such Borrowing or issuance of such Letter of Credit (as applicable), except to the extent such representations and warranties are expressly limited to an earlier date;

     (d) the amount of the requested Borrowing or the amount of the requested Letter of Credit (as applicable) shall not exceed the Availability;

     (e) no Material Adverse Change shall have occurred; and

     (f) the funding of such Borrowing or the issuance of such Letter of Credit (as applicable) shall be permitted by applicable Law.

     The funding of each Borrowing and the issuance of each Letter of Credit hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Borrowing and the date of issuance of each Letter of Credit as to the facts specified in Section 6.2(b) through Section 6.2(e).

     Section 6.3 Post-Closing Deliveries. Borrower shall deliver, or cause to be delivered, to Administrative Agent and its counsel, on or before May 31, 2004, opinions of title or other evidence of title in form and substance reasonably acceptable to Administrative Agent and its counsel regarding that portion of the Borrowing Base Properties which, together with all such evidence of title previously received, reviewed and approved, results in evidence of title satisfactory to Administrative Agent and its counsel covering not less than the Required Reserve Value.

     Section 6.4 Materiality of Conditions. Each condition precedent herein is material to the transactions contemplated herein, and time is of the essence in respect of each thereof.

                                  Article VII
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Borrower represents and warrants to Administrative Agent and each Bank that each of the following statements is true and correct on the date hereof (and after giving effect to the Closing Transactions), and will be true and correct on the occasion of each Borrowing and the issuance of each Letter of Credit, except to the extent such representations and warranties are expressly limited to an earlier date:

     Section 7.1 Corporate Existence and Power. Each Credit Party (a) is a corporation, partnership or limited liability company duly incorporated or organized (as applicable), validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, (b) has all corporate, partnership or limited liability company power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as a foreign corporation, partnership or limited liability company (as applicable) in each jurisdiction in which it does business, except in each case above, where such lack or failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     Section 7.2 Credit Party and Governmental Authorization; Contravention. The execution, delivery and performance of this Agreement and the other Loan Papers by each Credit Party (to the extent each Credit Party is a party to this Agreement and such Loan Papers) are within such Credit Party's corporate, partnership or limited liability company powers (as applicable), when executed will be duly authorized by all necessary corporate, partnership or limited liability company action (as applicable), require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable Law (including, without limitation, the Margin Regulations) or of the articles or certificate of incorporation, the articles or certificate of organization, the Operating Agreement, bylaws, regulations, partnership agreement or comparable charter documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Credit Party or result in the creation or imposition of any Lien on any asset of any Credit Party other than the Liens securing the Obligations.

     Section 7.3 Binding Effect. This Agreement constitutes a valid and binding agreement of Borrower; the other Loan Papers when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Credit Party executing the same; and each Loan Paper is, or when executed and delivered, will be, enforceable against each Credit Party which executes the same in accordance with its terms in all material respects except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     Section 7.4  Financial Information.

     (a) The Current  Financials  fairly  present,  in conformity with GAAP, the
consolidated   financial  position  of  QRC  and  its  consolidated  results  of operations and cash flows as of the dates and for the periods covered thereby.

     (b) The most recent annual audited consolidated balance sheet of Borrower and the related consolidated statements of operations and cash flows for the Fiscal Year then ended, copies of which have been delivered to each Bank, fairly present, in all material respects and in conformity with GAAP, the consolidated financial position of Borrower as of the end of such Fiscal Year and its consolidated results of operations and cash flows for such Fiscal Year.

     (c) The most recent quarterly unaudited consolidated balance sheet of Borrower delivered to Banks, and the related unaudited consolidated statements of operations and cash flows for the portion of Borrower's Fiscal Year then ended, fairly present, in all material respects and in conformity with GAAP applied on a basis consistent with the financial statements referred to in
Section 7.4(a), the consolidated financial position of Borrower as of such date and its consolidated results of operations and cash flows for such portion of Borrower's Fiscal Year.

     (d) Since the date of Borrower's most recent annual and quarterly consolidated balance sheet and consolidated statements of operations and cash flow delivered to Banks, there has been no material adverse change in the assets, liabilities, financial position, results of operations or prospects of the Credit Parties on a consolidated basis.

     Section 7.5 Litigation. Except for matters disclosed on Schedule 7.5 attached hereto, there is no action, suit or proceeding pending against, or to the knowledge of any Credit Party, threatened against or affecting any Credit Party before any Governmental Authority in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which could reasonably be expected to adversely affect, in any material respect, the validity of the Loan Papers.

     Section 7.6 ERISA. No Credit Party nor any ERISA Affiliate of any Credit Party maintains or has ever maintained or been obligated to contribute to any Plan covered by Title IV of ERISA or subject to the funding requirements of section 412 of the Code or section 302 of ERISA. Each Plan maintained by any Credit Party or any ERISA Affiliate of any Credit Party is in compliance in all material respects with all applicable Laws. Except in such instances where an omission or failure would not have a Material Adverse Effect, (a) all returns, reports and notices required to be filed with any regulatory agency with respect to any Plan have been filed timely, and (b) no Credit Party nor any ERISA Affiliate of any Credit Party has failed to make any contribution or pay any amount due or owing as required by the terms of any Plan. There are no pending or, to the best of Borrower's knowledge, threatened claims, lawsuits, investigations or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and no Credit Party nor any ERISA Affiliate of any Credit Party has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan that are likely to result in liability of any Credit Party having a Material Adverse Effect. Except in such instances where an omission or failure would not have a Material Adverse Effect, each Plan that is intended to be "qualified" within the meaning of section 401(a) of the Code is, and has been during the period from its adoption to date, so qualified, both as to form and operation and all necessary governmental approvals, including a favorable determination as to the qualification under the Code of such Plan and each amendment thereto, have been or will be timely obtained. No Credit Party nor any ERISA Affiliate of any Credit Party has engaged in any prohibited transactions, within the meaning of section 406 of ERISA or section 4975 of the Code, in connection with any Plan which would result in liability of any Credit Party having a Material Adverse Effect. No Credit Party nor any ERISA Affiliate of any Credit Party maintains or contributes to any Plan that provides a post-employment health benefit, other than a benefit required under section 601 of ERISA, or maintains or contributes to a Plan that provides health benefits that is not fully funded except where the failure to fully fund such Plan would not have a Material Adverse Effect. No Credit Party nor any ERISA Affiliate of any Credit Party maintains, has established or has ever participated in a multiple employer welfare benefit arrangement within the meaning of section 3(40)(A) of ERISA.

     Section 7.7 Taxes and Filing of Tax Returns. Except where the payment of Taxes are being contested in accordance with Section 8.7, each Credit Party has filed all tax returns required to have been filed and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable. No Credit Party knows of any proposed material Tax assessment against it and all Tax liabilities of each Credit Party are adequately provided for. No Credit Party has been notified by the Internal Revenue Service or other Governmental Authority seeking Taxes in excess of those already paid, which has not been discharged or resolved.

     Section 7.8 Ownership of Properties Generally. Each Credit Party has good and valid fee simple or leasehold title to all material properties and assets purported to be owned by it, including, without limitation, all assets reflected in the balance sheets referred to in Section 7.4(b) and Section 7.4(c) and all assets which are used by the Credit Parties in the operation of their respective businesses, and none of such properties or assets is subject to any Lien other than Permitted Encumbrances.

     Section 7.9 Mineral Interests. Borrower has good and defensible title to all Mineral Interests described in the Reserve Report, including, without limitation, all Borrowing Base Properties, free and clear of all Liens except Permitted Encumbrances and Immaterial Title Deficiencies. With the exception of Immaterial Title Deficiencies, all such Mineral Interests are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Without regard to any consent or non-consent provisions of any joint operating agreement covering any of Borrower's Proved Mineral Interests, and with the exception of Immaterial Title Deficiencies, Borrower's share of (a) the costs for each Proved Mineral Interest described in the Reserve Report is not greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the respective designations "working interests," "WI," "gross working interest," "GWI," or similar terms, and (b) production from, allocated to, or attributed to each such Proved Mineral Interest is not less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations "net revenue interest," "NRI," or similar terms. Each well drilled in respect of each Proved Producing Mineral Interest described in the Reserve Report (y) is capable of, and is presently, either producing Hydrocarbons in commercially profitable quantities or in the process of being worked over or enhanced, and Borrower is currently receiving payments for its share of any such production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (z) has been drilled, bottomed, completed, and operated in compliance with all applicable Laws, in each case except where such failure would not have a Material Adverse Effect, and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production.

     Section 7.10 Licenses, Permits, Etc. Except as disclosed on Schedule 7.10 attached hereto, each Credit Party possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on its business in all material respects as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item would not have a Material Adverse Effect.

     Section 7.11 Compliance with Law. The business and operations of each Credit Party have been and are being conducted, in all material respects, in accordance with all applicable Laws.

     Section 7.12 Full Disclosure. All information heretofore furnished by the Quest Group and each Credit Party to Administrative Agent or any Bank in writing for purposes of or in connection with this Agreement, any Loan Paper, any transaction contemplated hereby or thereby, or the Closing Transactions was, as of the date it was furnished, true, complete and accurate in every material respect. The Credit Parties have disclosed or have caused to be disclosed to Banks in writing any and all facts (other than facts of general public knowledge) which might reasonably be expected to result in a Material Adverse Change. No representation is made as to any financial projections other than that such projections are based on information that QRC or any Credit Party, as applicable, believed to be accurate, and were calculated in a manner QRC, or any Credit Party, as applicable, believed to be accurate.

     Section 7.13 Organizational Structure; Nature of Business. As of the Closing Date, (a) QRC is a holding company owning one hundred percent (100%) of the issued and outstanding Equity in Quest Oil & Gas, QES, STP Cherokee and Ponderosa, (b) QRC has no direct, wholly-owned Subsidiaries other than Quest Oil & Gas, QES, STP Cherokee and Ponderosa, (c) Quest Oil & Gas, QES, STP Cherokee and Bluestem have no Subsidiaries, and own no properties which are Borrowing Base Properties, (d) Ponderosa has no Subsidiaries other than PSI, and owns no properties which are Borrowing Base Properties, (e) PSI has no Subsidiaries other than J-W Gas, and owns no properties which are Borrowing Base Properties, and (f) J-W Gas has no Subsidiaries, and owns no properties which are Borrowing Base Properties. One hundred percent (100%) of the Class B ownership interests of Borrower are owned by the members of the Quest Group (other than QRC). Borrower has no Subsidiaries other than Bluestem. Borrower is engaged only in the business of acquiring, exploring, and developing Mineral Interests (and related and ancillary pipelines and related assets) and the production and marketing of Hydrocarbons therefrom, and activities related thereto.

Schedule 7.13 attached hereto accurately reflects, as of the Closing Date, (i) the jurisdiction of incorporation or organization of QRC, each other member of the Quest Group and each Credit Party, (ii) each jurisdiction in which QRC, each other member of the Quest Group and each Credit Party is qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company, (iii) the authorized, issued and outstanding Equity of QRC, each other member of the Quest Group and each Credit Party, and (iv) all outstanding warrants, options, subscription rights, convertible securities or other rights to purchase Equity of QRC, each other member of the Quest Group, QES, and each Credit Party.

     Section  7.14  Environmental  Matters.  Except  for  matters  disclosed  on
Schedule 7.14 attached hereto, no operation conducted by any Credit Party and no real or personal property now owned or leased by any Credit Party, or previously owned or leased by any member of the Quest Group (including, without limitation, any such Person's Mineral Interests) and no operation conducted thereon, and to Borrower's knowledge, no operations of any prior owner, lessee or operator of any such properties (including any member of the Quest Group), is or has been in violation of any Applicable Environmental Law other than violations or claims which neither individually nor in the aggregate will have a Material Adverse Effect. Except for matters disclosed on Schedule 7.14 attached hereto (as supplemented from time to time with the consent of Administrative Agent), no Credit Party, nor any such property nor operation is the subject of any existing, pending or, to Borrower's knowledge, threatened Environmental Complaint. To Borrower's knowledge, all notices, permits, licenses, and similar authorizations, required to be obtained or filed in connection with the ownership of each tract of real property or operations of any Credit Party thereon and each item of personal property owned, leased or operated by any Credit Party, including, without limitation, notices, licenses, permits and authorizations required in connection with any past or present treatment, storage, disposal, or release of Hazardous Substances into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, licenses, permits and authorizations would not have a Material Adverse Effect. All Hazardous Substances, generated at each tract of real property and by each item of personal property owned, leased or operated by any Credit Party have been transported, treated, and disposed of only by carriers or facilities maintaining valid permits under RCRA (as hereinafter defined) and all other Applicable Environmental Laws for the conduct of such activities. Except for matters disclosed on Schedule 7.14 attached hereto, there have been no Hazardous Discharges which were not in compliance with Applicable Environmental Laws other than Hazardous Discharges which would not, individually or in the aggregate, have a Material Adverse Effect. Except for matters disclosed on
Schedule 7.14 attached hereto (as supplemented from time to time with the consent of Administrative Agent), no Credit Party has any contingent liability in connection with any Hazardous Discharge which could reasonably be expected to have a Material Adverse Effect. As used in this Section 7.14, the term "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Recovery Act of 1976, as amended by the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984, as the same may be further amended and in effect from time to time.

     Section 7.15 Burdensome Obligations. No Credit Party, nor any of the properties of any Credit Party, is subject to any Law or any pending or, to Borrower's knowledge, threatened change of Law or subject to any restriction under its articles (or certificate) of incorporation, articles or certificate of organization, Operating Agreement, bylaws, regulations, partnership agreement or comparable charter documents or under any agreement or instrument to which any Credit Party or by which any Credit Party or any of their properties may be subject or bound, which is so unusual or burdensome as to be likely in the foreseeable future to have a Material Adverse Effect. Without limiting the foregoing, no Credit Party is a party to or bound by any agreement (other than the Loan Papers) or subject to any order of any Governmental Authority which prohibits or restricts in any way the right of such Credit Party or any Restricted Subsidiary of any Credit Party to make Distributions other than the Senior Term Credit Agreement, the Subordinate Debt Documents and the Operating Agreement.

     Section 7.16 Fiscal Year. Borrower's Fiscal Year is June 1 through May 31.

     Section 7.17 No Default. As of the Closing Date, neither a Default nor an Event of Default has occurred or will exist after giving effect to the transactions contemplated by this Agreement or the other Loan Papers.

     Section 7.18 Government Regulation. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act (as any of the preceding acts have been amended), the Investment Company Act of 1940 or any other Law which regulates the incurring by such Credit Party of Debt, including, but not limited to Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

     Section 7.19 Insider. No Credit Party is, and no Person having "control" (as that term is defined in 12 U.S.C. section 375(b) or regulations promulgated thereunder) of any Credit Party is an "executive officer" or "director" of any Bank or any bank holding company of which any Bank is a Subsidiary or of any Subsidiary of such bank holding company.

     Section 7.20 Gas Balancing Agreements and Advance Payment Contracts. On the Closing Date, (a) there is no Material Gas Imbalance, and (b) the aggregate amount of all Advance Payments received by any Credit Party under Advance Payment Contracts which have not been satisfied by delivery of production does not exceed $500,000.

     Section 7.21 Closing Documents. Borrower has provided to Administrative Agent a true, correct and complete copy of each of the Closing Documents, including all amendments and modifications thereto (whether characterized as an amendment, modification, waiver, consent or similar document). No material rights or obligations of any party to any of the Closing Documents have been waived and no party to any of the Closing Documents is in default of its obligations or in breach of any representations or warranties made thereunder. Each of the Closing Documents is a valid, binding and enforceable obligation of each party thereto in accordance with its terms and is in full force and effect.

                                  Article VIII
                              AFFIRMATIVE COVENANTS
                              ---------------------

     Borrower covenants and agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

     Section 8.1 Information. Borrower will deliver, or cause to be delivered, to each Bank:

     (a) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Borrower, a consolidated balance sheet of Borrower as of the end of such Fiscal Year and the related consolidated statements of income and statements of cash flow for such Fiscal Year, and beginning with Fiscal Year 2005, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by Borrower in accordance with GAAP and audited by a firm of independent public accountants of nationally recognized standing and acceptable to Administrative Agent;

     (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of Borrower, a consolidated balance sheet of Borrower as of the end of such Fiscal Quarter and the related consolidated statements of income and statements of cash flow for such quarter and for the portion of Borrower's Fiscal Year ended at the end of such Fiscal Quarter, and beginning with the third quarter of Fiscal Year 2005, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous Fiscal Year; all financial statements delivered pursuant to this Section 8.1(b) shall be certified as to fairness of presentation, GAAP and consistency by a Financial Officer of Borrower, except for footnotes and year end audit adjustments;

     (c) simultaneously with the delivery of each set of financial statements referred to in Section 8.1(a) and Section 8.1(b) a certificate of the Financial Officer of Borrower in the form of Exhibit I attached hereto, (i) setting forth in reasonable detail the calculations required to establish whether the Credit Parties were in compliance with the requirements of Article X on the date of such financial statements, (ii) stating whether, to the knowledge of such Financial Officer, there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, (iii) stating whether or not such financial statements fairly reflect in all material respects the results of operations and financial condition of Borrower as of the date of the delivery of such financial statements and for the period covered thereby,
(iv) setting forth (A) whether as of such date there is a Material Gas Imbalance and, if so, setting forth the amount of net gas imbalances under Gas Balancing Agreements to which any Credit Party is a party or by which any Mineral Interests owned by any Credit Party is bound, and (B) the aggregate amount of all Advance Payments received under Advance Payment Contracts to which any Credit Party is a party or by which any Mineral Interests owned by any Credit Party is bound which have not been satisfied by delivery of production, if any,
(v) setting forth a summary of the Hedge Transactions to which any Credit Party is a party on such date, and (vi) setting forth the other information described in Exhibit I attached hereto;

     (d) promptly upon the mailing  thereof to the Equity  holders of any Credit
Party  generally,  copies  of  all  financial  statements,   reports  and  proxy
statements so mailed;

     (e) promptly upon the filing thereof, copies of all final registration statements, post effective amendments thereto and annual, quarterly or special reports which any Credit Party shall have filed with the Securities and Exchange Commission;

     (f) promptly upon receipt of same, any notice or other information received by any Credit Party indicating (i) any potential, actual or alleged non-compliance with or violation of the requirements of any Applicable Environmental Law which could result in liability to any Credit Party for fines, clean up or any other remediation obligations or any other liability in excess of $500,000 in the aggregate; (ii) any threatened Hazardous Discharge which Hazardous Discharge would impose on any Credit Party a duty to report to a Governmental Authority or to pay cleanup costs or to take remedial action under any Applicable Environmental Law which could result in liability to any Credit Party for fines, clean up and other remediation obligations or any other liability in excess of $500,000 in the aggregate; or (iii) the existence of any Lien arising under any Applicable Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of $500,000 in the aggregate. Without limiting the foregoing, each Credit Party shall provide to Banks promptly upon receipt of same by any Credit Party copies of all environmental consultants or engineers reports received by any Credit Party which would render the representation and warranty contained in Section
7.14 untrue or inaccurate in any respect;

     (g) in the event any notification is provided to any Bank or Administrative Agent pursuant to Section 8.1(f) hereof or Administrative Agent or any Bank otherwise learns of any event or condition under which any such notice would be required, then, upon request of Required Banks, Borrower shall, within thirty
(30) days of such request, cause to be furnished to Administrative Agent and each Bank a report by an environmental consulting firm acceptable to Administrative Agent and Required Banks, stating that a review of such event, condition or circumstance has been undertaken (the scope of which shall be acceptable to Administrative Agent and Required Banks) and detailing the findings, conclusions and recommendations of such consultant. Borrower shall bear all expenses and costs associated with such review and updates thereof;

     (h) immediately upon any Authorized Officer of any Credit Party becoming aware of the occurrence of any Default, a certificate of an Authorized Officer of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

     (i) no later than February 15 and August 31 of each year, commencing August 31, 2004, a Reserve Report;

     (j) no later than the sixty (60) days after the end of each month, commencing January 2004, (i) lease operating statements setting forth production volumes, revenues, expenses, and cash flow and product prices for all oil and gas properties owned by Borrower for such month, each such statement to be accompanied by a management discussion and analysis of major variances from the preceding monthly report delivered hereunder, and (ii) drilling reports setting forth (A) a list of new wells drilled during such month, (B) a list of wells requiring pipeline connections, and the status of such connections, and (C) gas and water production on a per diem basis from each well; provided, that, with respect to the statements and reports for the month of March 2004 (the "March 2004 Operating Statement"), in addition to the information set forth in clauses
(i) and (ii) of this Section 8.1(j), the March 2004 Operating Statement shall include a summary of recent drilling activity with respect to Borrower's Proved Producing Mineral Interests and such other information as Administrative Agent or any Bank may reasonably request in connection with the initial Scheduled Redetermination to occur on July 1, 2004;

     (k) promptly notify Banks of any Material Adverse Change;

     (l) promptly notify Banks of any material litigation involving any Credit Party;

     (m) as soon as available, and in any event no later than five (5) Domestic Business Days prior to any Redetermination of the Borrowing Base pursuant to
Section 4.4(b) hereof, a properly completed Borrowing Base Increase Certificate;

     (n) promptly notify Administrative Agent of the remediation of any defects in the Contributed Properties, including upon obtaining any necessary consents not obtained as of the Closing Date; and

     (o) from time to time such additional information regarding the financial position or business of any Credit Party as Administrative Agent, at the request of any Bank, may reasonably request.

     Section 8.2 Business of Credit Parties. The sole business of Borrower will continue to be the acquisition, exploration, development and operation of Mineral Interests (and related and ancillary pipelines and related assets), the production and marketing of Hydrocarbons therefrom, and activities reasonably related thereto.

     Section 8.3 Maintenance of Existence. Borrower shall, and shall cause each other Credit Party to, at all times maintain its corporate, partnership or limited liability company existence in its state of incorporation or organization, and (b) maintain its good standing and qualification to transact business in all jurisdictions where the failure to maintain good standing or qualification to transact business could have a Material Adverse Effect.

     Section 8.4 Title Data.  In addition to the title  information  required by
Section 5.1(c), Section 6.1(b) and Section 6.3 hereof, Borrower shall, upon the request of Required Banks, cause to be delivered to Administrative Agent such title opinions and other information regarding title to Mineral Interests owned by Borrower or any other Credit Party as are appropriate to determine the status thereof; provided, however, that, Banks may not require Borrower to furnish title opinions (except pursuant to Section 5.1(c), Section 6.1(b) and Section 6.3) unless (a) an Event of Default shall have occurred and be continuing, or
(b) Required Banks have reason to believe that there is a defect in or encumbrance upon Borrower's title to such Mineral Interests that is not a Permitted Encumbrance or Immaterial Title Deficiency.

     Section 8.5 Right of Inspection. Borrower will permit, and will cause each other Credit Party to permit, any officer, employee or agent of Administrative Agent or of any Bank to visit and inspect any of the assets of any Credit Party, examine each Credit Party's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of each Credit Party with such Credit Party's officers, accountants and auditors, upon prior advance notice at such reasonable times and as often as Administrative Agent or any Bank may reasonably desire, all at the expense of Borrower.

     Section 8.6 Maintenance of Insurance. Borrower will, and will cause each other Credit Party to, at all times maintain or cause to be maintained insurance covering such risks as are customarily carried by businesses similarly situated, including, without limitation, the following: (a) workmen's compensation insurance (to the extent required and applicable); (b) employer's liability insurance (to the extent required and applicable); (c) comprehensive general public liability and property damage insurance; (d) insurance against losses customarily insured against as a result of damage by fire, lightning, hail, tornado, explosion and other similar risk; and (e) comprehensive automobile liability insurance. All loss payable clauses or provisions in all policies of insurance maintained by any Credit Party pursuant to this Section 8.6 shall be endorsed in favor of and made payable to Administrative Agent for the ratable benefit of Banks, as their interests may appear. Administrative Agent shall have the right, for the ratable benefit of Banks, to collect, and Borrower hereby assigns to Administrative Agent for the ratable benefit of Banks (and hereby agrees to cause each other Credit Party to assign), any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of property which stands as security for the Obligations or any part thereof, and Administrative Agent may, at its election, either apply for the ratable benefit of Banks all or any part of the sums so collected toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as Administrative Agent may elect or release same to the applicable Credit Party.

     Section 8.7 Payment of Taxes and Claims. Borrower will, and will cause each other Credit Party to, pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by Law have or might become a Lien (other than a Permitted Encumbrance) on any of its assets; provided, however, no payment of Taxes or claims shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of Borrower, and no part of the assets of any Restricted Subsidiary which would be material to Borrower, is subject to any pending levy or execution, (ii) Borrower and any Restricted Subsidiary, as and to the extent required in accordance with GAAP, shall have set aside on their books reserves (segregated to the extent required by GAAP) deemed by them to be adequate with respect thereto, and (iii) Borrower has notified Administrative Agent of such circumstances, in detail satisfactory to Administrative Agent.

     Section 8.8 Compliance with Laws and Documents. Borrower will, and will cause each other Credit Party to, comply with (a) all Laws, their respective certificates (or articles) of incorporation, bylaws, regulations and similar organizational documents and all Material Agreements to which any Credit Party is a party, and (b) all Senior Term Credit Documents to which any Credit Party is a party, except where such failure could not reasonably be expected to have a Material Adverse Effect.

     Section 8.9 Operation of Properties and Equipment

     (a) Borrower will, and will cause each other Credit Party to, maintain, develop and operate its Mineral Interests in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Mineral Interests so long as such Mineral Interests are capable of producing Hydrocarbons and accompanying elements in paying quantities, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect.

     (b) Borrower will, and will cause each other Credit Party to, comply in all respects with all contracts and agreements applicable to or relating to its Mineral Interest or the production and sale of Hydrocarbons and accompanying elements therefrom, except to the extent a failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     (c) Borrower will, and will cause each other Credit Party to, at all times maintain, preserve and keep all operating equipment used with respect to its Mineral Interests in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect; provided, further that, no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of such Credit Party.

     Section 8.10 Environmental Law Compliance. Borrower will, and will cause each other Credit Party to, comply with all Applicable Environmental Laws, including, without limitation, (a) all licensing, permitting, notification and similar requirements of Applicable Environmental Laws, and (b) all provisions of all Applicable Environmental Laws regarding storage, discharge, release, transportation, treatment and disposal of Hazardous Substances, except where such failure could not reasonably be expected to have a Material Adverse Effect. Borrower will, and will cause each other Credit Party to, promptly pay and discharge when due all legal debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Applicable Environmental Laws.

     Section 8.11 ERISA Reporting Requirements. Borrower shall furnish, or cause to be furnished, to Administrative Agent:

     (a) promptly and in any event (i) within thirty (30) days after Borrower or any ERISA Affiliate receives notice from any regulatory agency of the commencement of an audit, investigation or similar proceeding with respect to a Plan, and (ii) within ten (10) days after Borrower or any ERISA Affiliate contacts the Internal Revenue Service for the purpose of participation in a closing agreement or any voluntary resolution program with respect to a Plan which could have a Material Adverse Effect or knows or has reason to know that any event with respect to any Plan of Borrower or any ERISA Affiliate has occurred that is reasonably believed by Borrower to potentially have a Material Adverse Effect, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of such event that is given to the PBGC;

     (b) promptly and in any event within thirty (30) days after the receipt by Borrower of a request therefor by a Bank, copies of any annual and other report (including

Schedule  B thereto)  with  respect  to a Plan  filed by  Borrower  or any ERISA
Affiliate with the United States Department of Labor, the Internal Revenue Service or the PBGC;

     (c) notification within thirty (30) days of the effective date thereof of any material increases in the benefits, or material change in the funding method, of any existing Plan which is not a multiemployer plan (as defined in section 4001(a)(3) of ERISA), or the establishment of any material new Plans, or the commencement of contributions to any Plan to which Borrower or any ERISA Affiliate was not previously contributing; and

     (d) promptly after receipt of written notice of commencement thereof, notice of all (i) claims made by participants or beneficiaries with respect to any Plan, and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined could not have a Material Adverse Effect.

     Section 8.12 Additional Documents. Borrower will, and will cause each other Credit Party to, cure promptly any defects in the creation and issuance of each Note, and the execution and delivery of this Agreement and the other Loan Papers and, at Borrower's expense, Borrower shall promptly and duly execute and deliver to each Bank, and cause each other Credit Party to promptly and duly execute and deliver to each Bank, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Credit Parties in this Agreement and the other Loan Papers as may be reasonably necessary or appropriate in connection therewith.

     Section 8.13 Environmental Review. Borrower shall deliver to Administrative Agent prior to the completion by any Credit Party of any material acquisition of Mineral Interests or related assets, other than an acquisition of additional interests in Mineral Interests in which a Credit Party previously held an interest, a report or reports obtained by Borrower in the course of such acquisition, which report or reports shall set forth the results of a Phase I environmental review of such Mineral Interests and related assets. Additionally, if requested by Administrative Agent or Required Banks in writing in connection with any such material acquisition, Borrower shall deliver to Administrative Agent, within thirty (30) days of Administrative Agent's or Required Banks' written request, a report or reports related to any such material acquisition which shall be in form, scope and detail acceptable to Administrative Agent from environmental engineering firms acceptable to Administrative Agent, and which shall set forth the results of a Phase I environmental review of the Mineral Interests and related assets the subject of such material acquisition. All of the reports delivered to Administrative Agent pursuant to this Section 8.13 shall not reflect the existence of facts or circumstances which would constitute a material violation of any Applicable Environmental Law or which are likely to result in a material liability to any Credit Party.

     Section 8.14 Maintenance of Hedge Transactions. Borrower shall (a) enter into and maintain the Hedge Transactions required by Section 6.1(i) hereof, and
(b) not amend, modify or cancel same without the prior written approval of Required Banks.

                                   Article IX
                               NEGATIVE COVENANTS

     Borrower agrees that so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

     Section 9.1 Incurrence of Debt. Borrower will not, nor will Borrower permit any other Credit Party to, incur, become or remain liable for any Debt other than (a) the Obligations, (b) the Senior Term Debt; provided, that, (i) the aggregate principal amount of such Debt does not exceed $35,000,000 at any time,
(ii) the advance of the proceeds of such Debt on the Closing Date is applied to pay a portion of the costs of the Devon Acquisition, and (iii) Bluestem's Guarantee of the Senior Term Debt shall be subordinated to the Obligations pursuant to the terms of the Intercreditor Agreement, (c) the Subordinate Debt; provided, that, (i) the aggregate principal amount of such Debt does not exceed $51,000,000 (plus the amount of any interest paid in kind which may be added to the principal of such Debt) at any time, and (ii) the advance of the proceeds of such Debt on the Closing Date is applied to pay a portion of the costs of the Devon Acquisition, (d) Debt existing on the Closing Date and described on
Schedule 9.1 attached hereto (but not increases in the amount of such Debt) and secured by Permitted Encumbrances described in clause (i) of the definition of Permitted Encumbrances, and (e) other unsecured Debt which, together with the Debt described in clause (d) hereof, shall not exceed $2,000,000 at any time.

     Section 9.2 Restricted Payments. Borrower will not, nor will Borrower permit any other Credit Party to, directly or indirectly, declare or pay, or incur any liability to declare or pay, any Restricted Payment; provided, that
(a) any Subsidiary of Borrower may make Distributions to Borrower, any Credit Party may make Distributions to any other Credit Party that has provided a Facility Guaranty, and all of the Equity of which owned by Borrower or any Indirect Restricted Subsidiary has been pledged to Administrative Agent pursuant to a Pledge Agreement, (c) so long as (i) no Default exists on the date any such payment is made, and no Default or Event of Default would result therefrom, and
(ii) before and after giving effect to any such payment, Availability is not less than ten percent (10%) of the Borrowing Base then in effect, Borrower may make prepayments of the principal of the Senior Term Debt, so long as (i) the Senior Term Debt has been repaid in full, (ii) no Default exists on the date any such Distribution is made, and no Default or Event of Default would result therefrom, and (iii) before and after giving effect to any such Distribution, Availability is not less than ten percent (10%) of the Borrowing Base then in effect, Borrower may make Distributions to (w) the Holders in respect of the Subordinate Debt, and (x) the Investors in respect of their Equity interests in Borrower and in accordance with the terms of the Operating Agreement; provided, that, in no event will such Distributions made pursuant to this Section 9.2(d) exceed in the aggregate, during any twelve (12) month rolling period (a "measurement period"), $15,000,000; provided further, that, (y) the limitation otherwise set forth in the immediately preceding proviso shall not be applicable in the event the Consolidated Total Debt to EBITDA Ratio for the most recently completed Rolling Period is less than 2.0 to 1.0, and (z) prior to making any such Distribution pursuant to this Section 9.2(d), Administrative Agent shall have received a certificate of a Financial Officer of Borrower setting forth (1) detailed calculations of the Consolidated Total Debt to EBITDA Ratio as of the date of such certificate, and (2) the aggregate dollar amount of

Distributions  previously  made to the  Investors  and Holders  pursuant to this
Section 9.2(d) during the applicable measurement period, (e) so long as no Default, Event of Default or Borrowing Base Deficiency exists on the date any such distribution is declared or paid, and no Default or Event of Default would result therefrom, Borrower may make Permitted Tax Distributions, and (f) Borrower may make QES Payments.

     Section 9.3 Negative Pledge. Borrower will not, nor will Borrower permit any other Credit Party to, create, assume or suffer to exist any Lien on any of their respective assets, other than Permitted Encumbrances. Borrower will not, nor will Borrower permit any other Credit Party to, enter into or become bound by any agreement (other than this Agreement) that prohibits or otherwise restricts the right of Borrower or any other Credit Party to create, assume or suffer to exist any Lien on any of their respective assets in favor of Administrative Agent for the ratable benefit of Banks.

     Section 9.4 Consolidations and Mergers. Borrower will not, nor will Borrower permit any other Credit Party to, consolidate or merge with or into any other Person; provided, that, so long as no Default or Event of Default exists or will result, any Restricted Subsidiary may merge or consolidate with any other Person so long as such Restricted Subsidiary is the surviving Person and a wholly owned direct or indirect Subsidiary of Borrower.

Section 9.5 Asset Dispositions. Borrower will not, nor will Borrower permit any other Credit Party to, sell, lease, transfer, abandon or otherwise dispose of any asset other than (a) the sale in the ordinary course of business of Hydrocarbons produced from Borrower's Mineral Interests, (b) the disposition, in the ordinary course of Borrower's business, of equipment and related items that are obsolete or no longer useful in Borrower's business, and provided no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom, the sale, lease, transfer, abandonment, exchange, reassignment or other disposition of other assets; provided, that (i) Borrower shall provide Administrative Agent with not less than ten (10) Domestic Business Days notice of such sale, lease, transfer, abandonment, exchange, reassignment or other disposition pursuant to this clause (c), and (ii) the aggregate value (which, in the case of assets consisting of Mineral Interests, shall be the Recognized Value of such Mineral Interests as proposed by Administrative Agent and approved by (x) Required Banks and Required Lenders (as such term is defined in the Senior Term Credit Agreement) in the event any portion of the Senior Term Debt is then outstanding, and (y) Required Banks in the event the Senior Term Debt has been paid in full, and in the case of any exchange, shall be the net value or net Recognized Value realized or resulting from such exchange) of all assets sold, leased, transferred, abandoned, exchanged, reassigned or otherwise disposed of pursuant to this clause (c) in any period between Scheduled Redeterminations shall not exceed five percent (5%) of the Borrowing Base then in effect (for purposes of this clause (c) the Closing Date will be deemed to be a Scheduled Redetermination); provided, further that no sale, lease, transfer, abandonment, exchange, reassignment or other disposition of any Borrowing Base Property shall be permitted pursuant to this clause (c) unless all mandatory prepayments required by Section 2.6 in connection with such sale, lease, transfer, abandonment, exchange, reassignment or other disposition are made concurrently with the closing thereof. In no event will Borrower or any other Credit Party sell, transfer or dispose of any Equity in any Restricted Subsidiary nor will any Credit Party issue or sell any Equity or any option, warrant or other right to acquire such Equity or security convertible into such Equity to any Person other than the Credit Party which is


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


the direct parent of such issuer on the Closing Date or, in the case of future created or acquired Restricted Subsidiaries, any such issuance of Equity on the date of, and in connection with, the creation or acquisition of such Restricted Subsidiary.

     Section 9.6 Amendments to Organizational and Other Documents. Borrower will not, nor will Borrower permit any other Credit Party to, enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under (a) its certificate or articles of incorporation, articles or organization, bylaws, partnership agreement, regulations, the Operating Agreement, or other organizational documents other than amendments, modifications and waivers which will not, individually or in the aggregate, have a Material Adverse Effect, (b) the QES Management Agreement (other than minor modifications to reflect day-to-day personnel and operational requirements), (c) any Senior Term Credit Document the effect of which is to (i) increase the maximum principal amount of the Senior Term Debt or rate of interest on any of the Senior Term Debt (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Senior Term Credit Documents),
(ii) change or add any event of default or any covenant with respect to the Senior Term Debt if the effect of such change or addition is to cause any one or more of the Senior Term Credit Documents to be more restrictive on any Credit Party than such Senior Term Credit Documents were prior to such change or addition, (iii) change the dates upon which payments of principal or interest on the Senior Term Debt are due, (iv) change any redemption or prepayment provisions of the Senior Term Debt, or (v) grant any Liens in any assets or properties of any Credit Party, other than the Liens granted under the Loan Papers, (d) any Equity Investment Document, and/or (e) any Subordinate Debt Document.

     Section 9.7 Use of Proceeds. The proceeds of Borrowings will not be used for any purpose other than (a) working capital, (b) to finance the acquisition, exploration and development of Mineral Interests, and related and ancillary pipelines and related assets (including paying fees and closing costs related thereto), (c) for general corporate purposes, (d) with respect to the initial Borrowing hereunder on the Closing Date, to repay in full the obligations, Debt and liabilities of QRC outstanding under the Existing Credit Agreements, and (e) to make any payments permitted by Section 9.2. None of such proceeds (including, without limitation, proceeds of Letters of Credit issued hereunder) will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, and none of such proceeds will be used in violation of applicable Law (including, without limitation, the Margin Regulations). Letters of Credit will be issued hereunder only for the purpose of securing bids, tenders, bonds, tax payments, contracts and other obligations entered into in the ordinary course of Borrower's business. Without limiting the foregoing, no Letters of Credit will be issued hereunder for the purpose of or providing credit enhancement with respect to any Debt or equity security of any Credit Party or to secure any Credit Party's obligations with respect to Hedge Transactions other than Hedge Transactions with a Bank or an Affiliate of such Bank.

     Section 9.8 Investments. Borrower will not, nor Borrower permit any other Credit Party to, directly or indirectly, make or have outstanding any Investment other than Permitted Investments.


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


     Section 9.9 Transactions with Affiliates. Borrower will not, nor will Borrower permit any other Credit Party to, engage in any transaction with an Affiliate unless such transaction is as favorable to such party as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices. Notwithstanding anything to the contrary, the QES Management Agreement and Subordinate Debt Documents are permitted hereunder.

     Section 9.10 ERISA. Borrower will not, nor will Borrower permit any other Credit Party to (a) take any action or fail to take any action which would result in a violation of ERISA, the Code or other Laws applicable to the Plans maintained or contributed to by it or any ERISA Affiliate, or (b) modify the term of, or the funding obligations or contribution requirements under any existing Plan, establish a new Plan, or become obligated or incur any liability under a Plan that is not maintained or contributed to by Borrower or any ERISA Affiliate as of the Closing Date unless, in each case, such violation or action could not reasonably be expected to result in a Material Adverse Effect.

     Section 9.11 Hedge Transactions. Borrower will not, nor will Borrower permit any other Credit Party to, enter into any Hedge Transactions (other than Hedge Transactions required by Section 6.1(i) hereof) which would cause (a) the amount of Hydrocarbons which are the subject of Hedge Transactions in existence at such time to exceed seventy-five percent (75%) of Borrower's "forecasted production from Proved Mineral Interests" (as defined below) during any applicable calendar year, as measured from the current date (a "measurement date"), which Hedge Transactions shall not have a tenor of greater than four (4) years, or (b) the notional amount of all Hedge Transactions then in effect for the purpose of hedging Borrower's interest rate exposure to exceed one hundred percent (100%) of the Consolidated Total Debt of Borrower projected to be outstanding for any period covered by such Hedge Transaction. As used in this
Section 9.11, "forecasted production from Proved Mineral Interests" means the forecasted production for oil and gas for the applicable calendar year as reflected in the most recent Reserve Report delivered to Administrative Agent pursuant to Section 4.1 hereof, after giving effect to any pro forma adjustments for the consummation of any acquisitions or dispositions between the effective date of such Reserve Report and the measurement date. Once confirmed, no Hedge Transaction may be amended or modified, or cancelled without the prior written consent of Required Banks. Borrower shall collaterally assign all of its right, title and interest in each agreement or contract evidencing a Hedge Transaction to the Collateral Agent and shall, if requested by Administrative Agent or Required Banks, cause each such agreement or contract (a) to expressly permit such assignment and (b) upon the occurrence of any default or event of default under such agreement or contract, (i) to permit Banks to cure such default or event of default and assume the obligations of Borrower under such agreement or contract and (ii) to prohibit the termination of such agreement or contract by the counterparty thereto if Banks assume the obligations of Borrower under such agreement or contract and Banks take the actions required with the foregoing clause (i).

     Section 9.12 Fiscal Year. Borrower will not, nor will Borrower permit any other Credit Party to, change its Fiscal Year.


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


     Section 9.13 Change in Business. Borrower will not, nor will Borrower permit any other Credit Party to, engage in any business other than the businesses engaged in by such parties on the date hereof as described in Section
7.13 hereof.

     Section 9.14 Obligations of Unrestricted Subsidiaries. Borrower will not, nor will Borrower permit any other Credit Party to, incur any liability, Debt or obligation to QRC, any other member of the Quest Group, or any Unrestricted Subsidiary of any nature, or have any liability (whether by operation of law or otherwise) for any liability, Debt or obligation of QRC, any other member of the Quest Group or any Unrestricted Subsidiary, other than with respect to the payments and Distributions to the extent expressly permitted by Section 9.2 hereof.

     Section 9.15 Subordinate Debt. Borrower will not make any payment on or with respect to any Subordinate Debt except as expressly permitted by the terms of the Subordinate Note; provided, that, Borrower may make Distributions in respect of such Subordinate Debt in accordance with, and subject to, the terms of Section 9.2(d) hereof.

                                   Article X
                               FINANCIAL COVENANTS
                               -------------------

     Borrower agrees that so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

     Section 10.1 Current Ratio of Borrower. Borrower will not permit its ratio of (a) Consolidated Current Assets to (b) its Consolidated Current Liabilities as of the end of any Fiscal Quarter to be less than 1.0 to 1.0.

     Section 10.2 Consolidated Senior Debt to Consolidated EBITDA. As of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending May 31, 2004, Borrower will not permit its ratio of (a) Consolidated Senior Debt (for each Rolling Period ending on such date) to (b) Consolidated EBITDA (for each Rolling Period ending on such date or Annualized Consolidated EBITDA for such Rolling Period in the case of a Rolling Period ending on or prior to November 30, 2004) to be greater than the ratio set forth below for each such Fiscal Quarter:

                                               Consolidated Senior Debt to
                Fiscal Quarter Ending          Consolidated EBITDA Ratio

                    May 31, 2004                       3.00 to 1.0
                  August 31, 2004                      3.00 to 1.0
     November 30, 2004 and each Fiscal Quarter
                 ending thereafter                     2.50 to 1.0

     Section 10.3 Consolidated Total Debt to Consolidated EBITDA. As of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending May 31, 2004, Borrower will not permit its ratio of (a) Consolidated Total Debt (for each Rolling Period ending on such date) to (b) Consolidated EBITDA (for each Rolling Period ending on such date, or Annualized Consolidated EBITDA for such Rolling Period in the case of a Rolling Period ending on or prior to November 30, 2004) to be greater than the ratio set forth below for each such Fiscal Quarter:


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



                                               Consolidated Total Debt to
                Fiscal Quarter Ending             Consolidated EBITDA

                    May 31, 2004                       3.50 to 1.0
                  August 31, 2004                      3.50 to 1.0
     November 30, 2004 and each Fiscal Quarter
                 ending thereafter                     3.00 to 1.0


     Section 10.4 Consolidated EBITDA to Consolidated Net Interest Expense. As of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending February 28, 2004, Borrower will not permit its ratio of (a) Consolidated EBITDA (for each Rolling Period ending on such date, or Annualized Consolidated EBITDA for such Rolling Period in the case of a Rolling Period ending on or prior to November 30, 2004) to (b) Consolidated Net Interest Expense to be less than 2.50 to 1.0 for each such Fiscal Quarter.

                                   Article XI
                                    DEFAULTS
                                    --------

     Section 11.1 Events of Default. If one or more of the following events (collectively "Events of Default" and individually an "Event of Default") shall have occurred and be continuing:

     (a) Borrower shall fail to pay when due any principal on any Note;

     (b) Borrower shall fail to pay when due accrued interest on any Note, or QRC (with respect to Section 2.12 only) or Borrower shall fail to pay when due any fees or any other amount payable by such party hereunder, and such failure shall continue for a period of three (3) Domestic Business Days following the due date;

     (c) Borrower shall fail to observe or perform any covenant or agreement contained in Section 4.6, Section 6.3, Section 8.1(f), Section 8.1(g), Section 8.1(h), Section 8.1(k), Section 8.1(l), Section 8.2, Section 8.3(a), Section 8.5, Section 8.6, Section 8.11, Section 8.14, Article IX or Article X of this Agreement;

     (d) any Credit Party shall fail to observe or perform any covenant or agreement contained in this Agreement or the other Loan Papers (other than those referenced in Section 11.1(a), Section 11.1(b) and Section 11.1(c)) and such failure continues for a period of thirty (30) days after the earlier of (i) the date any Authorized Officer of any Credit Party acquires knowledge of such failure, or (ii) written notice of such failure has been given to any Credit Party by Administrative Agent or any Bank;

     (e) any representation, warranty, certification or statement made or deemed to have been made by any Credit Party in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

     (f) any Credit Party shall fail to make any payment when due on any Debt of such Person in a principal amount equal to or greater than $1,000,000, or any other event or


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


condition shall occur which (i) results in the acceleration of the maturity of any such Debt, or (ii) entitles the holder of such Debt to accelerate the maturity thereof;

     (g) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate, partnership or limited liability company action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party under the federal bankruptcy Laws as now or hereafter in effect;

     (i) one (1) or more final judgments or orders for the payment of money aggregating in excess of $1,000,000 shall be rendered against any Credit Party and such judgment or order shall continue unsatisfied and unstayed for thirty
(30) days;

     (j) (i) any event occurs with respect to any Plan or Plans pursuant to which any Credit Party and/or any ERISA Affiliate incur a liability due and owing at the time of such event, without existing funding therefor, for benefit payments under such Plan or Plans in excess of $1,000,000; or (ii) any Credit Party, any ERISA Affiliate, or any other "party-in-interest" or "disqualified person," as such terms are defined in section 3(14) of ERISA and section 4975(e)(2) of the Code, shall engage in transactions which in the aggregate results in a direct or indirect liability to any Credit Party or any ERISA Affiliate in excess of $1,000,000 under section 409 or 502 of ERISA or section 4975 of the Code which either (A) results in a Lien on any Credit Party's assets which is not a Permitted Encumbrance, or (B) continues unsatisfied for a period of thirty (30) days after any Authorized Officer of any Credit Party first acquires knowledge of such liability;

     (k)  a Change of Control shall occur;

     (l) this Agreement or any other Loan Paper shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Credit Party, or any Credit Party shall deny that it has any further liability or obligation under any of the Loan Papers, or any Lien created by the Loan Papers shall for any reason (other than the release thereof in accordance with the Loan Papers) cease to be a valid, first priority, perfected Lien (subject to Permitted Encumbrances) upon any of the property or assets purported to be covered thereby;

     (m) a Default (as defined therein) shall occur under any Senior Term Credit Document; or

     (n) any Credit Party or Holder shall repudiate or contest the subordination provisions of the Subordinate Debt Documents, or otherwise assert in writing that such subordination provisions are not valid, binding and enforceable against any such party;

then, and in every such event, Administrative Agent shall without presentment, notice or demand (unless expressly provided for herein) of any kind (including, without limitation, notice of intention to accelerate and acceleration), all of which are hereby waived, (a) if requested by Required Banks, terminate the Commitments and they shall thereupon terminate, and (b) if requested by Required Banks, take such other actions as may be permitted by the Loan Papers including, declaring the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable; provided that, in the case of any of the Events of Default specified in Section 11.1(g) or Section 11.1(h), without any notice to any Credit Party or any other act by Administrative Agent or Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable.

                                  Article XII
                                     AGENTS

     Section 12.1 Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Banks as its contractual representative and Administrative Agent hereunder and under each other Loan Paper, and each Bank irrevocably authorizes Administrative Agent to act as the contractual representative of such Bank with the rights and duties expressly set forth herein and in the other Loan Papers. Administrative Agent agrees to act as such contractual representative and Administrative Agent upon the express conditions contained in this Article XII. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that Administrative Agent shall not have any fiduciary responsibilities to any Bank by reason of this Agreement or any other Loan Paper and that Administrative Agent is merely acting as the contractual representative of the Banks with only those duties as are expressly set forth in this Agreement and the other Loan Papers. In its capacity as the Banks' contractual representative, Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Banks, (ii) is a "representative" of the Banks within the meaning of the term "secured party" as defined in the Texas Uniform Commercial Code, and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Papers. Each of the Banks hereby agrees to assert no claim against Administrative Agent on any theory of liability for breach of fiduciary duty, any and all of which claims each Bank hereby waives.

     Section 12.2 Powers. Administrative Agent shall have and may exercise such powers under the Loan Papers as are specifically delegated to Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Administrative Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action thereunder except any action specifically provided by the Loan Papers to be taken by Administrative Agent.

     Section 12.3 General Immunity. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be liable to Borrower or any Bank for any action taken or omitted to be taken by it or them hereunder or under any other Loan Paper or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     Section 12.4 No Responsibility for Loans, Recitals, etc. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(a) any statement, warranty or representation made in connection with any Loan Paper or any Borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Paper, including, without limitation, any agreement by an obligor to furnish information directly to each Bank; (c) the satisfaction of any condition specified in Article VI, except receipt of items required to be delivered solely to Administrative Agent;
(d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Paper or any other instrument or writing furnished in connection therewith;
(f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of Borrower or any guarantor of any of the Obligations or of any of Borrower's or any such guarantor's respective Subsidiaries. Administrative Agent shall have no duty to disclose to the Banks information that is not required to be furnished by Borrower to Administrative Agent at such time, but is voluntarily furnished by Borrower to Bank One (either in its capacity as Administrative Agent or in its individual capacity).

     Section 12.5 Action on Instructions of Banks. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Paper in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. The Banks hereby acknowledge that Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Paper unless it shall be requested in writing to do so by Required Banks. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Paper unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     Section 12.6 Employment of Agents and Counsel. Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Paper by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between Administrative Agent and the Banks and all matters pertaining to Administrative Agent's duties hereunder and under any other Loan Paper.

     Section 12.7 Reliance on Documents; Counsel. Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement,


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


paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by Administrative Agent, which counsel may be employees of Administrative Agent.

     Section 12.8 Administrative Agent's Reimbursement and Indemnification. Banks agree to reimburse and indemnify Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by Borrower for which Administrative Agent is entitled to reimbursement by Borrower under the Loan Papers, (ii) for any other expenses incurred by Administrative Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Papers (including, without limitation, for any expenses incurred by Administrative Agent in connection with any dispute between Administrative Agent and any Bank or between two or more of the Banks) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of the Loan Papers or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against Administrative Agent in connection with any dispute between Administrative Agent and any Bank or between two or more of the Banks), or the enforcement of any of the terms of the Loan Papers or of any such other documents; provided that no Bank shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Administrative Agent. The obligations of the Banks under this Section 12.8 shall survive payment of the Obligations and termination of this Agreement.

     Section 12.9 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Administrative Agent has received written notice from a Bank or Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Administrative Agent receives such a notice, Administrative Agent shall give prompt notice thereof to the Banks.

     Section 12.10 Rights as a Bank. In the event Administrative Agent is a Bank, Administrative Agent shall have the same rights and powers hereunder and under any other Loan Paper with respect to its Commitment and its Revolving Loans as any Bank and may exercise the same as though it were not Administrative Agent, and the term "Bank" or "Banks" shall, at any time when Administrative Agent is a Bank, unless the context otherwise indicates, include in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Paper, with Borrower or any of its Subsidiaries in which Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     Section 12.11 Bank Credit  Decision.  Each Bank  acknowledges  that it has,
independently  and  without  reliance  upon  Administrative   Agent,  Sole  Lead
Arranger, Bookrunner


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


or any other Agent or Bank and based on the financial statements prepared by QRC and/or Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Papers. Each Bank also acknowledges that it will, independently and without reliance upon Administrative Agent, Sole Lead Arranger, Bookrunner or any other Agent or Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

     Section 12.12 Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to Banks and Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five
(45) days after the retiring Administrative Agent gives notice of its intention to resign. Administrative Agent may be removed at any time with or without cause by written notice received by Administrative Agent from Required Banks, such removal to be effective on the date specified by Required Banks. Upon any such resignation or removal, Required Banks shall have the right to appoint, on behalf of Borrower and the Banks, a successor Administrative Agent, which shall be approved by Borrower, such approval not to be unreasonably withheld;
provided, that, Borrower shall not have the right to approve any successor Administrative Agent appointed during the continuance of any Default. If no successor Administrative Agent shall have been so appointed by Required Banks within thirty (30) days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of Borrower and Banks, a successor Administrative Agent which shall be approved by Borrower, such approval not to be unreasonably withheld; provided, that, Borrower shall not have the right to approve any successor Administrative Agent appointed during the continuance of any Default. If Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, Banks may perform all the duties of Administrative Agent hereunder and Borrower shall make all payments in respect of the Obligations to the applicable Bank and for all other purposes Borrower shall deal directly with the Banks. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Papers. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article XII shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent hereunder and under the other Loan Papers. In the event that there is a successor to Administrative Agent by merger, or Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 12.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.


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


     Section 12.13 Delegation to Affiliates. Borrower and Banks agree that Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which Administrative Agent is entitled under Article XII and Article XIII.

     Section  12.14  Execution of  Collateral  Documents.  Without  limiting the powers and authority of Administrative Agent described herein, Banks hereby empower and authorize Administrative Agent to execute and deliver (as applicable) to Borrower on their behalf the Certificate of Effectiveness, the Mortgages, the Pledge Agreements, the Intercreditor Agreement and all related financing statements and any other financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the foregoing instruments.

     Section 12.15 Collateral Releases. Banks hereby empower and authorize Administrative Agent to execute and deliver to Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of collateral which shall be permitted by the terms hereof or of any other Loan Paper or which shall otherwise have been approved by Required Banks (or, if required by the terms of Section 14.5, all of the Banks) in writing.

                                  Article XIII
                             CHANGE IN CIRCUMSTANCES
                             -----------------------

     Section 13.1 Increased Cost and Reduced Return.

     (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

          (i) shall subject such Bank (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Note, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Bank (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Bank or such Applicable Lending Office);

          (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (or its Applicable Lending Office), including the Commitment of such Bank hereunder; or

          (iii) shall impose on such Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Loans, then the Borrower shall pay to such Bank on demand (provided such demand is made within ninety (90) days of the incurrence of such increased cost) such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by Borrower under this Section 13.1(a), Borrower may, by notice to such Bank (with a copy to Administrative Agent), suspend the obligation of such Bank to make or Continue Eurodollar Loans or to Convert all or part of the Base Rate Loan owing to such Bank into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 13.4 shall be applicable); provided, that such suspension shall not affect the right of such Bank to receive the compensation so requested.

     (b) If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then, from time to time upon demand, Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. In the event any Bank (herein, an "Affected Bank") requests compensation under this Section 13.1(b), Borrower may elect to replace such Affected Bank as a Bank party to this Agreement; provided that, with respect to the replacement of an Affected Bank, no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with the replacement of any Affected Bank, (x) another bank or other entity which is reasonably satisfactory to Administrative Agent shall agree, as of such date, to purchase for cash the Revolving Loans and other Obligations due to the Affected Bank pursuant to an Assignment and Acceptance Agreement and to become a Bank for all purposes under this Agreement and to assume all obligations of the Affected Bank to be terminated as of such date and to comply with the requirements of
Section 14.10 applicable to assignments, and (y) Borrower shall pay to such Affected Bank in same day funds on the day of such replacement (i) all amounts that are due to such Affected Bank pursuant to this Section 13.1(b), and (ii) an amount, if any, equal to the payment which would have been due to such Bank on the day of such replacement under Section 13.5 had the Revolving Loans of such Affected Bank been prepaid on such date rather than sold to the replacement Bank.

     (c) Each Bank shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such


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


Bank to compensation pursuant to this Section 13.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section 13.1 shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     Section 13.2 Limitation on Type of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

     (a) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

     (b) Required Banks determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Banks of funding Eurodollar Loans for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant Type of Revolving Loans and the relevant amounts or periods, and so long as such condition remains in effect, Banks shall be under no obligation to make additional Revolving Loans of such Type, Continue Revolving Loans of such Type, or to Convert Revolving Loans of any other Type into Revolving Loans of such Type, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Revolving Loans of the affected Type, either prepay such Revolving Loans or Convert such Revolving Loans into another Type of Revolving Loan in accordance with the terms of this Agreement.

     Section 13.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Bank shall promptly notify Borrower thereof and such Bank's obligation to make or Continue Eurodollar Loans and to Convert other Types of Revolving Loans into Eurodollar Loans shall be suspended until such time as such Bank may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section
13.4 shall be applicable).

     Section 13.4 Treatment of Affected Loans. If the obligation of any Bank to make particular Eurodollar Loans or to Continue Revolving Loans, or to Convert Revolving Loans of another Type into Revolving Loans of a particular Type shall be suspended pursuant to Section 13.1 or Section 13.3 hereof (Revolving Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Bank's Affected Loans shall be automatically Converted into the Base Rate Loan on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 13.3 hereof, on such earlier date as such Bank may specify to Borrower with a copy to Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 13.1 or Section 13.3 hereof that gave rise to such Conversion no longer exist:

     (a) to the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Affected Loans shall be applied instead to the Base Rate Loan; and

     (b) all Revolving Loans that would otherwise be made or Continued by such Bank as Revolving Loans of the Affected Type shall be made or Continued instead as part of the Base Rate Loan, and all Revolving Loans of such Bank that would otherwise be Converted into Revolving Loans of the Affected Type shall be Converted instead into (or shall remain) as part of the Base Rate Loan.

If such Bank gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Section 13.1 or Section 13.3 hereof that gave rise to the Conversion of such Bank's Affected Loans pursuant to this Section
13.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Revolving Loans of the Affected Type made by other Banks are outstanding, such Bank's portion of the Base Rate Loan shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Revolving Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Revolving Loans held by Banks holding Revolving Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

     Section 13.5 Compensation. Upon the request of any Bank, if such request is made within ninety (90) days of the incurrence of such loss, cost, or expense, Borrower shall pay to such Bank such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

     (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Revolving Loan) on a date other than the last day of the Interest Period for such Loan; or

     (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article VI to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such Borrowing, Conversion, Continuation, or prepayment specified in the relevant Request for Borrowing, Notice of Continuation or Conversion, or other notice of Borrowing, prepayment, Continuation, or Conversion under this Agreement.

     Section 13.6 Taxes.

     (a) Any and all payments by Borrower to or for the account of any Bank or Administrative Agent hereunder or under any other Loan Paper shall be made free and clear of and without deduction for any and all present or future Taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and Administrative Agent, Taxes imposed on its income, and franchise and similar Taxes imposed on it by the jurisdiction under the Laws of which such Bank (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded Taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to in this
Section 13.6 as "Non-Excluded Taxes"). If Borrower shall be required by Law to deduct any Non-Excluded Taxes from or in respect of any sum payable under this Agreement or any other Loan Paper to any Bank or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 13.6) such Bank or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address set forth on Schedule 1.1-A hereto, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary Taxes and any other excise or property Taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Paper or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "Other Taxes").

     (c) Borrower agrees to indemnify each Bank and Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 13.6) paid by such Bank or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

     (d) Each Bank organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on Schedule 1.1-A hereto and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Bank remains lawfully able to do so), shall provide Borrower and Administrative Agent, at the time or times prescribed by applicable Law, with such properly completed and executed documentation prescribed by applicable Law (or reasonably requested by Borrower) certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, and certifying that such Bank is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Papers.

     (e) For any period with respect to which a Bank has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to Section 13.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section
13.6(a) or Section 13.6(b) with respect to Non-Excluded Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding Tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Non-Excluded Taxes.

     (f) If Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 13.6, then such Bank will (i) agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank, and (ii) to the extent any such Bank recovers any such payment, for which it has been reimbursed by Borrower, from any taxing authority, regulatory authority or government agency, promptly remit such sum to Borrower.

     (g) Within thirty (30) days after the date of any payment of Non-Excluded Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

     (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 13.6, and any Bank under Section 13.6(f), shall survive the termination of the Commitments and the payment in full of the Notes.

     Section 13.7 Discretion of Banks as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Commitment in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during the Interest Period for such Eurodollar Loan through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Adjusted Eurodollar Rate for such Interest Period.

                                  Article XIV
                                  MISCELLANEOUS
                                  -------------

     Section 14.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing) and shall be given, if to Administrative Agent or any Bank, at its address or telecopier number set forth on Schedule 1.1-A hereto, and if given to Borrower, at its address or telecopy number set forth on the signature pages hereof (or in either case, at such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto). Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 14.1 and the appropriate answerback is received or receipt is otherwise confirmed, (b) if given by mail, three (3) Domestic Business Days after deposit in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this Section 14.1; provided that notices to
Administrative Agent under Article II or Article III shall not be effective until received.


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


     Section 14.2 No Waivers. No failure or delay by Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Paper shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law or in any of the other Loan Papers.

     Section 14.3  Expenses; Indemnification.

     (a) Borrower agrees to pay on demand all reasonable costs and expenses of Administrative Agent and Sole Lead Arranger in connection with the syndication, preparation, execution, delivery, modification, and amendment of this Agreement, the other Loan Papers, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for Administrative Agent with respect thereto and with respect to advising Administrative Agent as to its rights and responsibilities under the Loan Papers. Borrower further agrees to pay on demand all costs and expenses of Administrative Agent and Banks, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Papers and the other documents to be delivered hereunder.

     (b) BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS EACH AGENT AND EACH BANK AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN PAPERS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE REVOLVING LOAN (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 14.3 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY CREDIT PARTIES, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST ANY AGENT, ANY BANK, ANY


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OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS,  OFFICERS, EMPLOYEES,
ATTORNEYS, AGENTS, AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN PAPERS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE REVOLVING LOAN.

     (c) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section
14.3 shall survive the payment in full of the Revolving Loan and all other amounts payable under this Agreement.

     Section 14.4 Right of Set-off; Adjustments.

     (a) Upon the occurrence and during the continuance of any Event of Default, each Bank (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the Obligations, irrespective of whether such Bank shall have made any demand under this Agreement or Note held by such and although such obligations may be unmatured. Each Bank agrees promptly to notify the affected Credit Party after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 14.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Bank may have.

     (b) If any Bank (a "benefited Bank") shall at any time receive any payment of all or part of the amounts owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's amounts owing to it, or interest thereon, such benefited Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's amounts owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Bank to share the excess payment or benefits of such collateral or proceeds ratably with each other Bank; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Bank so purchasing a participation from a Bank pursuant to this Section 14.4 may, to the fullest extent permitted by Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of Borrower in the amount of such participation.

     Section 14.5 Amendments and Waivers. Any provision of this Agreement, the Notes or any other Loan Paper may be amended or waived if, but only if, such amendment or waiver is


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


in writing and is signed by Borrower and Required Banks (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by all Banks, (a) increase the Commitment of any Bank, (b) reduce the principal of or rate of interest on any Revolving Loan or any fees or other amounts payable hereunder or for termination of any Commitment, (c) change the percentage of the Total Commitment, or the number of Banks which shall be required for Banks or any of them to take any action under this Section 14.5 or any other provision of this Agreement, (d) extend the due date for, or forgive any principal, interest, fees or reimbursement obligations due hereunder, (e) release any material guarantor or other material party liable for all or any part of the Obligations or release any material part of the collateral for the Obligations or any part thereof other than releases required pursuant to sales of collateral which are expressly permitted by Section 9.5 hereof, (f) amend or modify any of the provisions of
Article IV hereof or the definitions of any terms defined therein, or (g) increase any Borrowing Base above the Borrowing Base then in effect.

     Section 14.6 Survival. All representations, warranties and covenants made by any Credit Party herein or in any certificate or other instrument delivered by it or in its behalf under the Loan Papers shall be considered to have been relied upon by Banks and shall survive the delivery to Banks of such Loan Papers or the extension of the Revolving Loan (or any part thereof), regardless of any investigation made by or on behalf of Banks. The indemnity provided in Section 14.3(b) herein shall survive the repayment of all credit advances hereunder and/or the discharge or release of any Lien granted hereunder or in any other Loan Paper, contract or agreement between Borrower or any other Credit Party and any Agent or any Bank.

     Section 14.7 Limitation on Interest. Regardless of any provision contained in the Loan Papers, Banks shall never be entitled to receive, collect, or apply, as interest on the Revolving Loan, any amount in excess of the Maximum Lawful Rate, and in the event any Bank ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Revolving Loan is paid in full, any remaining excess shall promptly be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Borrower and Banks shall, to the extent permitted under applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Notes, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Notes; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Banks shall refund to Borrower the amount of such excess and, in such event, Banks shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

     Section 14.8 Invalid Provisions. If any provision of the Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Loan Papers shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the


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


remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Papers a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     Section 14.9 Waiver of Consumer Credit Laws. Pursuant to Chapter 346 of the Texas Finance Code, as amended, Borrower agrees that such Chapter 346 shall not govern or in any manner apply to the Revolving Loan.

     Section 14.10 Assignments and Participations.

     (a) Successors and Assigns. The terms and provisions of the Loan Papers shall be binding upon and inure to the benefit of Borrower and Banks and their respective successors and assigns permitted hereby, except that (i) Borrower shall not have the right to assign its rights or obligations under the Loan Papers without the prior written consent of each Bank, (ii) any assignment by any Bank must be made in compliance with Section 14.10(c), and (iii) any transfer by participation must be made in compliance with Section 14.10(b). Any attempted assignment or transfer by any party not made in compliance with this
Section 14.10(a) shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 14.10(b). The parties to this Agreement acknowledge that clause (ii) of this Section 14.10(a) relates only to absolute assignments and this Section 14.10(a) does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Bank of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Bank which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Bank from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 14.10(c). Administrative Agent may treat the Person which made any Revolving Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 14.10(c); provided, however, that Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Revolving Loan or which holds any Note to direct payments relating to such Revolving Loan or Note to another Person. Any assignee of the rights to any Revolving Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Papers. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Revolving Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Revolving Loan.

     (b) Participations.

          (i) Any Bank may at any time sell to one or more banks or other entities ("Participants") participating interests in any Revolving Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under the Loan Papers. In the event of any such sale by a Bank of


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


     participating interests to a Participant, such Bank's obligations under the Loan Papers shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the owner of its Revolving Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Papers, all amounts payable by Borrower under this Agreement shall be determined as if such Bank had not sold such participating interests, and Borrower and Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Papers.

          (ii) Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Papers other than any amendment, modification or waiver with respect to any Revolving Loan or Commitment in which such Participant has an interest which would require consent of all of the Banks pursuant to the terms of Section 14.5 or of any other Loan Paper.

          (iii) Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 14.4 in respect of its participating interest in amounts owing under the Loan Papers to the same extent as if the amount of its participating interest were owing directly to it as a Bank under the Loan Papers; provided, that each Bank shall retain the right of setoff provided in Section 14.4 with respect to the amount of participating interests sold to each Participant. Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 14.4, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 14.4 as if each Participant were a Bank. Borrower further agrees that each Participant shall be entitled to the yield protection provisions contained in Article XIII to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 14.10(c); provided, that (A) a Participant shall not be entitled to receive any greater payment under Article XIII than the Bank who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of Borrower, and (B) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 13.6 to the same extent as if it were a Bank.

     (c) Assignments.

          (i) Any Bank may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Papers. The parties to such assignment shall execute and deliver an Assignment and Acceptance Agreement (herein so called) which shall be substantially in the form of Exhibit K or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Bank or an Affiliate of a Bank or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Revolving Loans of the assigning Bank or (unless each of Borrower and Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of


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


     the assignment shall be based on the Commitment or outstanding Revolving Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Effective Date," if the "Effective Date" is specified in the Assignment and Acceptance Agreement.

          (ii) The consent of Borrower shall be required prior to an assignment becoming effective unless Purchaser is a Bank, an Affiliate of a Bank or an Approved Fund, provided that the consent of Borrower shall not be required if a Default has occurred and is continuing. The consent of Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Bank, an Affiliate of a Bank or an Approved Fund. The consent of Letter of Credit Issuer shall be required prior to an assignment of a Commitment becoming effective unless Purchaser is a Bank, an Affiliate of a Bank or an Approved Fund. Any consent required under this Section 14.10(c)(ii) shall not be unreasonably withheld or delayed.

          (iii) Upon (A) delivery to Administrative Agent of an Assignment and Acceptance Agreement, together with any consents required by Section 14.10(c)(i) and (ii), and (B) payment by the assignor Bank or the Purchaser of a $3,500 fee to Administrative Agent for processing such assignment (unless such fee is waived by Administrative Agent), such assignment shall become effective on the effective date specified in such Assignment and Acceptance Agreement. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and any other Loan Paper executed by or on behalf of Banks and shall have all the rights and obligations of a Bank under the Loan Papers, to the same extent as if it were an original party thereto, and the transferor Bank shall be released with respect to the Commitment and Revolving Loans assigned to such Purchaser without any further consent or action by Borrower, Banks or Administrative Agent. In the case of an assignment covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a Bank hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Papers which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section 14.10(c) shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with Section 14.10(b). Upon the consummation of any assignment to a Purchaser pursuant to this Section 14.10(c), the transferor Bank, Administrative Agent and Borrower shall make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

          (iv) Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Chicago, Illinois or Dallas, Texas a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Revolving Loans owing to, each Bank pursuant to the terms


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


     hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Dissemination of Information. Borrower authorizes each Bank to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Papers by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Bank's possession concerning the creditworthiness of Borrower and its Subsidiaries, including, without limitation, any information contained in any financial reports; provided, that, each Transferee and prospective Transferee agrees to be bound by Section 14.18 of this Agreement.

     (e) Tax Treatment. If any interest in any Loan Paper is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of
Section 13.6(d).

     Section 14.11 TEXAS LAW(a) . THIS AGREEMENT, EACH NOTE AND THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY PROPERTY INTENDED AS SECURITY FOR THE OBLIGATIONS IS LOCATED NECESSARILY GOVERN (A) THE PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF ADMINISTRATIVE AGENT AND BANKS WITH RESPECT TO SUCH PROPERTY, AND (B) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH PROPERTY.

     Section 14.12 Consent to Jurisdiction Waiver of Immunities.

     (a) Each Credit Party hereby irrevocably submits to the jurisdiction of any Texas State or Federal court sitting in the Northern District of Texas over any action or proceeding arising out of or relating to this Agreement or any other Loan Papers, and each such Credit Party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court. Each Credit Party agrees that a final judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

     (b) Nothing in this Section 13.6(d) shall affect any right of Banks to bring any action or proceeding against any Credit Party or their properties in the courts of any other jurisdictions.

     (c) To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Person hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Papers.

     Section 14.13 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Subject to the terms and conditions herein set forth (including, without limitation, the execution and delivery of the Certificate of Effectiveness), this Agreement shall become effective when Administrative Agent shall have received original or facsimile counterparts hereof signed by all of the parties hereto or, in the case of any Bank as to which an executed counterpart shall not have been received, Administrative Agent shall have received telegraphic or other written confirmation from such Bank of execution of a counterpart hereof by such Bank.

     Section 14.14 No Third Party Beneficiaries. Except for the provisions hereof inuring to the benefit of Agents not a party to this Agreement, it is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than third party beneficiaries permitted pursuant to Section 14.10.

     Section 14.15 COMPLETE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG BANKS, AGENTS AND THE CREDIT PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANKS, AGENTS, AND THE CREDIT PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG BANKS, AGENTS, AND THE CREDIT PARTIES.

     Section 14.16 WAIVER OF JURY TRIAL. BORROWER, ADMINISTRATIVE AGENT AND BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN PAPERS AND FOR ANY COUNTERCLAIM THEREIN.

     Section 14.17 USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

     IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for
Borrower: when Borrower opens an account, Administrative Agent and Banks will ask for Borrower's name, tax identification number, business address, and other information that will allow Administrative Agent and Banks to identify Borrower. Administrative Agent and Banks may also ask to see Borrower's legal organizational documents or other identifying documents.


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


     Section 14.18 Confidentiality. Administrative Agent and each Bank (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by Borrower pursuant to this Agreement that is marked confidential; provided, that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or any Affiliate of any Lending Party, (b) subject to provisions substantially similar to those contained in this Section 14.18, to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, rule or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Paper, and (i) subject to provisions substantially similar to those contained in this Section 14.18, to any actual or proposed participant or assignee. Notwithstanding anything herein to the contrary, confidential information shall not include, and each party to any of the Loan Papers and their respective Affiliates (and the respective partners, directors, officers, employees, advisors, representatives and other agents of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind (i) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (ii) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the Persons referred to above, and it is hereby confirmed that each of the Persons referred to above has been authorized to make such disclosures since the commencement of discussions regarding the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers on the day and year first above written.

                           [Signature Pages to Follow]

                                SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                  BY AND AMONG
                        QUEST CHEROKEE, LLC, AS BORROWER,
                     BANK ONE, NA, AS ADMINISTRATIVE AGENT,
                      THE OTHER AGENTS A PARTY THERETO, AND
                        THE FINANCIAL INSTITUTIONS LISTED
                       ON SCHEDULE 1.1-A THERETO, AS BANKS




BORROWER:
--------

QUEST CHEROKEE, LLC,
a Delaware limited liability company

By:   /s/ Jerry Cash
      ---------------------------------
Name: Jerry D. Cash
      ---------------------------------
Title:Manager
      ---------------------------------

Address for Notice:

5901 N. Western
Suite 200
Oklahoma City, Oklahoma  73118
Attn:  Jerry D. Cash
Tel. No. (405) 840-9894
Fax No. (405) 840-9897





                                 Signature Page

                                SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                  BY AND AMONG
                        QUEST CHEROKEE, LLC, AS BORROWER,
                     BANK ONE, NA, AS ADMINISTRATIVE AGENT,
                      THE OTHER AGENTS A PARTY THERETO, AND
                        THE FINANCIAL INSTITUTIONS LISTED
                       ON SCHEDULE 1.1-A THERETO, AS BANKS




ADMINISTRATIVE AGENT:
--------------------

BANK ONE, NA,
as Administrative Agent


By:   /s/ J. Scott Fowler
      -------------------------
      J. Scott Fowler,
      Director, Capital Markets



BANKS:
-----

BANK ONE, NA


By:   /s/ J. Scott Fowler
      -------------------------
      J. Scott Fowler,
      Director, Capital Markets





                                 Signature Page

                                 SCHEDULE 1.1-A

                             Financial Institutions

       Banks              Commitment Amount     Commitment Percentage

       Bank One, NA         $200,000,000.00            100.00%

       Totals:              $200,000,000.00            100.00%



Banks           Domestic Lending Office            Eurodollar Lending Office          Address for Notice

-----           -----------------------            -------------------------          ------------------

Bank One, NA    1 Bank One Plaza                   1 Bank One Plaza                   1717 Main Street
                Mail Code IL1-0634                 Mail Code IL1-0634                 4th Floor
                Chicago, Illinois 60670-0634       Chicago, Illinois 60670-0634       Mail Code TX1-2448
                Attn:  Jim Moore                   Attn:  Jim Moore                   Dallas, Texas 75201
                Tel. No. (312) 385-7057            Tel. No. (312) 385-7057            Attn:  J. Scott Fowler
                Fax No. (312) 732-4840             Fax No. (312) 732-4840             Tel. No. (214) 290-2162
                e-mail:  jim_t_moore@bankone.com   e-mail: jim_t_moore@bankonee-mail  Fax No. (214) 290-2332
                                                                                      e-mail:  scott_fowler@bankone.com


Administrative Agent - Address:
1717 Main Street, 4th Floor
Mail Code TX1-2448
Dallas, Texas 75202
Tel. No. (214) 290-2162
Fax No. (214) 290-2332
e-mail: scott_fowler@bankone.com






                               Schedule 1.1-A - 1

                                 SCHEDULE 1.1-B
                                 --------------

                           Existing Letters of Credit

                                [to be provided]










                               Schedule 1.1-B - 1

                                 SCHEDULE 1.1-C

                            Existing Hedge Agreements

                                [to be provided]


Part A
------



















Part B
------






                               Schedule 1.1-C - 1

                                 SCHEDULE 1.1-D

                            Devon Consent Properties

                                [to be attached]









                               Schedule 1.1-D - 1

                                  SCHEDULE 7.5
                                  ------------

                                   Litigation

1. Davis Operating Company v. STP Cherokee, Inc., filed in District Court of Craig County Oklahoma, Case Number CJ-2003-137: Claim of damages by defendant for failure to hook up plaintiff to defendant's pipeline, as well as claim of drainage by defendant of plaintiff's reserves due to the failure to hook up plaintiff to pipeline.

2. Webster, Howard C. and Webster, Shirley v. Amvest Osage, Inc. and STP, Inc., District Court of Nowata County, Oklahoma, Case Number CJ-03-74:
     Lawsuit for failure to terminate lease. Plaintiffs claim that defendant did not have good title from prior operator because prior operator had bad title.

3. Eddie R. Hill, et al v. Quest Resource Corporation and STP Cherokee, Inc., District Court of Craig County, Oklahoma, Case Number CJ-2003-30: Lawsuit for plaintiff's failure to pay appropriate royalties. Defendant provided plaintiff with information regarding royalty calculation shortly after lawsuit was filed and has not received any correspondence since providing such information (approximately eight to nine months prior to the date of the Agreement).

4. The Union Central Life Insurance Company v. Quest Oil & Gas Corporation, et al., District Court of Neosho County, Kansas, Case Number 2003-C-V-8: Lease dispute regarding rights to mineral ownership. Dispute is regarding a piece of property leased by Devon and acquired by defendant in the Devon acquisition and, as such, lawsuit should be dismissed.




                                Schedule 7.5 - 1

                                  SCHEDULE 7.10

                             Licenses, Permits, Etc.

1.   Kansas Corporation Commission Motor Carriers Permit - Borrower

2.   Authority to do Business as a Foreign Corporation in Oklahoma - Bluestem

3. Oklahoma Corporation Commission Oil & Gas Operator's Permit - Borrower [To be obtained 12/22/03]

4. Kansas Corporation Commission Oil & Gas Operator's Permit - Borrower [To be obtained 12/22/03]

5. Kansas Corporation Commission Pipeline Operator's License - Bluestem [To be obtained 12/22/03]



                               Schedule 7.10 - 1

                                  SCHEDULE 7.13

                               Jurisdictions, Etc.



                                                                 Shares of Stock/Membership Interests

                                                                                               Outstanding
                                                                                            Warrants, Options,
                                                                                               Subscription
                                                                                           Rights, Convertible
                                 States of                                                 Securities, or Other
                    State of      Foreign                       Total          Issued/     Rights to Purchase
                    Formation   Qualification     Class       Authorized     Outstanding         Equity

PARENT
------
Quest Resource      Nevada          None          Common      950,000,000    14,021,306    1 Outstanding Warrant1
Corporation
("QRC")

                                                  Preferred    49,500,000       None              None
                                                    Stock      undesignated
                                                               blank check

                                                  Series A        500,000        10,000           None
                                                  Preferred

QUEST GROUP
-----------
Ponderosa Gas       Kansas          None          Common        5,000,000       562,050           None
Pipeline Company,
Inc.

Quest Energy        Kansas          Oklahoma      Common        5,000,000       500,000           None
Service, Inc.

Quest Oil & Gas     Kansas          None          Common            1,000           100           None
Corporation

STP Cherokee, Inc.  Oklahoma        Kansas        Common           50,000        20,050           None

Producers Service   Kansas          None          Common            1,000           100           None
Incorporated

J-W Gas Gathering,  Kansas          None          N/A               N/A             N/A           None
L.L.C.


CREDIT
PARTIES
-------
Quest Cherokee,     Delaware        Kansas        Class A           10,000        10,000           None
LLC                                 Oklahoma      Units

                                                  Class B           10,000        10,000           None
                                                  Units

Bluestem Pipeline,  Delaware        Kansas        N/A               N/A           N/A              None
LLC                                 Oklahoma




________________________

1 Wells Fargo Energy Capital, Inc. holds a warrant to acquire up to 1,600,000 shares of the QRC's common stock, for a purchase price of $.001 per share, at any time on or before November 7, 2007.




                               Schedule 7.13 - 1

                                  SCHEDULE 7.14

                            Environmental Disclosure

1. September 2002 Limited Due Diligence Review, Cherokee Basin Coal Bed Methane Project, Southeastern Kansas and Northeastern Oklahoma prepared for STP Inc., Wells Fargo Bank Texas, N.A., and Wells Fargo Energy Capital, Inc. and prepared by O&G Environmental Consulting, LLC, 9033 East Easter Place, Suite 104, Englewood, Colorado 80112.

2. May 2003 Draft Limited Due Diligence Review, Southeastern Kansas Coal Bed Methane Project, Southeastern Kansas prepared for Quest Oil & Gas Corporation and prepared by O&G Environmental Consulting, LLC, 9033 East Easter Place, Suite 104, Englewood, Colorado 80112.

3. December 2003 Limited Due Diligence Review Update, Cherokee Basin Coal Bed Methane Project, Southeastern Kansas and Northeastern Oklahoma prepared for Quest Cherokee, LLC, ArcLight Capital Partners, LLC and Banc One Capital Markets, Inc. and prepared by O&G Environmental Consulting, LLC, 9033 East Easter Place, Suite 104, Englewood, Colorado 80112.

4. December 2003 Limited Due Diligence Review, Devon Lease Coal Bed Methane Project, Southeastern Kansas and Northeastern Oklahoma prepared for Quest Cherokee, LLC, ArcLight Capital Partners, LLC and Banc One Capital Markets, Inc. and prepared by O&G Environmental Consulting, LLC, 9033 East Easter Place, Suite 104, Englewood, Colorado 80112.




                               Schedule 7.14 - 1

                                  SCHEDULE 9.1
                                  ------------

                                  Existing Debt

      LENDER              SECURITY         LOAN BALANCE    MATURITY DATE
      ------              --------         ------------    -------------

Yates Center Branch       Inventory          $67,332.54      11/04/2004
Bank

Yates Center Branch       Equipment         $417,799.76      02/19/2008
Bank

Bank of Commerce         Building-Chanute,   $49,661.24      10/15/2013
                        125 & 127 W. Main

Caterpillar Financial     Equipment         $171,949.39     01/2006, 03/2006,
                                                            08/2005, 10/2006,
                                                                 11/2007

Case Credit               Equipment           $2,245.94     08/18/2004

DC Financial Services     Equipment          $34,983.78     07/25/2005,
                                                            12/27/2005

Ford Motor Credit           Trucks          $141,935.07     03/24/2006,
                                                            01/14/2006,
                                                            01/18/2005,
                                                            04/08/2007,
                                                            07/23/2007,
                                                            11/23/2007

Marilyn Lamb                Trucks            $8,725.00       None

Chrysler Financial          Trucks           $60,885.44     06/23/2005,
                                                            07/13/2005,
                                                            07/22/2007

BEC of Kansas (entity       None             $43,316.85       None
owned by Doug Lamb)

Total                                       $998,835.01




                                Schedule 9.1 - 1

                                    EXHIBIT A
                                    ---------


                            FORM OF FACILITY GUARANTY

     THIS GUARANTY (this "Guaranty") is dated as of the ___ day of ___________, 200__, by __________________, a ______________________ ("Guarantor"), in favor of BANK ONE, NA, with its main office in Chicago, Illinois, and each of the other financial institutions (1) listed on Schedule 1.1-A to the Revolving Credit Agreement (as hereinafter defined) as Banks (collectively, "Revolving Lenders"), and (2) from time to time party to the Term Credit Agreement (as hereinafter defined) as Lenders (collectively, "Term Lenders") and each of their respective successors and assigns as permitted pursuant to the Revolving Credit Agreement and the Term Credit Agreement (as applicable) (Bank One, NA, acting as both a Revolving Lender and a Term Lender but not as Revolving Agent (as hereinafter defined), Term Agent (as hereinafter defined), or Collateral Agent (as hereinafter defined), and each of the other Term Lenders and Revolving Lenders are collectively referred to herein as "Noteholders").

                              W I T N E S S E T H:

     WHEREAS, Quest Cherokee, LLC, a Delaware limited liability company ("Borrower"), Revolving Lenders, and Bank One, NA, with its main office in Chicago, Illinois, as Administrative Agent thereunder ("Revolving Agent"), are parties to that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement"; unless otherwise defined or indicated herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Revolving
Credit Agreement) dated as of December 22, 2003, pursuant to which Revolving Lenders have agreed to make a revolving loan to Borrower and agreed to issue and participate in letters of credit issued on behalf of Borrower; and

     WHEREAS, Borrower, Guarantor, Term Lenders, and Bank One, NA, with its main office in Chicago, Illinois, as Agent thereunder ("Term Agent"), are parties to that certain Senior Term Second Lien Secured Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Term Credit Agreement" and, together with the Revolving Credit Agreement, the "Credit Agreements" and, each individually, a "Credit Agreement") dated as of December 22, 2003, pursuant to which Term Lenders have agreed to make a term loan to Borrower; and

     WHEREAS, certain of the relative rights and remedies of Revolving Lenders and Term Lenders are set forth in that certain Collateral Agency and Intercreditor Agreement dated as of December 22, 2003 among Bank One, NA, as Collateral Agent thereunder ("Collateral Agent"), Revolving Agent, Term Agent, Noteholders, Borrower, Cherokee Energy Partners LLC, a Delaware limited liability company, and Guarantor (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"); and

     WHEREAS, pursuant to the terms of the Credit Agreements, Borrower is obligated to deliver this Guaranty executed by Guarantor; and

     WHEREAS, the board of directors of Guarantor has determined that valuable benefits will be derived by it as a result of the Credit Agreements and the extension of credit made (and to be made) by Noteholders thereunder; and

     WHEREAS, the board of directors of Guarantor has determined that Guarantor's execution, delivery and performance of this Guaranty may reasonably be expected to benefit Guarantor, directly or indirectly, are in the best interests of Guarantor, and are necessary or convenient to the conduct, promotion or attainment of Borrower's business; and

     WHEREAS, Guarantor has further determined that the benefits accruing to it from each Credit Agreement exceed Guarantor's anticipated liability under this Guaranty.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Guarantor hereby covenants and agrees as follows:

     1. Guarantor hereby absolutely and unconditionally guarantees the prompt, complete and full payment when due, no matter how such shall become due, of the Obligations, and further guarantees that Borrower will properly and timely perform the Obligations. Notwithstanding any contrary provision in this Guaranty, however, Guarantor's maximum liability under this Guaranty is limited, to the extent, if any, required so that its liability is not subject to avoidance under applicable Debtor Relief Laws (as such term is defined in Paragraph 8 hereof). As used herein, "Obligations" shall mean, collectively, all Obligations, as such term is defined in the Revolving Credit Agreement, and all Obligations, as such term is defined in the Term Credit Agreement.

     2. If Guarantor is or becomes liable for any indebtedness owing by Borrower to any Noteholder by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Noteholders hereunder shall be cumulative of any and all other rights that Noteholders may ever have against Guarantor. The exercise by any Noteholder of any right or remedy hereunder or under any other instrument, at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

     3. In the event of default by Borrower in payment of the Obligations, or any part thereof, when such Obligations become due, either by their terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand, and without further notice of dishonor and without any notice having been given to Guarantor previous to such demand of the acceptance by Noteholders of this Guaranty or of the creating or incurring of such Obligations, pay the amount due thereon to Noteholders as set forth in this Guaranty, and it shall not be necessary for any Noteholder, in order to enforce such payment by Guarantor, first, to institute suit or exhaust its remedies against Borrower or others liable on such Obligations, to have Borrower joined with Guarantor in any suit brought under this Guaranty or to enforce their rights against any security which shall ever have been given to secure such indebtedness; provided, however, that in the event any Noteholder elects to enforce and/or exercise any remedies they may possess with respect to any security for the Obligations prior to demanding payment from Guarantor, Guarantor shall nevertheless be obligated hereunder for any and all sums still owing to Noteholders on the Obligations and not repaid or recovered incident to the exercise of such remedies.

     4. Notice to Guarantor of the acceptance of this Guaranty and of the making, renewing or assignment of the Obligations and each item thereof, are hereby expressly waived by Guarantor.

     5. Each payment on the Obligations shall be deemed to have been made by Borrower unless express written notice is given to Noteholders at the time of such payment that such payment is made by Guarantor as specified in such notice.

     6. If all or any part of the Obligations at any time are secured, Guarantor agrees that Collateral Agent and/or Noteholders may at any time and from time to time, at their discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security or compromise or settle any amount due or owing under the Credit Agreements or amend or modify in whole or in part the Credit Agreements or any Loan Paper executed in connection with the Credit Agreements without impairing or diminishing the obligations of Guarantor hereunder. Guarantor further agrees that if Borrower executes in favor of any Noteholder any collateral agreement, mortgage or other security instrument, the exercise by any Noteholder of any right or remedy thereby conferred on such Noteholder shall be wholly discretionary with such Noteholder, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligation of Guarantor hereunder. Guarantor further agrees that Noteholders and Collateral Agent shall not be liable for their failure to use diligence in the collection of the Obligations or in preserving the liability of any Person liable for the Obligations, and Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof (including notice of acceleration), and diligence in bringing suits against any Person liable on the Obligations, or any part thereof. As used herein, "Loan Papers" shall mean, collectively, all Loan Papers, as such term is defined in the Revolving Credit Agreement, and all Loan Documents, as such term is defined in the Term Credit Agreement.

     7. Guarantor agrees that Noteholders, in their discretion, may (a) bring suit against all guarantors (including, without limitation, Guarantor hereunder) of the Obligations jointly and severally or against any one or more of them, (b) compound or settle with any one or more of such guarantors for such consideration as Noteholders may deem proper, and (c) release one or more of such guarantors from liability hereunder, and that no such action shall impair the rights of Noteholders to collect the Obligations (or the unpaid balance thereof) from other such guarantors of the Obligations, or any of them, not so sued, settled with or released. Guarantor agrees, however, that nothing contained in this paragraph, and no action by Noteholders permitted under this paragraph, shall in any way affect or impair the rights or obligations of such guarantors among themselves.

     8. Guarantor represents and warrants to each Noteholder that (a) Guarantor is a limited liability company duly organized and validly existing under the laws of the State of Delaware; (b) Guarantor possesses all requisite authority and power to authorize, execute, deliver and comply with the terms of this Guaranty; (c) this Guaranty has been duly authorized and approved by all necessary action on the part of Guarantor and constitutes a valid and binding obligation of Guarantor enforceable in accordance with its terms, except as (1) the enforcement thereof may be limited by applicable Debtor Relief Laws, and (2) the availability of equitable remedies may be limited by equitable principles of general applicability; and (d) no approval or consent of any court or governmental entity is required for the authorization, execution, delivery or compliance with this

Guaranty which has not been obtained (and copies thereof delivered to Noteholders). As used in this Guaranty, the term "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     9. Guarantor covenants and agrees that until the Obligations are paid and performed in full, it will (a) at all times maintain its existence and authority to transact business in any state or jurisdiction where Guarantor has assets and operations, except where the failure to maintain such existence or authority would not have a Material Adverse Effect, (b) promptly deliver to Noteholders and to Collateral Agent such information respecting its business affairs, assets and liabilities as Noteholders may reasonably request, and (c) duly and punctually observe and perform all covenants applicable to Guarantor under the Credit Agreements and the other Loan Papers. The failure of Guarantor to comply with the terms of this paragraph shall be an Event of Default under each Credit Agreement.

     10. This Guaranty is for the benefit of Noteholders, their successors and assigns, and in the event of an assignment by Noteholders (or their successors or assigns) of the Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations. This Guaranty is binding upon Guarantor and its successors and assigns.

     11. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by each Noteholder, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Guarantor in any case shall, of itself, entitle Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Noteholders in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder. All rights and remedies of Noteholders hereunder are cumulative of each other and of every other right or remedy which Noteholders may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     12. No provision herein or in any promissory note, instrument or any other Loan Paper executed by Borrower or Guarantor evidencing the Obligations shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument, or any other Loan Paper, the provisions of this paragraph shall govern, and neither Borrower nor Guarantor shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to any applicable federal or state usury laws now in force, all promissory notes, instruments and other Loan Papers executed by Borrower or Guarantor evidencing the Obligations shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

     13. If Guarantor should breach or fail to perform any provision of this Guaranty, Guarantor agrees to pay Noteholders all costs and expenses (including court costs and reasonable attorneys fees) incurred by Noteholders in the enforcement hereof.

     14. (a) The liability of Guarantor under this Guaranty shall in no manner be impaired, affected or released by the insolvency, bankruptcy, making of an assignment for the benefit of creditors, arrangement, compensation, composition or readjustment of Borrower, or any proceedings affecting the status, existence or assets of Borrower or other similar proceedings instituted by or against Borrower and affecting the assets of Borrower.

     (b) Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding referred to in clause (a) of this Paragraph 14 above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantor, Collateral Agent and Noteholders that the Obligations which are guaranteed by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Noteholders or Collateral Agent, or allow the claim of Noteholders or Collateral Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

     (c) In the event that all or any portion of the Obligations are paid by Borrower, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Collateral Agent or any Noteholder as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Guaranty.

     15. Guarantor understands and agrees that any amounts of Guarantor on account with any Noteholder may, after the occurrence and during the continuance of an Event of Default, be offset to satisfy the obligations of Guarantor hereunder. Any Noteholder that offsets any such amounts against such obligations shall take reasonable efforts to promptly notify Guarantor of such action.

     16. Guarantor hereby subordinates and makes inferior any and all indebtedness now or at any time hereafter owed by Borrower to Guarantor to the Obligations and agrees, after the occurrence and during the continuance of a Default or an Event of Default under and as defined in either the Revolving Credit Agreement or the Term Credit Agreement, or any event which with notice, lapse of time, or both, would constitute a Default or an Event of Default under and as defined in either the Revolving Credit Agreement or the Term Credit Agreement, not to permit Borrower to repay, or to accept payment from Borrower of, such indebtedness or any part thereof without the prior written consent of Noteholders.

     17. During the period that Revolving Lenders have any commitment to lend or participate in Letter of Credit Exposure (as defined in the Revolving Credit Agreement), or any amount payable under any Note remains unpaid or any Letter of Credit (as defined in the Revolving Credit Agreement) remains outstanding, and throughout any additional preferential period subsequent thereto, Guarantor shall not exercise any rights of subrogation to which Guarantor may otherwise be entitled against Borrower, or any other guarantor of the Obligations, as a result of any payment made by Guarantor pursuant to this Guaranty.

     18. As of the date hereof, the fair saleable value of the property of Guarantor is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of Guarantor, and Guarantor is able to pay all of its liabilities as such liabilities mature and Guarantor does not have unreasonably small capital within the meaning of Section 548, Title 11, United States Code, as amended. In computing the amount of contingent or liquidated liabilities, such liabilities have been computed at the amount which, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

     19. If any provision of this Guaranty is held to be illegal, invalid or unenforceable, under present or future Laws effective during the term hereof, such provision shall be fully severable, this Guaranty shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     20. (a) Guarantor hereby irrevocably submits to the jurisdiction of any Texas State or Federal court sitting in the Northern District of Texas over any action or proceeding arising out of or relating to this Guaranty or any other Loan Paper, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court. Guarantor agrees that a final judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

     (b) Nothing in this Paragraph 20 shall affect any right of Noteholders to bring any action or proceeding against any Guarantor or their properties in the courts of any other jurisdictions.

     (c) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and the other Loan Papers.

     21. THIS GUARANTY AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG NOTEHOLDERS, COLLATERAL AGENT AND GUARANTOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF

NOTEHOLDERS, AGENT AND GUARANTOR. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG NOTEHOLDERS, COLLATERAL AGENT AND GUARANTOR.

     22. EACH NOTEHOLDER, BY ITS ACCEPTANCE OF THIS GUARANTY, AND GUARANTOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN PAPERS AND ANY COUNTERCLAIM THEREIN.

     23. THIS GUARANTY AND THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

     EXECUTED and effective as of the date first above written.

                                   GUARANTOR:

                               ____________________, a ______________________


                               By:
                                  ------------------------------------------
                               Name:
                                    ----------------------------------------
                               Title:
                                     ---------------------------------------

                                   EXHIBIT B
                                   ---------

                                      NOTE
                                      ----

$______________                   Dallas, Texas                   ________, ____

     FOR VALUE RECEIVED, the undersigned, Quest Cherokee, LLC, a Delaware limited liability company ("Maker"), promises to pay to the order of [Name of Bank] ("Payee"), at the offices of Bank One, NA, with its main office in Chicago, Illinois, as Administrative Agent (herein so called), at 1717 Main Street, 4th Floor, Mail Code, TX1-2448, Dallas, Texas 75201, for Payee, the principal sum of _________________ and No/100 Dollars ($_______________), or so
much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

     This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Credit Agreement dated as of December 22, 2003 (as hereafter renewed, extended, amended, or supplemented, the "Agreement") among Maker, Payee, Administrative Agent and the other Banks named therein, and is one of the "Notes" referred to therein. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

     Maker also promises to pay interest on the unpaid principal amount hereof in like money at the offices of Administrative Agent above referenced from the date hereof at the rates applicable to amounts outstanding under the Revolving Loan provided in the Agreement and on the dates specified in the Agreement.

     The principal balance of this Note shall be paid at the times and in the amounts required by the Agreement. The entire outstanding principal balance hereof and all accrued but unpaid interest thereon shall be due and payable in full on the Termination Date.

     Upon and subject to the terms and conditions of the Agreement, Maker shall be entitled to prepay the principal of or interest on this Note from time to time and at any time, in whole or in part.

     Upon the occurrence and during the continuance of an Event of Default, and upon the conditions stated in the Agreement, Administrative Agent may, at its option, and shall, to the extent required in accordance with the terms of the Agreement, declare the entire unpaid principal of and accrued interest on this
Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice (except as otherwise required by the Agreement), demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Maker. All past-due principal of and, to the extent permitted by law, accrued interest on this Note shall, at the option of the holder hereof, bear interest at the lesser of (a) the Maximum Lawful Rate or
(b) the Default Rate until paid from the due date.

     Notwithstanding the foregoing, if at any time, any rate of interest calculated under Section 2.5 of the Agreement (the "Contract Rate") exceeds the Maximum Lawful Rate, the rate of interest hereunder shall be limited to the Maximum Lawful Rate, but any subsequent reductions in the

Contract Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued (including the amount of interest which would have accrued prior to the payment or prepayment of any portion of this
Note) if the Contract Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued on this Note is less than the amount of interest which would have accrued if the Contract Rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, the Maker shall pay to the holder of this Note an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Contract Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note.

                               QUEST CHEROKEE, LLC, a Delaware limited
                               liability company



                               By:
                                  ---------------------------------
                               Name:
                                    -------------------------------
                               Title:
                                     ------------------------------

                            ADVANCES, MATURITIES, AND

                       PAYMENTS OF PRINCIPAL AND INTEREST



                  Payee's
Borrowing Date   Commitment   Expiration of   Rate of       Amount of     Amount of    Unpaid    Notation Made
                 Percentage    Interest       Interest      Principal      Interest   Principal       By
                 of Borrowing   Period       Applicable to    Paid         Paid       Balance
                                               Tranche



                                   EXHIBIT C
                                   ---------

                     FORM OF EQUITYHOLDERS PLEDGE AGREEMENT
                     --------------------------------------

     THIS PLEDGE AGREEMENT (this "Agreement") is made as of _______________, 200____, by ____________________, a ________________ ("Pledgor"), in favor of
Bank One, NA, with its main office in Chicago, Illinois, as Collateral Agent (defined below) for the benefit of Revolving Lenders (as defined below) and Term Lenders (defined below) (herein called "Pledgee").

                              W I T N E S S E T H:

     WHEREAS,  Quest  Cherokee,   LLC,  a  Delaware  limited  liability  company
("Borrower"), Bank One, NA, as Administrative Agent thereunder ("Revolving Agent"), and the financial institutions described as Banks on Schedule 1.1-A thereto (collectively, "Revolving Lenders") are parties to that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement") dated as of December 22, 2003, pursuant to which Revolving Lenders have agreed to make revolving loans and participate in letters of credit issued on behalf of Borrower; and

     WHEREAS, Borrower, Bluestem Pipeline, LLC, a Delaware limited liability company ("Bluestem"), Bank One, NA, as Agent thereunder ("Term Agent"), and the financial institutions from time to time party thereto as Lenders (collectively, "Term Lenders" and, together with Revolving Lenders, "Lenders" and, each individually, a "Lender") are parties to that certain Senior Term Second Lien Secured Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Term Credit Agreement" and, together with the Revolving Credit Agreement, the "Credit Agreements" and, each individually, a "Credit Agreement") dated as of December 22, 2003, pursuant to which Term Lenders have agreed to make a term loan to Borrower; and

     WHEREAS, certain of the relative rights and remedies of the Revolving Lenders and Term Lenders are set forth in that certain Collateral Agency and Intercreditor Agreement dated December 22, 2003 among Revolving Agent, Term Agent, Bank One, NA, as Collateral Agent thereunder ("Collateral Agent"), Lenders, Cherokee Energy Partners LLC, a Delaware limited liability company ("Cherokee Partners"), Bluestem and Borrower (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"); and

     WHEREAS, it is a condition precedent to the extensions of credit by the applicable Lenders under the applicable Credit Agreements that, among other things, Pledgor shall have executed and delivered to Pledgee a security agreement granting to Pledgee, for the benefit of Lenders, a security interest in the Collateral (as defined herein); and

     WHEREAS, the board of directors of Pledgor has determined that Pledgor's execution, delivery and performance of this Agreement may reasonably be expected to benefit Pledgor, directly or indirectly, and are in the best interests of Pledgor.

     NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to extend credit under the Credit Agreements, Pledgor hereby agrees with Pledgee as follows:

                                    ARTICLE I

                           Definitions and References

     Section 1.1. General Definitions. As used herein, the terms defined above shall have the meanings indicated above, and the following terms shall have the following meanings:

     "Code" means the Uniform Commercial Code as now or hereafter in effect in the State of Texas; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Texas, "Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

     "Collateral" has the meaning given such term in Section 2.1.

     "Commitments" means the agreement or commitment by Lenders to make loans or otherwise extend credit to Borrower under the Credit Agreements, and any other agreement, commitment, statement of terms or other document contemplating the making of loans or advances or other extension of credit by Lenders to or for the account of Borrower which is now or at any time hereafter intended to be secured by the Collateral under this Agreement.

     "Equity" means shares of capital stock or a partnership, limited liability company, profits, capital or member interest, or options, warrants or any other right to substitute for or otherwise acquire the capital stock or a partnership, limited liability company, profits, capital or member interest of Borrower.

     "Lien" means any collateral assignment, lien, pledge, encumbrance, charge or security interest.

     "Loan Papers" means, collectively, the Revolving Loan Papers and the Term Loan Papers.

     "Notes" means, collectively, the Revolving Notes and the Term Notes.

     "Obligation Documents" means the Credit Agreements, the Notes, the Loan Papers, and all other documents and instruments under, by reason of which, or pursuant to which, any or all of the Obligations are evidenced, governed, secured, or otherwise dealt with, and all other agreements, certificates, and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

     "Obligations" means all present and future indebtedness, obligations and liabilities of whatever type which are or shall be secured pursuant to Section 2.2.

     "Other Liable Party" means any Person, other than Pledgor, but including Borrower, who may now or may at any time hereafter be primarily or secondarily liable for any of the Obligations or who may now or may at any time hereafter have granted to Pledgee or any Lender a Lien upon any property as security for the Obligations.

     "Permitted Subordinate Liens" means Liens granted to Cherokee Partners pursuant to that certain Pledge Agreement dated as of the date hereof, executed by Pledgor in favor of Cherokee Partners, as the same is in effect on the date hereof, so long as such Liens remain subordinate to the Liens of this Agreement in a manner satisfactory to Pledgee in its sole discretion. [NOTE: THIS DEFINITION AND ALL REFERENCED THERETO IN THIS AGREEMENT APPLY ONLY TO THE EQUITYHOLDERS PLEDGE AGREEMENT EXECUTED BY QUEST ENERGY SERVICE, INC., PRODUCERS SERVICE INCORPORATED, QUEST OIL & GAS CORPORATION, STP CHEROKEE, INC., J-W GAS GATHERING, L.L.C., AND PONDEROSA GAS PIPELINE COMPANY, INC.; ALL REFERENCES TO THIS DEFINITION WILL BE DELETED IN EQUITYHOLDERS PLEDGE AGREEMENTS EXECUTED BY OTHER ENTITIES]

     "Person" means any individual, corporation, partnership, limited liability company, association, trust, other entity or organization, or any court or governmental department, commission, board, bureau, agency, or instrumentality of any nation or of any province, state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.

     "Pledged Equity" has the meaning given it in Section 2.1(a).

     "Revolving Loan Papers" means the Revolving Credit Agreement, the Revolving Notes, this Agreement, each Master Debt Guaranty (as defined in the Intercreditor Agreement) which may now or hereafter be executed, each Security Document (as defined in the Intercreditor Agreement) which may now or hereafter be executed, all mortgages, mortgage amendments and mortgage supplements or modifications now or at any time hereafter delivered pursuant to Section 5.1 of the Revolving Credit Agreement, and all other certificates, documents or instruments delivered in connection with the Revolving Credit Agreement, as the foregoing may be amended from time to time.

     "Revolving Notes" means, collectively, the promissory notes from time to time executed by Borrower and payable to the order of each Revolving Lender pursuant to the terms of the Revolving Credit Agreement and shall include, without limitation, that certain Note dated December 22, 2003, payable to the order of Bank One, NA, in the original principal amount of $200,000,000, bearing interest as therein provided and with interest and principal being payable as therein provided.

     "Term Loan Papers" means the Term Credit Agreement, the Term Notes, this Agreement, each Master Debt Guaranty which may now or hereafter be executed, each Security Document which may now or hereafter be executed, all mortgages, mortgage amendments and mortgage supplements or modifications now or at any time hereafter delivered in connection with the Term Credit Agreement, as the foregoing may be amended from time to time.

     "Term Notes" means, collectively, the promissory notes from time to time executed by Borrower and payable to the order of each Term Lender pursuant to the terms of the Term Credit Agreement.

     Section 1.2. Other Definitions. Reference is hereby made to the Revolving Credit Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Revolving Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein, except where the context otherwise requires. All terms used in this Agreement which are defined in the Code and not otherwise defined herein or in the Intercreditor Agreement shall have the same meanings herein as set forth in the Code, except where the context otherwise requires.

     Section 1.3. Schedules. All schedules attached to this Agreement are a part hereof for all purposes.

     Section 1.4. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section 1.4 shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

     Section 1.5. References and Titles. All references in this Agreement to Schedules, Articles, Sections, subsections, and other subdivisions refer to the Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this subsection" and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs. The word "or" is not exclusive, and the word "including" (in all of its forms) means "including without limitation". Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

                                   ARTICLE II

                                Security Interest

     Section 2.1. Grant of Security Interest. As collateral security for all of the Obligations, Pledgor hereby pledges and assigns to Pledgee and grants to Pledgee a continuing security interest for the benefit of Lenders in and to all of Pledgor's following rights, interests and property (collectively, the "Collateral"):

     (a) all of the issued and  outstanding  Equity of Borrower (i) described on
Schedule 1 attached hereto and (ii) that Pledgor now owns or hereafter acquires (all of the foregoing being herein sometimes called the "Pledged Equity");

     (b) any and all proceeds, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the Pledged Equity; and

     (c) all cash, securities, dividends and other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity and any other property substituted or exchanged therefor.

     Section 2.2. Obligations Secured. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred:

     (a) Credit Agreement Indebtedness. The payment by Borrower, as and when due and payable, of all amounts from time to time owing by Borrower under or in respect of the Credit Agreements, the Notes or any of the other Obligation Documents.

     (b)  Renewals.  All  renewals,   extensions,   amendments,   modifications,
supplements, or restatements of, or substitutions for, any of the foregoing.

     (c) Performance. The due performance and observance by Borrower and Pledgor of all of their other obligations from time to time existing under or in respect of any of the Obligation Documents.

     (d) Oil & Gas Hedge Transactions. The payment and performance of any and all present or future obligations of any Credit Party according to the terms of any present or future Oil & Gas Hedge Transaction, including, without limitation, any present or future swap agreements, cap, floor, collar, exchange, transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such transaction now existing or hereafter entered into between and/or among any Credit Party, Pledgee, any Lender or any affiliate of any of the foregoing.

                                   ARTICLE III
                                   -----------

                    Representations, Warranties and Covenants
                    -----------------------------------------

     Section  3.1.  Representations  and  Warranties.   Pledgor  represents  and
warrants as follows:

     (a) Ownership and Liens. Pledgor has good and marketable title to the Collateral free and clear of all Liens, encumbrances or adverse claims, except for the Lien created by this Agreement and Permitted Subordinate Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as have been filed in favor of Pledgee relating to this Agreement.

     (b) No Conflicts or Consents. Neither the ownership or the intended use of the Collateral by Pledgor, nor the grant of the security interest by Pledgor to Pledgee herein, will (i) conflict with any provision of (a) any domestic or foreign law, statute, rule or regulation, (b) the certificate of incorporation, articles of incorporation, charter or bylaws of Pledgor or Borrower, or (c) any agreement, judgment, license, order or permit applicable to or binding upon Pledgor or Borrower; or (ii) result in or require the creation of any Lien upon any assets or properties of Pledgor other than the Lien created by this Agreement and Permitted Subordinate Liens. No consent, approval, authorization or order of, and no notice to or filing with Borrower or any other Person is required in connection with the grant by Pledgor of the security interest herein, or, except to the extent required by applicable law, the exercise by Pledgee of its rights and remedies hereunder.

     (c) Security Interest. Pledgor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Pledgee in the manner provided herein, free and clear of any Lien other than Permitted Subordinate Liens. This Agreement creates a valid and binding security interest in favor of Pledgee in the Collateral securing the Obligations. The taking possession by Pledgee (for the benefit of Lenders) of all certificates, instruments and cash constituting Collateral from time to time and the filing of the financing statements delivered concurrently herewith by Pledgor to Pledgee will perfect Pledgee's security interest hereunder in the Collateral securing the Obligations, subject to no Liens other than Permitted Subordinate Liens. No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest except for continuation statements or filings as contemplated in Section 3.3(b). Upon completion of the perfection acts contemplated in this Section 3.1(c), Pledgee will have a first priority perfected Lien in the Collateral.

     (d) Pledged Equity. (i) Pledgor is the legal and beneficial owner of the Pledged Equity; (ii) the Pledged Equity is duly authorized and issued, fully paid and non-assessable (as applicable), and all documentary, stamp or other taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid; (iii) no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Pledged Equity; (iv) the Pledged Equity is free and clear of all Liens, options, warrants, puts, calls or other rights of third Persons, and restrictions, other than the Lien created by this Agreement and Permitted Subordinate Liens; (v) Pledgor has full right and authority to pledge the Pledged Equity for the purposes and upon the terms set out herein; (vi) certificates (as applicable) representing the Pledged Equity have been delivered to Pledgee, together with a duly executed blank stock or transfer power for each certificate; and (vii) Borrower has not issued, and there are not outstanding, any options, warrants or other rights to acquire Equity of Borrower.

     Section 3.2. Affirmative Covenants. Unless Pledgee shall otherwise consent in writing, Pledgor will at all times comply with the covenants contained in this Section 3.2 from the date hereof and so long as any part of the Obligations or Commitments is outstanding.

     (a) Ownership and Liens. Pledgor will maintain good title to all Collateral free and clear of all Liens, except for (i) the first priority security interest created by this Agreement, and (ii) Permitted Subordinate Liens. Pledgor will cause to be terminated any financing statement or other registration with respect to the Collateral, except such as may exist or as may have been filed in favor of (or otherwise assigned to) Pledgee or with respect to Permitted Subordinate Liens. Pledgor will defend Pledgee's right, title and special property and security interest in and to the Collateral against the claims of any Person.

     (b) Further Assurances. Pledgor will at any time and from time to time promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that Pledgee may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest; (ii) to enable Pledgee to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including: (A) authorizing and filing such financing or continuation statements, or amendments thereto, as may be necessary or that Pledgee may reasonably request in order to perfect and preserve the security interest created or purported to be created hereby, and (B) furnishing to Pledgee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Pledgee may reasonably request, all in reasonable detail.

     (c) Delivery of Pledged Equity. All certificates, instruments and writings evidencing the Pledged Equity shall be delivered to Pledgee on or prior to the execution and delivery of this Agreement. All other certificates, instruments and writings hereafter evidencing or constituting Pledged Equity shall be delivered to Pledgee promptly upon the receipt thereof by or on behalf of Pledgor. All Pledged Equity shall be held by or on behalf of Pledgee pursuant hereto and shall be delivered in the same manner and with the same effect as described in Section 2.1 and Section 3.1. Upon delivery, such Equity shall thereupon constitute "Pledged Equity" and shall be subject to the Liens herein created, for the purposes and upon the terms and conditions set forth in this Agreement and the other Loan Papers.

     (d) Proceeds of Pledged Equity. If Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Equity, any (i) Equity (including any certificate representing any Equity or distribution in connection with any increase or reduction of capital, reorganization, reclassification, merger, consolidation, sale of assets, or spinoff or split-off), promissory note or other instrument or writing; (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Equity or otherwise; (iii) dividends or other distributions payable in cash (except such dividends or other distributions permitted to be retained by Pledgor pursuant to Section 4.7) or in securities or other property; or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Pledgor shall receive the same in trust for the benefit of Pledgee, shall segregate it from Pledgor's other property, and shall promptly deliver it to Pledgee in the exact form received, with any necessary endorsement or appropriate stock or transfer powers duly executed in blank, to be held by Pledgee as Collateral.

     (e) Status of Pledged Equity. The certificates evidencing the Pledged Equity (as applicable) shall at all times be valid and genuine and shall not be altered. The Pledged Equity at all times shall be duly authorized, validly issued, fully paid, and non-assessable (as applicable), shall not be issued in violation of the pre-emptive rights of any Person or of any agreement by which Pledgor or Borrower is bound, and shall not be subject to any restrictions or conditions with respect to the transfer, voting or capital of any Pledged Equity.

     (f) Permitted Subordinate Liens. Pledgor shall take all actions necessary to ensure that the Permitted Subordinate Liens are at all times subordinated, in a manner satisfactory to Pledgee in its sole discretion, to the Liens granted in favor of Pledgee for the benefit of Lenders hereunder.

     Section 3.3. Negative Covenants. Unless Pledgee shall otherwise consent in writing, Pledgor will at all times comply with the covenants contained in this
Section 3.3 from the date hereof and so long as any part of the Obligations or the Commitments is outstanding.

     (a) Transfer or Encumbrance. Pledgor will not sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, nor will Pledgor grant a Lien upon or file or record any financing statement or other registration with respect to the Collateral (other than in connection with Permitted Subordinate Liens), nor will Pledgor allow any such Lien, financing statement, or other registration to exist (other than in connection with Permitted Subordinate Liens) or deliver actual or constructive possession of the Collateral to any other Person.

     (b) Financing Statement Filings. Pledgor recognizes that financing statements pertaining to the Collateral have been or may be filed where Pledgor is organized or formed, maintains any Collateral, has its records concerning any Collateral, has its chief executive office or chief place of business, or has its principal place of residence. Without limitation of any other covenant herein, Pledgor will not cause or permit any change to be made in its name, identity or corporate structure, or any change to be made to its jurisdiction of formation or organization unless Pledgor shall have notified Pledgee of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Pledgee for the purpose of further perfecting or protecting the security interest in favor of Pledgee in the Collateral. In any notice furnished pursuant to this subsection, Pledgor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Pledgee's security interest in the Collateral.

     (c) Impairment of Security Interest. Pledgor will not take or fail to take any action which would in any manner impair the enforceability or priority of Pledgee's security interest in any Collateral.

     (d) Restrictions on Pledged Equity. Pledgor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Equity.

                                   ARTICLE IV

                       Remedies, Powers and Authorizations
                       -----------------------------------

     Section 4.1. Provisions Concerning the Collateral.

     (a) Additional Financing Statement Filings. Pledgor hereby authorizes Pledgee to file one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Pledgor further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Pledgee may deem appropriate.

     (b) Power of Attorney. Pledgor hereby irrevocably appoints Pledgee as Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time to give notification to Pledgor, Borrower, registrar, transfer agent, financial intermediary, or other Person of Pledgee's security interests hereunder and, following the occurrence and during the continuance of an Event of Default and in Pledgee's discretion, to take any action (except for the exercise of any voting rights pertaining to the Pledged Equity or any part thereof) and to execute any instrument, certificate or notice which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement including: (i) to request or instruct Pledgor or Borrower (and each registrar, transfer agent, or similar Person acting on behalf of Pledgor or Borrower) to register the pledge or transfer of the Collateral to Pledgee; (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, indorse and collect any drafts or other instruments, documents and chattel paper; and (iv) to file any claims or take any action or institute any proceedings which Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Pledgee with respect to any of the Collateral.

     (c) Performance by Pledgee. If Pledgor fails to perform any agreement or obligation contained herein, Pledgee may itself perform, or cause performance of, such agreement or obligation, and the expenses of Pledgee reasonably incurred in connection therewith shall be payable by Pledgor under Section 4.4.

     (d) Collection Rights. Pledgee shall have the right at any time, upon the occurrence and during the continuance of a Default or an Event of Default, to notify any or all obligors (including Borrower) under any accounts or general intangibles included among the Collateral of the assignment thereof to Pledgee and to direct such obligors to make payment of all amounts due or to become due to Pledgor thereunder directly to Pledgee and, upon such notification and at the expense of Pledgor and to the extent permitted by law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Pledgor could have done. After Pledgor receives notice that Pledgee has given any notice referred to above in this subsection, (i) all amounts and proceeds (including instruments and writings) received by Pledgor in respect of such accounts or general intangibles shall be received in trust for the benefit of Pledgee hereunder, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Pledgee in the same form as so received (with any necessary endorsement) to be held as cash collateral and (A) released to Pledgor upon the remedy of all Defaults or Events of Default, or (B) if any Event of Default shall have occurred and be continuing, applied as specified in Section 4.3; and (ii) Pledgor will not adjust, settle or compromise the amount or payment of any such account or general intangible or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.

     Section 4.2. Event of Default Remedies. If an Event of Default shall have occurred and be continuing, Pledgee may from time to time in its discretion, without limitation and without notice except as expressly provided below:

     (a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the other Obligation Documents or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral);

     (b) require Pledgor to, and Pledgor hereby agrees that it will upon request of Pledgee forthwith, assemble all or part of the Collateral as directed by Pledgee and make it available to Pledgee at a place to be designated by Pledgee which is reasonably convenient to both parties;

     (c) reduce its claim to judgment against Pledgor or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

      (d) dispose of, at its office, on the premises of Pledgor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Pledgee's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

     (e) buy (or allow any Lender to buy) the Collateral, or any part thereof, at any public sale;

     (f) buy (or allow any Lender to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations; and

     (g) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Pledgor hereby consents to any such appointment.

     Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     Section 4.3. Application of Proceeds. If any Event of Default shall have occurred and be continuing, Pledgee may in its discretion apply any cash held by Pledgee as Collateral, and any cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, in the order and manner contemplated by Section 4.4 of the Intercreditor Agreement.

     Section 4.4. Release and Expenses. In addition to, and not in qualification of, any similar obligations under other Obligation Documents:

     (a) Pledgor agrees to release and forever discharge Pledgee and each Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement). The foregoing release and discharge shall apply whether or not such claims, losses and liabilities are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or are, to any extent caused, in whole or in part, by any negligent act or omission of any kind by Pledgee or any Lender.

     (b) Pledgor agrees to pay on demand all reasonable costs and expenses of Pledgee in connection with the preparation, execution, delivery, modification, and amendment of this Agreement, and the perfection and preservation of the Lien created under this Agreement, including, without limitation, the reasonable fees and expenses of counsel for Pledgee with respect thereto and with respect to advising Pledgee as to its rights under this Agreement. Pledgor further agrees to pay on demand all costs and expenses of Pledgee, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; and (ii) the exercise or enforcement of any of the rights of Pledgee hereunder (whether through negotiations, legal proceedings, or otherwise).

     Section 4.5. Non-Judicial Remedies. In granting to Pledgee the power to enforce its rights hereunder without prior judicial process or judicial hearing, Pledgor expressly waives, renounces and knowingly relinquishes, to the fullest extent permitted by applicable law, any legal right which might otherwise require Pledgee to enforce its rights by judicial process. In so providing for non-judicial remedies, Pledgor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm's length. Nothing herein is intended to prevent Pledgee or Pledgor from resorting to judicial process at either party's option.

     Section 4.6. Other Recourse. Pledgor waives, to the fullest extent permitted by applicable law, any right to require Pledgee or Lenders to proceed against any other Person, exhaust any Collateral or other security for the Obligations, or to have any Other Liable Party joined with Pledgor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in Pledgee's power. Pledgor further waives, to the fullest extent permitted by applicable law, any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Obligations from time to time. Pledgor further waives, to the fullest extent permitted by applicable law, any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. Until all of the Obligations shall have been paid in full, Pledgor shall have no right to subrogation and Pledgor waives, to the fullest extent permitted by applicable law, the right to enforce any remedy which Pledgee or any Lender has or may hereafter have against any Other Liable Party, and waives, to the fullest extent permitted by applicable law, any benefit of and any right to participate in any other security whatsoever now or hereafter held by Pledgee. Pledgor authorizes Pledgee and each Lender, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder or on the Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Obligations, and exchange, enforce, waive and release any or all of such other property; (b) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Obligations or other security for the Obligations; (c) waive, enforce, modify, amend or supplement any of the provisions of any Obligation Document with any Person other than Pledgor; and (d) release or substitute any Other Liable Party.

     Section 4.7. Voting Rights, Dividends Etc. in Respect of Pledged Equity.

     (a) So long as no Default or Event of Default shall have occurred and be continuing, Pledgor may receive and retain any and all dividends, distributions or interest paid in respect of the Pledged Equity; provided, however, that any and all

          (i) dividends, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Equity,

          (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and

          (iii)cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Equity,

          shall be, and shall forthwith be delivered to Pledgee to hold as, Pledged Equity and shall, if received by Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Pledgee in the exact form received with any necessary endorsement or appropriate stock or transfer powers duly executed in blank, to be held by Pledgee as Collateral.

     (b) Upon the occurrence and during the continuance of a Default or an Event of Default:

          (i) all rights of Pledgor to receive and retain the dividends, distributions and interest payments which Pledgor would otherwise be authorized to receive and retain pursuant to subsection (a) of this Section
     4.7 shall automatically cease, and all such rights shall thereupon become vested in Pledgee which shall thereupon have the right to receive and hold as Pledged Equity such dividends, distributions and interest payments;

          (ii) without limiting the generality of the foregoing, Pledgee may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Equity (except voting rights) as if it were the absolute owner thereof, including the right to exchange, in its discretion, any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other adjustment of Pledgor or Borrower, or upon the exercise by Pledgor or Borrower of any right, privilege or option pertaining to any Pledged Equity, and, in connection therewith, to deposit and deliver any and all of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

          (iii)all dividends and interest payments which are received by Pledgor contrary to the provisions of subsection (b) (i) of this Section 4.7 shall be received in trust for the benefit of Pledgee, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Pledgee as Pledged Equity in the exact form received, to be held by Pledgee as Collateral.

     Anything herein to the contrary notwithstanding, Pledgee may not exercise any voting rights pertaining to the Pledged Equity, and Pledgor may at all times exercise any and all voting rights pertaining to the Pledged Equity or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Obligation Document; provided, however, upon the occurrence and during the continuance of a Default or an Event of Default, Pledgor will not exercise or refrain from exercising any such right, as the case may be, if Pledgee gives notice that, in Pledgee's judgment, such action would result in a Material Adverse Change with respect to the value of the Pledged Equity or the benefits to Pledgee of its security interest hereunder.

     Section 4.8. Private Sale of Pledged Equity. Pledgor recognizes that Pledgee may deem it impracticable to effect a public sale of all or any part of the Pledged Equity and that Pledgee may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Pledgee shall have no obligation to delay the sale of any such securities for the period of time necessary to permit Pledgor or Borrower to register such securities (with no obligation of Pledgor or Borrower to accomplish such registration) for public sale under the Securities Act of 1933, as amended (the "Securities Act").

                                    ARTICLE V

                                  Miscellaneous
                                  -------------

     Section 5.1. Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, addressed to the appropriate party as follows:

To Pledgor:                c/o Quest Resource Corporation
                           5901 N. Western, Suite 200
                           Oklahoma City, Oklahoma 73118
                           Attn: Jerry D. Cash
                           Fax No.: (405) 840-9894

To Pledgee:                Bank One, NA, as Collateral Agent
                           1717 Main Street, 4th Floor
                           Mail Code TX1-2448
                           Dallas, Texas 75201
                           Attn: J. Scott Fowler
                           Fax No.: (214) 290-2332

     or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address or in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three (3) days after deposit in the mail.

     Section 5.2. Amendments. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Pledgor and Pledgee, and no waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall be effective unless it is in writing and signed by Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

     Section 5.3. Preservation of Rights. No failure on the part of Pledgee or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Obligations. The rights and remedies of Pledgee and Lenders provided herein and in the other Obligation Documents are cumulative of and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Pledgee and Lenders under any Obligation Document against any party thereto are not conditional or contingent on any attempt by Pledgee or Lenders to exercise any of its or their rights under any other Obligation Document against such party or against any other Person.

     Section 5.4. Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 5.5. Survival of Agreements. All representations and warranties of Pledgor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Obligation Documents and the creation of the Obligations.

     Section 5.6. Other Liable Party. Neither this Agreement nor the exercise by Pledgee or the failure of Pledgee to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Obligation Document to which Pledgor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Other Liable Party.

     Section 5.7. Binding Effect and Assignment. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Pledgor and its successors and permitted assigns, and (b) shall inure, together with all rights and remedies of Pledgee hereunder, to the benefit of Pledgee and Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, Pledgee and Lenders may pledge, assign or otherwise transfer any or all of their respective rights under any or all of the Obligation Documents to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted herein or otherwise. None of the rights or duties of Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of Pledgee.

     Section 5.8. Termination. It is contemplated by the parties hereto that there may be times when no Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Obligations. Upon the satisfaction in full of the Obligations, upon the termination or expiration of each Credit Agreement and any other Commitment of Lenders to extend credit to Pledgor, and upon written request for the termination hereof delivered by Pledgor to Pledgee, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Pledgee will, upon Pledgor's request and at Pledgor's expense, (a) return to Pledgor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (b) execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

     Section 5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA.

     Section 5.10. Counterparts. This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.

     Section 5.11. Loan Paper. This Agreement is a "Loan Paper", and, except as expressly provided herein to the contrary, this Agreement is subject to all provisions of the Credit Agreements governing the Loan Papers.

     IN WITNESS WHEREOF, Pledgor has executed and delivered this Agreement, as of the date first above written.

                               ______________________, a ___________________

                               By:
                                  ------------------------------------------
                               Name:
                                    ----------------------------------------
                               Title:
                                     ---------------------------------------

     Borrower hereby acknowledges and consents to the pledge of the Collateral and hereby agrees to observe and perform each and every provision of this Agreement applicable to Borrower.

                               QUEST CHEROKEE, LLC,
                               a Delaware limited liability company



                               By:
                                  ----------------------------------------
                                    Jerry D. Cash,
                                    Manager

                                   SCHEDULE 1
                                   ----------

                                   EXHIBIT D
                                   ---------

                        FORM OF BORROWER PLEDGE AGREEMENT
                        ---------------------------------

     THIS PLEDGE AGREEMENT (this "Agreement") is made as of _______________, 200____, by Quest Cherokee, LLC, a Delaware limited liability company ("Pledgor"), in favor of Bank One, NA, with its main office in Chicago, Illinois, as Collateral Agent (defined below) for the benefit of Revolving Lenders (as defined below) and Term Lenders (defined below) (herein called "Pledgee").

     W I T N E S S E T H:

     WHEREAS,   Pledgor,  Bank  One,  NA,  as  Administrative  Agent  thereunder
("Revolving  Agent"),  and the  financial  institutions  described  as  Banks on
Schedule 1.1-A thereto (collectively, "Revolving Lenders") are parties to that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement") dated as of December 22, 2003, pursuant to which Revolving Lenders have agreed to make revolving loans and participate in letters of credit issued on behalf of Pledgor; and

     WHEREAS, Pledgor, Bluestem Pipeline, LLC, a Delaware limited liability company ("Bluestem"), Bank One, NA, as Agent thereunder ("Term Agent"), and the financial institutions from time to time party thereto as Lenders (collectively, "Term Lenders" and, together with Revolving Lenders, "Lenders" and, each individually, a "Lender") are parties to that certain Senior Term Second Lien Secured Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Term Credit Agreement" and, together with the Revolving Credit Agreement, the "Credit Agreements" and, each individually, a "Credit Agreement") dated as of December 22, 2003, pursuant to which Term Lenders have agreed to make a term loan to Pledgor; and

     WHEREAS, certain of the relative rights and remedies of the Revolving Lenders and Term Lenders are set forth in that certain Collateral Agency and Intercreditor Agreement dated December 22, 2003 among Revolving Agent, Term Agent, Bank One, NA, as Collateral Agent thereunder ("Collateral Agent"), Lenders, Cherokee Energy Partners, LLC, a Delaware limited liability company, Bluestem and Pledgor (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"); and

     WHEREAS, it is a condition precedent to the extensions of credit by the applicable Lenders under the applicable Credit Agreements that, among other things, Pledgor shall have executed and delivered to Pledgee a security agreement granting to Pledgee, for the benefit of Lenders, a security interest in the Collateral (as defined herein); and

     WHEREAS, the board of directors of Pledgor has determined that Pledgor's execution, delivery and performance of this Agreement may reasonably be expected to benefit Pledgor, directly or indirectly, and are in the best interests of Pledgor.

     NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to extend credit under the Credit Agreements, Pledgor hereby agrees with Pledgee as follows:

                                    ARTICLE I

                           Definitions and References

     Section 1.1. General Definitions. As used herein, the terms defined above shall have the meanings indicated above, and the following terms shall have the following meanings:

     "Code" means the Uniform Commercial Code as now or hereafter in effect in the State of Texas; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Texas, "Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

     "Collateral" has the meaning given such term in Section 2.1.

     "Commitments" means the agreement or commitment by Lenders to make loans or otherwise extend credit to Pledgor under the Credit Agreements, and any other agreement, commitment, statement of terms or other document contemplating the making of loans or advances or other extension of credit by Lenders to or for the account of Pledgor which is now or at any time hereafter intended to be secured by the Collateral under this Agreement.

     "Equity" means shares of capital stock or a partnership, limited liability company, profits, capital or member interest, or options, warrants or any other right to substitute for or otherwise acquire the capital stock or a partnership, limited liability company, profits, capital or member interest of each Subsidiary (as defined in Section 2.1(a)).

     "Lien" means any collateral assignment, lien, pledge, encumbrance, charge or security interest.

     "Loan Papers" means, collectively, the Revolving Loan Papers and the Term Loan Papers.

     "Notes" means, collectively, the Revolving Notes and the Term Notes.

     "Obligation Documents" means the Credit Agreements, the Notes, the Loan Papers, and all other documents and instruments under, by reason of which, or pursuant to which, any or all of the Obligations are evidenced, governed, secured, or otherwise dealt with, and all other agreements, certificates, and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

     "Obligations" means all present and future indebtedness, obligations and liabilities of whatever type which are or shall be secured pursuant to Section 2.2.

     "Other Liable Party" means any Person, other than Pledgor, but including each Subsidiary, who may now or may at any time hereafter be primarily or secondarily liable for any of the Obligations or who may now or may at any time hereafter have granted to Pledgee or any Lender a Lien upon any property as security for the Obligations.

     "Person" means any individual, corporation, partnership, limited liability company, association, trust, other entity or organization, or any court or governmental department, commission, board, bureau, agency, or instrumentality of any nation or of any province, state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.

     "Pledged Equity" has the meaning given it in Section 2.1(a).

     "Revolving Loan Papers" means the Revolving Credit Agreement, the Revolving Notes, this Agreement, each Master Debt Guaranty (as defined in the Intercreditor Agreement) which may now or hereafter be executed, each Security Document (as defined in the Intercreditor Agreement) which may now or hereafter be executed, all mortgages, mortgage amendments and mortgage supplements or modifications now or at any time hereafter delivered pursuant to Section 5.1 of the Revolving Credit Agreement, and all other certificates, documents or instruments delivered in connection with the Revolving Credit Agreement, as the foregoing may be amended from time to time.

     "Revolving Notes" means, collectively, the promissory notes from time to time executed by Pledgor and payable to the order of each Revolving Lender pursuant to the terms of the Revolving Credit Agreement and shall include, without limitation, that certain Note dated December 22, 2003, payable to the order of Bank One, NA, in the original principal amount of $200,000,000, bearing interest as therein provided and with interest and principal being payable as therein provided.

     "Term Loan Papers" means the Term Credit Agreement, the Term Notes, this Agreement, each Master Debt Guaranty which may now or hereafter be executed, each Security Document which may now or hereafter be executed, all mortgages, mortgage amendments and mortgage supplements or modifications now or at any time hereafter delivered in connection with the Term Credit Agreement, as the foregoing may be amended from time to time.

     "Term Notes" means, collectively, the promissory notes from time to time executed by Pledgor and payable to the order of each Term Lender pursuant to the terms of the Term Credit Agreement.

     Section 1.2. Other Definitions. Reference is hereby made to the Revolving Credit Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Revolving Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein, except where the context otherwise requires. All terms used in this Agreement which are defined in the Code and not otherwise defined herein or in the Intercreditor Agreement shall have the same meanings herein as set forth in the Code, except where the context otherwise requires.

     Section 1.3. Schedules. All schedules attached to this Agreement are a part hereof for all purposes.

     Section 1.4. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section 1.4 shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

     Section 1.5. References and Titles. All references in this Agreement to Schedules, Articles, Sections, subsections, and other subdivisions refer to the Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this subsection" and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs. The word "or" is not exclusive, and the word "including" (in all of its forms) means "including without limitation". Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

                                   ARTICLE II

                                Security Interest
                                -----------------

     Section 2.1. Grant of Security Interest. As collateral security for all of the Obligations, Pledgor hereby pledges and assigns to Pledgee and grants to Pledgee a continuing security interest for the benefit of Lenders in and to all of the Pledgor's following rights, interests and property (collectively, the "Collateral"):

     (a) all of the issued and outstanding Equity (i) of _____________________ described on Schedule 1 attached hereto, (ii) of __________________ that Pledgor now owns or hereafter acquires, and (iii) of any other Restricted Subsidiary of Pledgor (together with ___________, referred to herein collectively as "Subsidiaries" and each individually a "Subsidiary") now owned or hereafter created or acquired by Pledgor including, without limitation, the Equity of each Subsidiary owned by Pledgor on the date hereof (all of the foregoing being herein sometimes called the "Pledged Equity");

     (b) any and all proceeds, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the Pledged Equity; and

     (c) all cash, securities, dividends and other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity and any other property substituted or exchanged therefor.

     Section 2.2. Obligations Secured. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred:

     (a) Credit Agreement Indebtedness. The payment by Pledgor, as and when due and payable, of all amounts from time to time owing by Pledgor under or in respect of the Credit Agreements, the Notes or any of the other Obligation Documents.

     (b)  Renewals.  All  renewals,   extensions,   amendments,   modifications,
supplements, or restatements of, or substitutions for, any of the foregoing.

     (c) Performance. The due performance and observance by each Subsidiary and Pledgor of all of their other obligations from time to time existing under or in respect of any of the Obligation Documents.

     (d) Oil & Gas Hedge Transactions. The payment and performance of any and all present or future obligations of any Credit Party according to the terms of any present or future Oil & Gas Hedge Transaction, including, without limitation, any present or future swap agreements, cap, floor, collar, exchange, transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such transaction now existing or hereafter entered into between and/or among any Credit Party, Pledgee, any Lender or any affiliate of any of the foregoing.

                                   ARTICLE III

                    Representations, Warranties and Covenants
                    -----------------------------------------

     Section  3.1.  Representations  and  Warranties.   Pledgor  represents  and
warrants as follows:

     (a) Ownership and Liens. Pledgor has good and marketable title to the Collateral free and clear of all Liens, encumbrances or adverse claims, except for the Lien created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as have been filed in favor of Pledgee relating to this Agreement.

     (b) No Conflicts or Consents. Neither the ownership or the intended use of the Collateral by Pledgor, nor the grant of the security interest by Pledgor to Pledgee herein, will (i) conflict with any provision of (a) any domestic or foreign law, statute, rule or regulation, (b) the certificate of incorporation, articles of incorporation, charter or bylaws of Pledgor or any Subsidiary, or
(c) any agreement, judgment, license, order or permit applicable to or binding upon Pledgor or any Subsidiary; or (ii) result in or require the creation of any Lien upon any assets or properties of Pledgor other than the Lien created by this Agreement. No consent, approval, authorization or order of, and no notice to or filing with any Subsidiary or any other Person is required in connection with the grant by Pledgor of the security interest herein, or, except to the extent required by applicable law, the exercise by Pledgee of its rights and remedies hereunder.

     (c) Security Interest. Pledgor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Pledgee in the manner provided herein, free and clear of any Lien. This Agreement creates a valid and binding security interest in favor of Pledgee in the Collateral securing the Obligations. The taking possession by Pledgee (for the benefit of Lenders) of all certificates, instruments and cash constituting Collateral from time to time and the filing of the financing statements delivered concurrently herewith by Pledgor to Pledgee will perfect Pledgee's security interest hereunder in the Collateral securing the Obligations, subject to no Liens. No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest except for continuation statements or filings as contemplated in Section 3.3(b). Upon completion of the perfection acts contemplated in this Section 3.1(c), Pledgee will have a first priority perfected Lien in the Collateral.

     (d) Pledged Equity. (i) Pledgor is the legal and beneficial owner of the Pledged Equity; (ii) the Pledged Equity is duly authorized and issued, fully paid and non-assessable (as applicable), and all documentary, stamp or other taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid; (iii) no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Pledged Equity; (iv) the Pledged Equity is free and clear of all Liens, options, warrants, puts, calls or other rights of third Persons, and restrictions, other than the Lien created by this Agreement; (v) Pledgor has full right and authority to pledge the Pledged Equity for the purposes and upon the terms set out herein; (vi) certificates (as applicable) representing the Pledged Equity have been delivered to Pledgee, together with a duly executed blank stock or transfer power for each certificate; and (vii) no Subsidiary has issued, and there are not outstanding, any options, warrants or other rights to acquire Equity of any Subsidiary.

     Section 3.2. Affirmative Covenants. Unless Pledgee shall otherwise consent in writing, Pledgor will at all times comply with the covenants contained in this Section 3.2 from the date hereof and so long as any part of the Obligations or Commitments is outstanding.

      (a) Ownership and Liens. Pledgor will maintain good title to all Collateral free and clear of all Liens, except for the first priority security interest created by this Agreement. Pledgor will cause to be terminated any financing statement or other registration with respect to the Collateral, except such as may exist or as may have been filed in favor of (or otherwise assigned to) Pledgee. Pledgor will defend Pledgee's right, title and special property and security interest in and to the Collateral against the claims of any Person.

     (b) Further Assurances. Pledgor will at any time and from time to time promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that Pledgee may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest; (ii) to enable Pledgee to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including: (A) authorizing and filing such financing or continuation statements, or amendments thereto, as may be necessary or that Pledgee may reasonably request in order to perfect and preserve the security interest created or purported to be created hereby, and (B) furnishing to Pledgee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Pledgee may reasonably request, all in reasonable detail.

     (c) Delivery of Pledged Equity. All certificates, instruments and writings evidencing the Pledged Equity shall be delivered to Pledgee on or prior to the execution and delivery of this Agreement. All other certificates, instruments and writings hereafter evidencing or constituting Pledged Equity shall be delivered to Pledgee promptly upon the receipt thereof by or on behalf of Pledgor. All Pledged Equity shall be held by or on behalf of Pledgee pursuant hereto and shall be delivered in the same manner and with the same effect as described in Section 2.1 and Section 3.1. Upon delivery, such Equity shall thereupon constitute "Pledged Equity" and shall be subject to the Liens herein created, for the purposes and upon the terms and conditions set forth in this Agreement and the other Loan Papers.

     (d) Proceeds of Pledged Equity. If Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Equity, any (i) Equity (including any certificate representing any Equity or distribution in connection with any increase or reduction of capital, reorganization, reclassification, merger, consolidation, sale of assets, or spinoff or split-off), promissory note or other instrument or writing; (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Equity or otherwise; (iii) dividends or other distributions payable in cash (except such dividends or other distributions permitted to be retained by Pledgor pursuant to Section 4.7) or in securities or other property; or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Pledgor shall receive the same in trust for the benefit of Pledgee, shall segregate it from Pledgor's other property, and shall promptly deliver it to Pledgee in the exact form received, with any necessary endorsement or appropriate stock or transfer powers duly executed in blank, to be held by Pledgee as Collateral.

     (e) Status of Pledged Equity. The certificates evidencing the Pledged Equity (as applicable) shall at all times be valid and genuine and shall not be altered. The Pledged Equity at all times shall be duly authorized, validly issued, fully paid, and non-assessable (as applicable), shall not be issued in violation of the pre-emptive rights of any Person or of any agreement by which Pledgor or any Subsidiary is bound, and shall not be subject to any restrictions or conditions with respect to the transfer, voting or capital of any Pledged Equity.

     Section 3.3. Negative Covenants. Unless Pledgee shall otherwise consent in writing, Pledgor will at all times comply with the covenants contained in this
Section 3.3 from the date hereof and so long as any part of the Obligations or the Commitments is outstanding.

     (a) Transfer or Encumbrance. Pledgor will not sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, nor will Pledgor grant a Lien upon or file or record any financing statement or other registration with respect to the Collateral, nor will Pledgor allow any such Lien, financing statement, or other registration to exist or deliver actual or constructive possession of the Collateral to any other Person.

     (b)  Financing   Statement  Filings.   Pledgor  recognizes  that  financing
statements pertaining to the Collateral have been or may be filed where Pledgor is organized or formed, maintains any

Collateral, has its records concerning any Collateral, has its chief executive office or chief place of business, or has its principal place of residence. Without limitation of any other covenant herein, Pledgor will not cause or permit any change to be made in its name, identity or corporate structure, or any change to be made to its jurisdiction of formation or organization unless Pledgor shall have notified Pledgee of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Pledgee for the purpose of further perfecting or protecting the security interest in favor of Pledgee in the Collateral. In any notice furnished pursuant to this subsection, Pledgor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Pledgee's security interest in the Collateral.

     (c) Impairment of Security Interest. Pledgor will not take or fail to take any action which would in any manner impair the enforceability or priority of Pledgee's security interest in any Collateral.

     (d) Restrictions on Pledged Equity. Pledgor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Equity.

                                   ARTICLE IV

                       Remedies, Powers and Authorizations
                       -----------------------------------

     Section 4.1. Provisions Concerning the Collateral.

     (a) Additional Financing Statement Filings. Pledgor hereby authorizes Pledgee to file one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Pledgor further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Pledgee may deem appropriate.

     (b) Power of Attorney. Pledgor hereby irrevocably appoints Pledgee as Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time to give notification to Pledgor, any Subsidiary, registrar, transfer agent, financial intermediary, or other Person of Pledgee's security interests hereunder and, following the occurrence and during the continuance of an Event of Default and in Pledgee's discretion, to take any action (except for the exercise of any voting rights pertaining to the Pledged Equity or any part thereof) and to execute any instrument, certificate or notice which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement including: (i) to request or instruct Pledgor or any Subsidiary (and each registrar, transfer agent, or similar Person acting on behalf of Pledgor or any Subsidiary) to register the pledge or transfer of the Collateral to Pledgee; (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, indorse and collect any drafts or other instruments, documents and chattel paper; and (iv) to file any claims or take any action or institute any proceedings which Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Pledgee with respect to any of the Collateral.

     (c) Performance by Pledgee. If Pledgor fails to perform any agreement or obligation contained herein, Pledgee may itself perform, or cause performance of, such agreement or obligation, and the expenses of Pledgee reasonably incurred in connection therewith shall be payable by Pledgor under Section 4.4.

     (d) Collection Rights. Pledgee shall have the right at any time, upon the occurrence and during the continuance of a Default or an Event of Default, to notify any or all obligors (including each Subsidiary) under any accounts or general intangibles included among the Collateral of the assignment thereof to Pledgee and to direct such obligors to make payment of all amounts due or to become due to Pledgor thereunder directly to Pledgee and, upon such notification and at the expense of Pledgor and to the extent permitted by law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Pledgor could have done. After Pledgor receives notice that Pledgee has given any notice referred to above in this subsection, (i) all amounts and proceeds (including instruments and writings) received by Pledgor in respect of such accounts or general intangibles shall be received in trust for the benefit of Pledgee hereunder, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Pledgee in the same form as so received (with any necessary endorsement) to be held as cash collateral and (A) released to Pledgor upon the remedy of all Defaults or Events of Default, or (B) if any Event of Default shall have occurred and be continuing, applied as specified in Section 4.3; and (ii) Pledgor will not adjust, settle or compromise the amount or payment of any such account or general intangible or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.

     Section 4.2. Event of Default Remedies. If an Event of Default shall have occurred and be continuing, Pledgee may from time to time in its discretion, without limitation and without notice except as expressly provided below:

     (a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the other Obligation Documents or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral);

     (b) require Pledgor to, and Pledgor hereby agrees that it will upon request of Pledgee forthwith, assemble all or part of the Collateral as directed by Pledgee and make it available to Pledgee at a place to be designated by Pledgee which is reasonably convenient to both parties;

     (c) reduce its claim to judgment against Pledgor or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

     (d) dispose of, at its office, on the premises of Pledgor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Pledgee's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

     (e) buy (or allow any Lender to buy) the Collateral, or any part thereof, at any public sale;

     (f) buy (or allow any Lender to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations; and

     (g) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Pledgor hereby consents to any such appointment.

     Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     Section 4.3. Application of Proceeds. If any Event of Default shall have occurred and be continuing, Pledgee may in its discretion apply any cash held by Pledgee as Collateral, and any cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, in the order and manner contemplated by Section 4.4 of the Intercreditor Agreement.

     Section 4.4. Release and Expenses. In addition to, and not in qualification of, any similar obligations under other Obligation Documents:

     (a) Pledgor agrees to release and forever discharge Pledgee and each Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement). The foregoing release and discharge shall apply whether or not such claims, losses and liabilities are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or are, to any extent caused, in whole or in part, by any negligent act or omission of any kind by Pledgee or any Lender.

     (b) Pledgor agrees to pay on demand all reasonable costs and expenses of Pledgee in connection with the preparation, execution, delivery, modification, and amendment of this Agreement, and the perfection and preservation of the Lien created under this Agreement, including, without limitation, the reasonable fees and expenses of counsel for Pledgee with respect thereto and with respect to advising Pledgee as to its rights under this Agreement. Pledgor further agrees to pay on demand all costs and expenses of Pledgee, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; and (ii) the exercise or enforcement of any of the rights of Pledgee hereunder (whether through negotiations, legal proceedings, or otherwise).

     Section 4.5. Non-Judicial Remedies. In granting to Pledgee the power to enforce its rights hereunder without prior judicial process or judicial hearing, Pledgor expressly waives, renounces and knowingly relinquishes, to the fullest extent permitted by applicable law, any legal right which might otherwise require Pledgee to enforce its rights by judicial process. In so providing for non-judicial remedies, Pledgor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm's length. Nothing herein is intended to prevent Pledgee or Pledgor from resorting to judicial process at either party's option.

     Section 4.6. Other Recourse. Pledgor waives, to the fullest extent permitted by applicable law, any right to require Pledgee or Lenders to proceed against any other Person, exhaust any Collateral or other security for the Obligations, or to have any Other Liable Party joined with Pledgor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in Pledgee's power. Pledgor further waives, to the fullest extent permitted by applicable law, any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Obligations from time to time. Pledgor further waives, to the fullest extent permitted by applicable law, any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. Until all of the Obligations shall have been paid in full, Pledgor shall have no right to subrogation and Pledgor waives, to the fullest extent permitted by applicable law, the right to enforce any remedy which Pledgee or any Lender has or may hereafter have against any Other Liable Party, and waives, to the fullest extent permitted by applicable law, any benefit of and any right to participate in any other security whatsoever now or hereafter held by Pledgee. Pledgor authorizes Pledgee and each Lender, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder or on the Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Obligations, and exchange, enforce, waive and release any or all of such other property; (b) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Obligations or other security for the Obligations; (c) waive, enforce, modify, amend or supplement any of the provisions of any Obligation Document with any Person other than Pledgor; and (d) release or substitute any Other Liable Party.

     Section 4.7. Voting Rights, Dividends Etc. in Respect of Pledged Equity.

     (a) So long as no Default or Event of Default shall have occurred and be continuing, Pledgor may receive and retain any and all dividends, distributions or interest paid in respect of the Pledged Equity; provided, however, that any and all

          (i) dividends, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Equity,

          (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and

          (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Equity,

          shall be, and shall forthwith be delivered to Pledgee to hold as, Pledged Equity and shall, if received by Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Pledgee in the exact form received with any necessary endorsement or appropriate stock or transfer powers duly executed in blank, to be held by Pledgee as Collateral.

     (b) Upon the occurrence and during the continuance of a Default or an Event of Default:

          (i) all rights of Pledgor to receive and retain the dividends, distributions and interest payments which Pledgor would otherwise be authorized to receive and retain pursuant to subsection (a) of this Section
     4.7 shall automatically cease, and all such rights shall thereupon become vested in Pledgee which shall thereupon have the right to receive and hold as Pledged Equity such dividends, distributions and interest payments;

          (ii) without limiting the generality of the foregoing, Pledgee may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Equity (except voting rights) as if it were the absolute owner thereof, including the right to exchange, in its discretion, any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other adjustment of Pledgor or any Subsidiary, or upon the exercise by Pledgor or any Subsidiary of any right, privilege or option pertaining to any Pledged Equity, and, in connection therewith, to deposit and deliver any and all of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

          (iii) all dividends and interest payments which are received by Pledgor contrary to the provisions of subsection (b) (i) of this Section
     4.7 shall be received in trust for the benefit of Pledgee, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Pledgee as Pledged Equity in the exact form received, to be held by Pledgee as Collateral.

     Anything herein to the contrary notwithstanding, Pledgee may not exercise any voting rights pertaining to the Pledged Equity, and Pledgor may at all times exercise any and all voting rights pertaining to the Pledged Equity or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Obligation Document; provided, however, upon the occurrence and during the continuance of a Default or an Event of Default, Pledgor will not exercise or refrain from exercising any such right, as the case may be, if Pledgee gives notice that, in Pledgee's judgment, such action would result in a Material Adverse Change with respect to the value of the Pledged Equity or the benefits to Pledgee of its security interest hereunder.

     Section 4.8. Private Sale of Pledged Equity. Pledgor recognizes that Pledgee may deem it impracticable to effect a public sale of all or any part of the Pledged Equity and that Pledgee may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Pledgee shall have no obligation to delay the sale of any such securities for the period of time necessary to permit Pledgor or any Subsidiary to register such securities (with no obligation of Pledgor or any Subsidiary to accomplish such registration) for public sale under the Securities Act of 1933, as amended (the "Securities Act").

                                    ARTICLE V

                                  Miscellaneous
                                  -------------

     Section 5.1. Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, addressed to the appropriate party as follows:

To Pledgor:               c/o Quest Resource Corporation
                          5901 N. Western, Suite 200
                          Oklahoma City, Oklahoma 73118
                          Attn: Jerry D. Cash
                          Fax No.: (405) 840-9894



To Pledgee:               Bank One, NA, as Collateral Agent
                          1717 Main Street, 4th Floor
                          Mail Code TX1-2448
                          Dallas, Texas 75201
                          Attn: J. Scott Fowler
                          Fax No.: (214) 290-2332

     or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address or in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three (3) days after deposit in the mail.

     Section 5.2. Amendments. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Pledgor and Pledgee, and no waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall be effective unless it is in writing and signed by Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

     Section 5.3. Preservation of Rights. No failure on the part of Pledgee or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Obligations. The rights and remedies of Pledgee and Lenders provided herein and in the other Obligation Documents are cumulative of and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Pledgee and Lenders under any Obligation Document against any party thereto are not conditional or contingent on any attempt by Pledgee or Lenders to exercise any of its or their rights under any other Obligation Document against such party or against any other Person.

     Section 5.4. Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 5.5. Survival of Agreements. All representations and warranties of Pledgor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Obligation Documents and the creation of the Obligations.

     Section 5.6. Other Liable Party. Neither this Agreement nor the exercise by Pledgee or the failure of Pledgee to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Obligation Document to which Pledgor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Other Liable Party.

     Section 5.7. Binding Effect and Assignment. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Pledgor and its successors and permitted assigns, and (b) shall inure, together with all rights and remedies of Pledgee hereunder, to the benefit of Pledgee and Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, Pledgee and Lenders may pledge, assign or otherwise transfer any or all of their respective rights under any or all of the Obligation Documents to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted herein or otherwise. None of the rights or duties of Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of Pledgee.

     Section 5.8. Termination. It is contemplated by the parties hereto that there may be times when no Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Obligations. Upon the satisfaction in full of the Obligations, upon the termination or expiration of each Credit Agreement and any other Commitment of Lenders to extend credit to Pledgor, and upon written request for the termination hereof delivered by Pledgor to Pledgee, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Pledgee will, upon Pledgor's request and at Pledgor's expense, (a) return to Pledgor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (b) execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

     Section 5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA.

     Section 5.10. Counterparts. This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.

     Section 5.11. Loan Paper. This Agreement is a "Loan Paper", and, except as expressly provided herein to the contrary, this Agreement is subject to all provisions of the Credit Agreements governing the Loan Papers.

     IN WITNESS WHEREOF, Pledgor has executed and delivered this Agreement, as of the date first above written.

                               QUEST CHEROKEE, LLC,
                               a Delaware limited liability company


                               By:
                                  ---------------------------------
                                    Jerry D. Cash,
                                    Manager


     Each Subsidiary hereby acknowledges and consents to the pledge of the Collateral and hereby agrees to observe and perform each and every provision of this Agreement applicable to such Subsidiary.

                               ____________________, a ____________


                               By:
                                  ---------------------------------
                               Name:
                                    -------------------------------
                               Title:
                                     ------------------------------

                                   SCHEDULE 1
                                   ----------

                                   EXHIBIT E
                                   ---------

                       FORM OF SUBSIDIARY PLEDGE AGREEMENT
                       -----------------------------------

     THIS PLEDGE AGREEMENT (this "Agreement") is made as of _______________, 200____, by Quest Cherokee, LLC, a Delaware limited liability company ("Pledgor"), in favor of Bank One, NA, with its main office in Chicago, Illinois, as Collateral Agent (defined below) for the benefit of Revolving Lenders (as defined below) and Term Lenders (defined below) (herein called "Pledgee").

     W I T N E S S E T H:

     WHEREAS,  Quest  Cherokee,   LLC,  a  Delaware  limited  liability  company
("Borrower"), Bank One, NA, as Administrative Agent thereunder ("Revolving Agent"), and the financial institutions described as Banks on Schedule 1.1-A thereto (collectively, "Revolving Lenders") are parties to that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement") dated as of December 22, 2003, pursuant to which Revolving Lenders have agreed to make revolving loans and participate in letters of credit issued on behalf of Borrower; and

     WHEREAS, Borrower, Bluestem Pipeline, LLC, a Delaware limited liability company ("Bluestem"), Bank One, NA, as Agent thereunder ("Term Agent"), and the financial institutions from time to time party thereto as Lenders (collectively, "Term Lenders" and, together with Revolving Lenders, "Lenders" and, each individually, a "Lender") are parties to that certain Senior Term Second Lien Secured Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Term Credit Agreement" and, together with the Revolving Credit Agreement, the "Credit Agreements" and, each individually, a "Credit Agreement") dated as of December 22, 2003, pursuant to which Term Lenders have agreed to make a term loan to Borrower; and

     WHEREAS, certain of the relative rights and remedies of the Revolving Lenders and Term Lenders are set forth in that certain Collateral Agency and Intercreditor Agreement dated December 22, 2003 among Revolving Agent, Term Agent, Bank One, NA, as Collateral Agent thereunder ("Collateral Agent"), Lenders, Cherokee Energy Partners, LLC, a Delaware limited liability company, Bluestem and Borrower (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"); and

     WHEREAS, it is a condition precedent to the extensions of credit by the applicable Lenders under the applicable Credit Agreements that, among other things, Pledgor shall have executed and delivered to Pledgee a security agreement granting to Pledgee, for the benefit of Lenders, a security interest in the Collateral (as defined herein); and

     WHEREAS, the board of directors of Pledgor has determined that Pledgor's execution, delivery and performance of this Agreement may reasonably be expected to benefit Pledgor, directly or indirectly, and are in the best interests of Pledgor.

     NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to extend credit under the Credit Agreements, Pledgor hereby agrees with Pledgee as follows:

                                    ARTICLE I

                           Definitions and References

     Section 1.1. General Definitions. As used herein, the terms defined above shall have the meanings indicated above, and the following terms shall have the following meanings:

     "Code" means the Uniform Commercial Code as now or hereafter in effect in the State of Texas; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Texas, "Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

     "Collateral" has the meaning given such term in Section 2.1.

     "Commitments" means the agreement or commitment by Lenders to make loans or otherwise extend credit to Borrower under the Credit Agreements, and any other agreement, commitment, statement of terms or other document contemplating the making of loans or advances or other extension of credit by Lenders to or for the account of Borrower which is now or at any time hereafter intended to be secured by the Collateral under this Agreement.

     "Equity" means shares of capital stock or a partnership, limited liability company, profits, capital or member interest, or options, warrants or any other right to substitute for or otherwise acquire the capital stock or a partnership, limited liability company, profits, capital or member interest of each Subsidiary (as defined in Section 2.1(a)).

     "Lien" means any collateral assignment, lien, pledge, encumbrance, charge or security interest.

     "Loan Papers" means, collectively, the Revolving Loan Papers and the Term Loan Papers.

     "Notes" means, collectively, the Revolving Notes and the Term Notes.

     "Obligation Documents" means the Credit Agreements, the Notes, the Loan Papers, and all other documents and instruments under, by reason of which, or pursuant to which, any or all of the Obligations are evidenced, governed, secured, or otherwise dealt with, and all other agreements, certificates, and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

     "Obligations" means all present and future indebtedness, obligations and liabilities of whatever type which are or shall be secured pursuant to Section 2.2.

     "Other Liable Party" means any Person, other than Pledgor, but including each Subsidiary, who may now or may at any time hereafter be primarily or secondarily liable for any of the Obligations or who may now or may at any time hereafter have granted to Pledgee or any Lender a Lien upon any property as security for the Obligations.

     "Person" means any individual, corporation, partnership, limited liability company, association, trust, other entity or organization, or any court or governmental department, commission, board, bureau, agency, or instrumentality of any nation or of any province, state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.

     "Pledged Equity" has the meaning given it in Section 2.1(a).

     "Revolving Loan Papers" means the Revolving Credit Agreement, the Revolving Notes, this Agreement, each Master Debt Guaranty (as defined in the Intercreditor Agreement) which may now or hereafter be executed, each Security Document (as defined in the Intercreditor Agreement) which may now or hereafter be executed, all mortgages, mortgage amendments and mortgage supplements or modifications now or at any time hereafter delivered pursuant to Section 5.1 of the Revolving Credit Agreement, and all other certificates, documents or instruments delivered in connection with the Revolving Credit Agreement, as the foregoing may be amended from time to time.

     "Revolving Notes" means, collectively, the promissory notes from time to time executed by Borrower and payable to the order of each Revolving Lender pursuant to the terms of the Revolving Credit Agreement and shall include, without limitation, that certain Note dated December 22, 2003, payable to the order of Bank One, NA, in the original principal amount of $200,000,000, bearing interest as therein provided and with interest and principal being payable as therein provided.

     "Term Loan Papers" means the Term Credit Agreement, the Term Notes, this Agreement, each Master Debt Guaranty which may now or hereafter be executed, each Security Document which may now or hereafter be executed, all mortgages, mortgage amendments and mortgage supplements or modifications now or at any time hereafter delivered in connection with the Term Credit Agreement, as the foregoing may be amended from time to time.

     "Term Notes" means, collectively, the promissory notes from time to time executed by Borrower and payable to the order of each Term Lender pursuant to the terms of the Term Credit Agreement.

     Section 1.2. Other Definitions. Reference is hereby made to the Revolving Credit Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Revolving Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein, except where the context otherwise requires. All terms used in this Agreement which are defined in the Code and not otherwise defined herein or in the Intercreditor Agreement shall have the same meanings herein as set forth in the Code, except where the context otherwise requires.

     Section 1.3. Schedules. All schedules attached to this Agreement are a part hereof for all purposes.

     Section 1.4. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section 1.4 shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

     Section 1.5. References and Titles. All references in this Agreement to Schedules, Articles, Sections, subsections, and other subdivisions refer to the Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this subsection" and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs. The word "or" is not exclusive, and the word "including" (in all of its forms) means "including without limitation". Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

                                   ARTICLE II

                                Security Interest
                                -----------------

     Section 2.1. Grant of Security Interest. As collateral security for all of the Obligations, Pledgor hereby pledges and assigns to Pledgee and grants to Pledgee a continuing security interest for the benefit of Lenders in and to all of the Pledgor's following rights, interests and property (collectively, the "Collateral"):

     (a) all of the issued and outstanding Equity (i) of _____________________ described on Schedule 1 attached hereto, (ii) of __________________ that Pledgor now owns or hereafter acquires, and (iii) of any other Subsidiary of Pledgor (together with ___________, referred to herein collectively as "Subsidiaries" and each individually a "Subsidiary") now owned or hereafter created or acquired by Pledgor including, without limitation, the Equity of each Subsidiary owned by Pledgor on the date hereof (all of the foregoing being herein sometimes called the "Pledged Equity");

     (b) any and all proceeds, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the Pledged Equity; and

     (c) all cash, securities, dividends and other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity and any other property substituted or exchanged therefor.

     Section 2.2. Obligations Secured. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred:

     (a) Credit Agreement Indebtedness. The payment by Borrower, as and when due and payable, of all amounts from time to time owing by Borrower under or in respect of the Credit Agreements, the Notes or any of the other Obligation Documents.

     (b)  Renewals.  All  renewals,   extensions,   amendments,   modifications,
supplements, or restatements of, or substitutions for, any of the foregoing.

     (c) Performance. The due performance and observance by each Subsidiary and Pledgor of all of their other obligations from time to time existing under or in respect of any of the Obligation Documents.

     (d) Oil & Gas Hedge Transactions. The payment and performance of any and all present or future obligations of any Credit Party according to the terms of any present or future Oil & Gas Hedge Transaction, including, without limitation, any present or future swap agreements, cap, floor, collar, exchange, transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such transaction now existing or hereafter entered into between and/or among any Credit Party, Pledgee, any Lender or any affiliate of any of the foregoing.

                                   ARTICLE III

                    Representations, Warranties and Covenants
                    -----------------------------------------

     Section  3.1.  Representations  and  Warranties.   Pledgor  represents  and
warrants as follows:

     (a) Ownership and Liens. Pledgor has good and marketable title to the Collateral free and clear of all Liens, encumbrances or adverse claims, except for the Lien created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as have been filed in favor of Pledgee relating to this Agreement.

     (b) No Conflicts or Consents. Neither the ownership or the intended use of the Collateral by Pledgor, nor the grant of the security interest by Pledgor to Pledgee herein, will (i) conflict with any provision of (a) any domestic or foreign law, statute, rule or regulation, (b) the certificate of incorporation, articles of incorporation, charter or bylaws of Pledgor or any Subsidiary, or
(c) any agreement, judgment, license, order or permit applicable to or binding upon Pledgor or any Subsidiary; or (ii) result in or require the creation of any Lien upon any assets or properties of Pledgor other than the Lien created by this Agreement. No consent, approval, authorization or order of, and no notice to or filing with any Subsidiary or any other Person is required in connection with the grant by Pledgor of the security interest herein, or, except to the extent required by applicable law, the exercise by Pledgee of its rights and remedies hereunder.

     (c) Security Interest. Pledgor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Pledgee in the manner provided herein, free and clear of any Lien. This Agreement creates a valid and binding security interest in favor of Pledgee in the Collateral securing the Obligations. The taking possession by Pledgee (for the benefit of Lenders) of all certificates, instruments and cash constituting Collateral from time to time and the filing of the financing statements delivered concurrently herewith by Pledgor to Pledgee will perfect Pledgee's security interest hereunder in the Collateral securing the Obligations, subject to no Liens. No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest except for continuation statements or filings as contemplated in Section 3.3(b). Upon completion of the perfection acts contemplated in this Section 3.1(c), Pledgee will have a first priority perfected Lien in the Collateral.

     (d) Pledged Equity. (i) Pledgor is the legal and beneficial owner of the Pledged Equity; (ii) the Pledged Equity is duly authorized and issued, fully paid and non-assessable (as applicable), and all documentary, stamp or other taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid; (iii) no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Pledged Equity; (iv) the Pledged Equity is free and clear of all Liens, options, warrants, puts, calls or other rights of third Persons, and restrictions, other than the Lien created by this Agreement; (v) Pledgor has full right and authority to pledge the Pledged Equity for the purposes and upon the terms set out herein; (vi) certificates (as applicable) representing the Pledged Equity have been delivered to Pledgee, together with a duly executed blank stock or transfer power for each certificate; and (vii) no Subsidiary has issued, and there are not outstanding, any options, warrants or other rights to acquire Equity of any Subsidiary.

     Section 3.2. Affirmative Covenants. Unless Pledgee shall otherwise consent in writing, Pledgor will at all times comply with the covenants contained in this Section 3.2 from the date hereof and so long as any part of the Obligations or Commitments is outstanding.

     (a) Ownership and Liens. Pledgor will maintain good title to all Collateral free and clear of all Liens, except for the first priority security interest created by this Agreement. Pledgor will cause to be terminated any financing statement or other registration with respect to the Collateral, except such as may exist or as may have been filed in favor of (or otherwise assigned to) Pledgee. Pledgor will defend Pledgee's right, title and special property and security interest in and to the Collateral against the claims of any Person.

     (b) Further Assurances. Pledgor will at any time and from time to time promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that Pledgee may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest; (ii) to enable Pledgee to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including: (A) authorizing and filing such financing or continuation statements, or amendments thereto, as may be necessary or that Pledgee may reasonably request in order to perfect and preserve the security interest created or purported to be created hereby, and (B) furnishing to Pledgee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Pledgee may reasonably request, all in reasonable detail.

     (c) Delivery of Pledged Equity. All certificates, instruments and writings evidencing the Pledged Equity shall be delivered to Pledgee on or prior to the execution and delivery of this Agreement. All other certificates, instruments and writings hereafter evidencing or constituting Pledged Equity shall be delivered to Pledgee promptly upon the receipt thereof by or on behalf of Pledgor. All Pledged Equity shall be held by or on behalf of Pledgee pursuant hereto and shall be delivered in the same manner and with the same effect as described in Section 2.1 and Section 3.1. Upon delivery, such Equity shall thereupon constitute "Pledged Equity" and shall be subject to the Liens herein created, for the purposes and upon the terms and conditions set forth in this Agreement and the other Loan Papers.

     (d) Proceeds of Pledged Equity. If Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Equity, any (i) Equity (including any certificate representing any Equity or distribution in connection with any increase or reduction of capital, reorganization, reclassification, merger, consolidation, sale of assets, or spinoff or split-off), promissory note or other instrument or writing; (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Equity or otherwise; (iii) dividends or other distributions payable in cash (except such dividends or other distributions permitted to be retained by Pledgor pursuant to Section 4.7) or in securities or other property; or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Pledgor shall receive the same in trust for the benefit of Pledgee, shall segregate it from Pledgor's other property, and shall promptly deliver it to Pledgee in the exact form received, with any necessary endorsement or appropriate stock or transfer powers duly executed in blank, to be held by Pledgee as Collateral.

     (e) Status of Pledged Equity. The certificates evidencing the Pledged Equity (as applicable) shall at all times be valid and genuine and shall not be altered. The Pledged Equity at all times shall be duly authorized, validly issued, fully paid, and non-assessable (as applicable), shall not be issued in violation of the pre-emptive rights of any Person or of any agreement by which Pledgor or any Subsidiary is bound, and shall not be subject to any restrictions or conditions with respect to the transfer, voting or capital of any Pledged Equity.

     Section 3.3. Negative Covenants. Unless Pledgee shall otherwise consent in writing, Pledgor will at all times comply with the covenants contained in this
Section 3.3 from the date hereof and so long as any part of the Obligations or the Commitments is outstanding.

     (a) Transfer or Encumbrance. Pledgor will not sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, nor will Pledgor grant a Lien upon or file or record any financing statement or other registration with respect to the Collateral, nor will Pledgor allow any such Lien, financing statement, or other registration to exist or deliver actual or constructive possession of the Collateral to any other Person.

     (b) Financing Statement Filings. Pledgor recognizes that financing statements pertaining to the Collateral have been or may be filed where Pledgor is organized or formed, maintains any Collateral, has its records concerning any Collateral, has its chief executive office or chief place of business, or has its principal place of residence. Without limitation of any other covenant herein, Pledgor will not cause or permit any change to be made in its name, identity or corporate structure, or any change to be made to its jurisdiction of formation or organization unless Pledgor shall have notified Pledgee of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Pledgee for the purpose of further perfecting or protecting the security interest in favor of Pledgee in the Collateral. In any notice furnished pursuant to this subsection, Pledgor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Pledgee's security interest in the Collateral.

     (c) Impairment of Security Interest. Pledgor will not take or fail to take any action which would in any manner impair the enforceability or priority of Pledgee's security interest in any Collateral.

     (d) Restrictions on Pledged Equity. Pledgor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Equity.

                                   ARTICLE IV

                       Remedies, Powers and Authorizations
                       -----------------------------------

     Section 4.1. Provisions Concerning the Collateral.

     (a) Additional Financing Statement Filings. Pledgor hereby authorizes Pledgee to file one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Pledgor further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Pledgee may deem appropriate.

     (b) Power of Attorney. Pledgor hereby irrevocably appoints Pledgee as Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time to give notification to Pledgor, any Subsidiary, registrar, transfer agent, financial intermediary, or other Person of Pledgee's security interests hereunder and, following the occurrence and during the continuance of an Event of Default and in Pledgee's discretion, to take any action (except for the exercise of any voting rights pertaining to the Pledged Equity or any part thereof) and to execute any instrument, certificate or notice which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement including: (i) to request or instruct Pledgor or any Subsidiary (and each registrar, transfer agent, or similar Person acting on behalf of Pledgor or any Subsidiary) to register the pledge or transfer of the Collateral to Pledgee; (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, indorse and collect any drafts or other instruments, documents and chattel paper; and (iv) to file any claims or take any action or institute any proceedings which Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Pledgee with respect to any of the Collateral.

     (c) Performance by Pledgee. If Pledgor fails to perform any agreement or obligation contained herein, Pledgee may itself perform, or cause performance of, such agreement or obligation, and the expenses of Pledgee reasonably incurred in connection therewith shall be payable by Pledgor under Section 4.4.

     (d) Collection Rights. Pledgee shall have the right at any time, upon the occurrence and during the continuance of a Default or an Event of Default, to notify any or all obligors (including each Subsidiary) under any accounts or general intangibles included among the Collateral of the assignment thereof to Pledgee and to direct such obligors to make payment of all amounts due or to become due to Pledgor thereunder directly to Pledgee and, upon such notification and at the expense of Pledgor and to the extent permitted by law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Pledgor could have done. After Pledgor receives notice that Pledgee has given any notice referred to above in this subsection, (i) all amounts and proceeds (including instruments and writings) received by Pledgor in respect of such accounts or general intangibles shall be received in trust for the benefit of Pledgee hereunder, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Pledgee in the same form as so received (with any necessary endorsement) to be held as cash collateral and (A) released to Pledgor upon the remedy of all Defaults or Events of Default, or (B) if any Event of Default shall have occurred and be continuing, applied as specified in Section 4.3; and (ii) Pledgor will not adjust, settle or compromise the amount or payment of any such account or general intangible or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.

     Section 4.2. Event of Default Remedies. If an Event of Default shall have occurred and be continuing, Pledgee may from time to time in its discretion, without limitation and without notice except as expressly provided below:

     (a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the other Obligation Documents or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral);

     (b) require Pledgor to, and Pledgor hereby agrees that it will upon request of Pledgee forthwith, assemble all or part of the Collateral as directed by Pledgee and make it available to Pledgee at a place to be designated by Pledgee which is reasonably convenient to both parties;

     (c) reduce its claim to judgment against Pledgor or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

     (d) dispose of, at its office, on the premises of Pledgor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Pledgee's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

     (e) buy (or allow any Lender to buy) the Collateral, or any part thereof, at any public sale;

     (f) buy (or allow any Lender to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations; and

     (g) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Pledgor hereby consents to any such appointment.

     Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     Section 4.3. Application of Proceeds. If any Event of Default shall have occurred and be continuing, Pledgee may in its discretion apply any cash held by Pledgee as Collateral, and any cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, in the order and manner contemplated by Section 4.4 of the Intercreditor Agreement.

     Section 4.4. Release and Expenses. In addition to, and not in qualification of, any similar obligations under other Obligation Documents:

      (a) Pledgor agrees to release and forever discharge Pledgee and each Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement). The foregoing release and discharge shall apply whether or not such claims, losses and liabilities are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or are, to any extent caused, in whole or in part, by any negligent act or omission of any kind by Pledgee or any Lender.

     (b) Pledgor agrees to pay on demand all reasonable costs and expenses of Pledgee in connection with the preparation, execution, delivery, modification, and amendment of this Agreement, and the perfection and preservation of the Lien created under this Agreement, including, without limitation, the reasonable fees and expenses of counsel for Pledgee with respect thereto and with respect to advising Pledgee as to its rights under this Agreement. Pledgor further agrees to pay on demand all costs and expenses of Pledgee, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; and (ii) the exercise or enforcement of any of the rights of Pledgee hereunder (whether through negotiations, legal proceedings, or otherwise).

     Section 4.5. Non-Judicial Remedies. In granting to Pledgee the power to enforce its rights hereunder without prior judicial process or judicial hearing, Pledgor expressly waives, renounces and knowingly relinquishes, to the fullest extent permitted by applicable law, any legal right which might otherwise require Pledgee to enforce its rights by judicial process. In so providing for non-judicial remedies, Pledgor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm's length. Nothing herein is intended to prevent Pledgee or Pledgor from resorting to judicial process at either party's option.

     Section 4.6. Other Recourse. Pledgor waives, to the fullest extent permitted by applicable law, any right to require Pledgee or Lenders to proceed against any other Person, exhaust any Collateral or other security for the Obligations, or to have any Other Liable Party joined with Pledgor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in Pledgee's power. Pledgor further waives, to the fullest extent permitted by applicable law, any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Obligations from time to time. Pledgor further waives, to the fullest extent permitted by applicable law, any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. Until all of the Obligations shall have been paid in full, Pledgor shall have no right to subrogation and Pledgor waives, to the fullest extent permitted by applicable law, the right to enforce any remedy which Pledgee or any Lender has or may hereafter have against any Other Liable Party, and waives, to the fullest extent permitted by applicable law, any benefit of and any right to participate in any other security whatsoever now or hereafter held by Pledgee. Pledgor authorizes Pledgee and each Lender, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder or on the Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Obligations, and exchange, enforce, waive and release any or all of such other property; (b) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Obligations or other security for the Obligations; (c) waive, enforce, modify, amend or supplement any of the provisions of any Obligation Document with any Person other than Pledgor; and (d) release or substitute any Other Liable Party.

     Section 4.7. Voting Rights, Dividends Etc. in Respect of Pledged Equity.

     (a) So long as no Default or Event of Default shall have occurred and be continuing, Pledgor may receive and retain any and all dividends, distributions or interest paid in respect of the Pledged Equity; provided, however, that any and all

          (i) dividends, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Equity,

          (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and

          (iii)cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Equity,

     shall be, and shall forthwith be delivered to Pledgee to hold as, Pledged Equity and shall, if received by Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Pledgee in the exact form received with any necessary endorsement or appropriate stock or transfer powers duly executed in blank, to be held by Pledgee as Collateral.

     (b) Upon the occurrence and during the continuance of a Default or an Event of Default:

          (i) all rights of Pledgor to receive and retain the dividends, distributions and interest payments which Pledgor would otherwise be authorized to receive and retain pursuant to subsection (a) of this Section
     4.7 shall automatically cease, and all such rights shall thereupon become vested in Pledgee which shall thereupon have the right to receive and hold as Pledged Equity such dividends, distributions and interest payments;

          (ii) without limiting the generality of the foregoing, Pledgee may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Equity (except voting rights) as if it were the absolute owner thereof, including the right to exchange, in its discretion, any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other adjustment of Pledgor or any Subsidiary, or upon the exercise by Pledgor or any Subsidiary of any right, privilege or option pertaining to any Pledged Equity, and, in connection therewith, to deposit and deliver any and all of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

          (iii)all dividends and interest payments which are received by Pledgor contrary to the provisions of subsection (b) (i) of this Section 4.7 shall be received in trust for the benefit of Pledgee, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Pledgee as Pledged Equity in the exact form received, to be held by Pledgee as Collateral.

     Anything herein to the contrary notwithstanding, Pledgee may not exercise any voting rights pertaining to the Pledged Equity, and Pledgor may at all times exercise any and all voting rights pertaining to the Pledged Equity or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Obligation Document; provided, however, upon the occurrence and during the continuance of a Default or an Event of Default, Pledgor will not exercise or refrain from exercising any such right, as the case may be, if Pledgee gives notice that, in Pledgee's judgment, such action would result in a Material Adverse Change with respect to the value of the Pledged Equity or the benefits to Pledgee of its security interest hereunder.

     Section 4.8. Private Sale of Pledged Equity. Pledgor recognizes that Pledgee may deem it impracticable to effect a public sale of all or any part of the Pledged Equity and that Pledgee may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Pledgee shall have no obligation to delay the sale of any such securities for the period of time necessary to permit Pledgor or any Subsidiary to register such securities (with no obligation of Pledgor or any Subsidiary to accomplish such registration) for public sale under the Securities Act of 1933, as amended (the "Securities Act").

                                    ARTICLE V

                                  Miscellaneous
                                  -------------

     Section 5.1. Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, addressed to the appropriate party as follows:

To Pledgor:               c/o Quest Resource Corporation
                          5901 N. Western, Suite 200
                          Oklahoma City, Oklahoma 73118
                          Attn: Jerry D. Cash
                          Fax No.: (405) 840-9894

To Pledgee:               Bank One, NA, as Collateral Agent
                          1717 Main Street, 4th Floor
                          Mail Code TX1-2448
                          Dallas, Texas 75201
                          Attn: J. Scott Fowler
                          Fax No.: (214) 290-2332

     or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address or in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three (3) days after deposit in the mail.

     Section 5.2. Amendments. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Pledgor and Pledgee, and no waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall be effective unless it is in writing and signed by Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

     Section 5.3. Preservation of Rights. No failure on the part of Pledgee or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Obligations. The rights and remedies of Pledgee and Lenders provided herein and in the other Obligation Documents are cumulative of and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Pledgee and Lenders under any Obligation Document against any party thereto are not conditional or contingent on any attempt by Pledgee or Lenders to exercise any of its or their rights under any other Obligation Document against such party or against any other Person.

     Section 5.4. Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 5.5. Survival of Agreements. All representations and warranties of Pledgor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Obligation Documents and the creation of the Obligations.

     Section 5.6. Other Liable Party. Neither this Agreement nor the exercise by Pledgee or the failure of Pledgee to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Obligation Document to which Pledgor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Other Liable Party.

     Section 5.7. Binding Effect and Assignment. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Pledgor and its successors and permitted assigns, and (b) shall inure, together with all rights and remedies of Pledgee hereunder, to the benefit of Pledgee and Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, Pledgee and Lenders may pledge, assign or otherwise transfer any or all of their respective rights under any or all of the Obligation Documents to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted herein or otherwise. None of the rights or duties of Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of Pledgee.

     Section 5.8. Termination. It is contemplated by the parties hereto that there may be times when no Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Obligations. Upon the satisfaction in full of the Obligations, upon the termination or expiration of each Credit Agreement and any other Commitment of Lenders to extend credit to Pledgor, and upon written request for the termination hereof delivered by Pledgor to Pledgee, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Pledgee will, upon Pledgor's request and at Pledgor's expense, (a) return to Pledgor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (b) execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

     Section 5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA.

     Section 5.10. Counterparts. This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.

     Section 5.11. Loan Paper. This Agreement is a "Loan Paper", and, except as expressly provided herein to the contrary, this Agreement is subject to all provisions of the Credit Agreements governing the Loan Papers.

     IN WITNESS WHEREOF, Pledgor has executed and delivered this Agreement, as of the date first above written.

                               ____________________, a _____________


                               By:
                                  ---------------------------------
                               Name:
                                    -------------------------------
                               Title:
                                     ------------------------------

     Each Subsidiary hereby acknowledges and consents to the pledge of the Collateral and hereby agrees to observe and perform each and every provision of this Agreement applicable to such Subsidiary.

                               ____________________, a _____________


                               By:
                                  ---------------------------------
                               Name:
                                    -------------------------------
                               Title:
                                     ------------------------------

                                   SCHEDULE 1
                                   ----------

                                   EXHIBIT F
                                   ---------

                              REQUEST FOR BORROWING
                              ---------------------

     Reference is made to that certain Credit Agreement dated as of December 22, 2003 (as from time to time amended, modified or supplemented, the "Agreement") by and among Quest Cherokee, LLC, --------- a Delaware limited liability company ("Borrower"), Bank One, NA, -------- with its main office in Chicago, Illinois, as Administrative Agent, and certain Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Borrower hereby requests a Borrowing in the amount of $_____________ to be advanced on ________________________, _______.

     Borrower requests that the Borrowing to be made hereunder shall be [a Base Rate Borrowing] [a Eurodollar Borrowing], shall be in the aggregate amount set forth below, and shall have the Interest Period(s) set forth below:

      Type of Borrowing      Aggregate Amount      Interest Period

      _________________      _________________     ________________

      _________________      _________________     ________________

      _________________      _________________     ________________


     Borrower and the Authorized Officer of Borrower signing this instrument hereby certify that:

          (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto.

          (b) The representations and warranties of Borrower and each other Credit Party set forth in the Agreement and the Loan Papers delivered to Administrative Agent and Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates. No Material Adverse Change has occurred with respect to any Credit Party since the date of the last financial reports delivered to Banks pursuant to Section 8.1 of the Agreement.

           (c) There does not exist on the date hereof, any condition or event which constitutes a Default or Event of Default, nor will any such Default or Event of Default exist upon Borrower's receipt and application of the proceeds requested hereby. Borrower will use the proceeds hereby requested in compliance with the applicable provisions of the Agreement.

          (d) After giving effect to the Borrowing requested hereby, the Outstanding Credit will not be in excess of the Borrowing Base.

          IN WITNESS WHEREOF, this Request for Borrowing is executed as of _____________, _____.

                                    QUEST CHEROKEE, LLC, a Delaware
                                    limited liability company


                                    By:
                                          -----------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------

                                   EXHIBIT G
                                   ---------

                          REQUEST FOR LETTER OF CREDIT
                          ----------------------------

     Reference is made to that certain Credit Agreement dated as of December 22, 2003 (as from time to time amended, modified or supplemented, the "Agreement"), by and among Quest Cherokee, LLC, a Delaware limited liability company ("Borrower"), Bank One, NA, with its main office in Chicago, Illinois, as Administrative Agent, and certain Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

     Pursuant to the terms of the Agreement, Borrower hereby requests Bank One, NA, as Administrative Agent ("Issuer"), to issue a Letter of Credit for the account of Borrower as follows:

           Type of Commitment:
           ------------------
           Requested  Amount            $________________________
           Requested Date of Issuance    ________________________
           Requested  Expiration Date    ________________________
           Summary of Terms
           (provide a brief description
           of conditions under which the
           drafts under such Letter of
           Credit are to be available)   ________________________
           Beneficiary (Name/Address)    ________________________


     Such Letter of Credit is more particularly described in the Letter of Credit Application and Agreement of Issuer which is attached hereto.

     Borrower and the Authorized Officer of Borrower signing this instrument hereby certify that:

          (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto.

          (b) The representations and warranties of Borrower and each Credit Party set forth in the Agreement and the other Loan Papers delivered to Administrative Agent and Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof, or if such representations and warranties are expressly limited to particular dates, as of such particular dates. No Material Adverse Change has occurred with respect to a Credit Party since the date of the last financial reports delivered to Banks pursuant to Section 8.1 of the Agreement.

          (c) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default, nor will any such Default or Event of Default exist upon the issuance of the Letter of Credit requested hereby. Borrower will use the Letter of Credit solely for purposes permitted by the Agreement.

           (d) After the issuance of the Letter of Credit requested hereby, the Outstanding Credit will not be in excess of the Borrowing Base.

     IN WITNESS WHEREOF, this Request for Letter of Credit is executed as of ________________, ___.

                                    QUEST    CHEROKEE,    LLC,    a
                                    Delaware   limited    liability
                                    company


                                    By:
                                          -------------------------
                                    Name:
                                          -------------------------
                                    Title:
                                          -------------------------

                                   EXHIBIT H

                      NOTICE OF CONTINUATION OR CONVERSION

      Reference is made to that certain Credit Agreement dated as of December 22, 2003 (as from time to time amended, modified or supplemented, the "Agreement"), by and among Quest Cherokee, LLC, a Delaware limited liability company ("Borrower"), Bank One, NA, with its main office in Chicago, Illinois, as Administrative Agent, and certain Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

      |_| Reference is hereby made to the existing Eurodollar Loan outstanding under the Agreement in the amount of $________ which is subject to an Interest Period expiring on _________________, ____. Borrower hereby requests that on the expiration of such Interest Period the portion of the principal of such Eurodollar Loan which is subject to such Interest Period be made the subject of |_| a Base Rate Loan or |_| a Eurodollar Loan having an Interest Period of ____________ (___) months.

      |_| Borrower hereby requests that on _______________, ____, a portion of the principal of the Base Rate Loan in the amount of $_________ be made the subject of a Eurodollar Loan having an Interest Period of ____________ (___) months.

      Borrower and the Authorized Officer of Borrower signing this instrument hereby certify that:

           (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto;

           (b) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default; and

           (c) The representations and warranties of Borrower and each Credit Party set forth in the Agreement and the Loan Papers delivered to Administrative Agent and each Bank are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates.

     IN WITNESS WHEREOF, this Notice of Continuation or Conversion is executed as of ________, ____.

                                    QUEST    CHEROKEE,    LLC,    a
                                    Delaware   limited    liability
                                    company

                                    By:
                                          -------------------------
                                    Name:
                                          -------------------------
                                    Title:
                                          -------------------------

                                   EXHIBIT I

                        CERTIFICATE OF FINANCIAL OFFICER

      The undersigned, the financial officer of Quest Cherokee, LLC, a Delaware limited liability company ("Borrower"), hereby (a) delivers this Certificate pursuant to Section 8.1(c) of that certain Credit Agreement (as amended, modified or supplemented from time to time, the "Credit Agreement") dated as of December 22, 2003, by and among Borrower, Bank One, NA, as Administrative Agent, and the financial institutions listed on Schedule 1.1-A thereto, as Banks ("Banks"), and (b) certifies to Banks, with the knowledge and intent that Banks may, without any independent investigation, rely fully on the matters herein in connection with the Credit Agreement, as follows:

      1. Attached hereto as Schedule I are the financial statements of Borrower as of and for the Fiscal |_|Year |_|Quarter (check one) ended ____________,
____.

      2. Such financial statements are true and correct, have been prepared on a consistent basis in accordance with GAAP (except as otherwise noted therein) and fairly present in all material respects the financial condition of Borrower as of the date indicated therein and the results of operations for the respective periods indicated therein.

      3. Attached hereto as Schedule II are detailed calculations used by Borrower to establish that Borrower was in compliance with the requirements of
Article X of the Credit Agreement on the date of the financial statements attached as Schedule I hereto.

      4. Unless otherwise disclosed on Schedule III attached hereto and incorporated herein by reference for all purposes, to the knowledge of the undersigned, neither a Default nor an Event of Default has occurred which is in existence on the date hereof; provided, that, for any Default or Event of Default disclosed on Schedule III attached hereto, Borrower is taking or proposes to take the action to cure such Default or Event of Default set forth on Schedule III.

      5. On the date hereof (a) (check one) |_| there is no Material Gas Imbalance or |_| the amount of the net gas imbalances under Gas Balancing Agreements to which Borrower is a party or by which any Mineral Interests owned by Borrower or any of its Subsidiaries is bound is ____________________, and (b) the aggregate amount of all Advance Payments received under Advance Payment Contracts to which any Credit Party is a party or by which any Mineral Interests owned by Borrower or any other Credit Party is bound which have not been satisfied by delivery of production, if any, is _______________________________.

      6. Attached hereto as Schedule IV is a summary of the Hedge Transactions to which Borrower or any other Credit Party is a party on the date hereof [, together with a copy of each Hedge Agreement evidencing such Hedge Transactions]. [Borrower has previously delivered to Administrative Agent a true and correct copy of each Hedge Agreement evidencing such Hedge Transactions, and such Hedge Agreements have not been amended or modified in any respect and represent the valid, binding and enforceable obligations of Borrower and/or any other Credit Party a party thereto.]

      7. Unless otherwise described on Schedule V attached hereto and incorporated herein by reference for all purposes, the representations and warranties of Borrower and each other Credit Party set forth in the Credit Agreement and the other Loan Papers are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof, or if such representations and warranties are expressly limited to particular dates, as of such particular dates.

      Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given such terms in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Financial Officer as of ___________, ____.

                                    QUEST    CHEROKEE,    LLC,    a
                                    Delaware   limited    liability
                                    company


                                    By:
                                          -------------------------
                                    Name:
                                          -------------------------
                                    Title:
                                          -------------------------

                                   Schedule I

                              Financial Statements

                                (to be attached)

                                   Schedule II

                             Compliance Calculations

                                (to be attached)

                                  Schedule III

                            Defaults/Remedial Action

                                (to be attached)

                                   Schedule IV

                 Summary of Hedge Transactions/Hedge Agreements

                                (to be attached)

                                   Schedule V

                Qualifications to Representations and Warranties

                                (to be attached)

                                   EXHIBIT J

                       CERTIFICATE OF OWNERSHIP INTERESTS

      This Certificate of Ownership Interests (this "Certificate") is executed and delivered pursuant to that certain Credit Agreement dated as of December 22, 2003 (the "Agreement"), by and among Quest Cherokee, LLC, a Delaware limited liability company ("Borrower"), Bank One, NA, with its main office in Chicago, Illinois, as Administrative Agent, and certain Banks as named and defined therein. Unless otherwise defined herein, all capitalized terms shall have the meanings given such terms in the Agreement.

      In order to induce Banks to extend credit to Borrower under the Agreement, Borrower hereby represents and warrants to Administrative Agent and each Bank that (a) attached hereto as Exhibit A is a complete and accurate description of the Contributed Properties and all other Borrowing Base Properties described in the Existing Reserve Report as of the date hereof, (b) attached hereto as Exhibit B is a complete and accurate description of the Devon Properties and all other Borrowing Base Properties described in the Devon Reserve Report, (c) with the exception of Immaterial Title Deficiencies and Permitted Encumbrances, Borrower has good and defensible title to all Initial Borrowing Base Properties (all Borrowing Base Properties referred to in the preceding clauses (a) and (b) are hereinafter referred to collectively as the "Initial Borrowing Base Properties"), (d) with the exception of Immaterial Title Deficiencies, Borrower's share of (i) the costs for each of the Initial Borrowing Base Properties is not greater than the decimal fraction set forth in the Existing Reserve Report or Devon Reserve Report (as applicable), before and after payout, as the case may be, and described therein by the respective designations "working interests," "WI," "gross working interest," "GWI," or similar terms (except in such cases where there is a corresponding increase in the net revenue interest), and (ii) production from, allocated to, or attributed to each of such Initial Borrowing Base Properties is not less than the decimal fraction set forth in the Existing Reserve Report or Devon Reserve Report (as applicable), before and after payout, as the case may be, and described therein by the designations "net revenue interest," "NRI," or similar terms, and (e) each well drilled in respect of each of the Initial Borrowing Base Properties described in the Existing Reserve Report or Devon Reserve Report (as applicable) (A) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities, and Borrower is receiving payments for its share of such production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (B) has been drilled, bottomed, completed and operated in compliance with all applicable Laws and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production.

      Borrower acknowledges and agrees that each Bank is relying on this Certificate and the representations and warranties herein contained in extending credit under the Agreement, and but for Borrower's execution and delivery of this Certificate, Banks would not extend credit under the Agreement.

      This Certificate of Ownership Interests is executed as of the 22nd day of December, 2003.

                                    QUEST    CHEROKEE,    LLC,    a
                                    Delaware   limited    liability
                                    company


                                    By:
                                          ----------------------------
                                    Name:
                                          ----------------------------
                                    Title:
                                          ----------------------------

                                    EXHIBIT A

                                    EXHIBIT B

                                   EXHIBIT K

                            ASSIGNMENT AND ACCEPTANCE

      Reference is made to that certain Credit Agreement dated as of December 22, 2003 (as amended, modified or supplemented, the "Credit Agreement") among Quest Cherokee, LLC, a Delaware limited liability company ("Borrower"), Bank One, NA, with its main office in Chicago, Illinois, as Administrative Agent ("Administrative Agent"), and the financial institutions listed on Schedule 1.1-A thereto, as Banks ("Banks"). Terms defined in the Credit Agreement are used herein with the same meaning.

      The "Assignor" and the "Assignee" referred to on Schedule 1 hereof agree as follows:

      1. Assignor hereby sells and assigns to Assignee, without recourse and without representation or warranty except as expressly set forth herein, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Agreement and the other Loan Papers as of the date hereof equal to the percentage interest specified on
Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Papers. After giving effect to such sale and assignment, Assignee's Commitment, Assignee's Commitment Percentage and the principal amount of the Revolving Loan owing to Assignee will be as set forth on Schedule 1.

      2. Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Papers or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Papers or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Loan Papers or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by Assignor and requests that Administrative Agent exchange such Note for new Notes payable to the order of Assignee in an amount equal to the Commitment assumed by Assignee pursuant hereto and to Assignor in an amount equal to the Commitment retained by Assignor, if any, as specified on Schedule 1.

      3. Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is eligible to receive the assignments referred to herein under Section 14.10(c) of the Credit Agreement; (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to each such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank.

      4. Following the execution of this Assignment and Acceptance, it will be delivered to Administrative Agent for acceptance and recording by Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by Administrative Agent, unless otherwise specified on Schedule 1.

      5. Upon such acceptance and recording by Administrative Agent, as of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      6. Upon such acceptance and recording by Administrative Agent, from and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas.

      8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

      IN WITNESS WHEREOF, Assignor and Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1

                                       to

                            ASSIGNMENT AND ACCEPTANCE

Percentage interest assigned:                           ________%

Assignee's Commitment:                                  $_______

Assignee's Commitment Percentage:                       _______%

Aggregate outstanding principal amount
 of Revolving Loan assigned:                            $_______

Principal amount of Note payable to Assignee:           $_______

Principal amount of Note payable to Assignor:           $_______

        Effective Date (if other than date
               of acceptance by Administrative Agent):  *_______, ________

                                  [NAME OF ASSIGNOR], as Assignor


                                  By:__________________________
                                     Title:____________________

                                  Dated: ______________, ______

                                  [NAME OF ASSIGNEE], as Assignee


                                  By:__________________________
                                     Title:____________________

                                  Domestic Lending Office:

                                  Eurodollar Lending Office:

* This date should be no earlier than five Domestic Business Days after the delivery of this Assignment and Acceptance to Administrative Agent unless an earlier date is agreed to by Assignor, Assignee, Administrative Agent and Borrower.

Accepted and Approved
this ___ day of ___________, _____



BANK ONE, NA, as Administrative Agent



By:___________________________
Name:_________________________
Title:________________________



Approved this ____ day
of ____________, ______



QUEST CHEROKEE, LLC,
a Delaware limited liability company


By:_________________________
Name:_______________________
Title:______________________

                                   EXHIBIT L

                          CERTIFICATE OF EFFECTIVENESS

      This Certificate of Effectiveness (this "Certificate") is executed the 22nd day of December, 2003, by and between Quest Cherokee, LLC, a Delaware limited liability company ("Borrower"), and Bank One, NA, with its main office in Chicago, Illinois, as Administrative Agent ("Administrative Agent") for the Banks under and as defined in that certain Credit Agreement (the "Agreement") dated as of December 22, 2003 by and among Borrower, Administrative Agent and the Banks named therein. This Certificate is executed pursuant to Section 6.1 of the Agreement and is the "Certificate of Effectiveness" therein referenced. Unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Agreement. Borrower and Administrative Agent on behalf of itself and the Banks hereby acknowledge and agree as follows:

      1. Borrower has satisfied each condition precedent to the effectiveness of the Agreement contained in Section 6.1 of the Agreement.

      2. The Agreement is effective as of the date hereof.



                               BANK  ONE,  NA,  as   Administrative
                               Agent for the Banks


                               By:/s/ J. Scott Fowler
                                  ----------------------------------
                                  J. Scott Fowler,
                                  Director, Capital Markets

                               QUEST  CHEROKEE,   LLC,  a  Delaware
                               limited liability company


                               By:    /s/ Jerry Cash
                                      ------------------------------
                               Name:  Jerry D. Cash
                                      ------------------------------
                               Title: Manager
                                      ------------------------------

                                   EXHIBIT M

                                SUBORDINATE NOTE

                              [Form to be provided]